UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

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Soliciting Material under § 240.14a-12

FTS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:
Class A common stock, par value $0.01 per share
Class B common stock, par value $0.01 per share

(2)
Aggregate number of securities to which transaction applies:
14,134,511 shares of common stock, which consists of: (a) 13,822,205 shares of Class A common stock issued and outstanding as of December 17, 2021, (b) 312,306 shares of Class B common stock outstanding as of December 17, 2021, (c) 236,302 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding as of December 17, 2021 and (d) 501,698 shares of Class A common stock subject to issuance upon vesting of restricted stock units.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000927 by the underlying value of the transaction of $391,084,770.82, which has been calculated as the sum of: (a) (i) 14,134,511 issued and outstanding shares of common stock as of December 17, 2021 multiplied by (ii) the merger consideration of $26.52 per share; plus (b) (i) 236,302 shares of Class A common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of December 17, 2021 multiplied by (ii) $12.41 per share (the difference between $26.52 per share and the exercise price of such options of $14.11 per share); plus (c) (i) 501,698 shares of Class A common stock subject to issuance upon vesting of restricted stock units as of December 17, 2021 multiplied by (ii) the merger consideration of $26.52 per share.

(4)
Proposed maximum aggregate value of transaction:
$391,084,770.82

(5)
Total fee paid:
$36,253.56

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

$36,076.73
(2)
Form, Schedule or Registration Statement No.:

Preliminary Proxy Statement on Schedule 14A
(3)
Filing Party:

FTS International, Inc.
(4)
Date Filed:

November 19, 2021

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED AS OF DECEMBER 22, 2021
FTS INTERNATIONAL, INC.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
           [ ]
Dear Stockholder:
On October 21, 2021, FTS International, Inc. (“FTSI” or the “Company”) entered into a definitive Merger Agreement (the “Merger Agreement”) with ProFrac Holdings, LLC (“Parent”) and ProFrac Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).
If the Merger is completed, FTSI stockholders will have the right to receive $26.52 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”) and each share of Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Shares”) (other than Shares held by the Company as treasury stock or by any subsidiary of the Company and Shares held by Parent or Merger Sub), that they own immediately prior to the effective time of the Merger unless they have properly demanded appraisal rights for such Shares in accordance with Delaware law. The purchase price represents approximately a 14% premium over the Company’s 60-day volume-weighted average closing share price through October 21, 2021. The closing share price of the Class A Common Stock on the NYSE American on October 20, 2021, the last trading day prior to entry into the Merger Agreement, was $27.09 per share.
We will hold a virtual special meeting of our stockholders in connection with the proposed Merger on [ ] at [ ], Central Time (the “special meeting”) (unless the special meeting is adjourned or postponed). The special meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. You will be able to attend the special meeting as well as vote during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM and entering the 16-digit control number that is printed on your proxy card. You may submit your questions in advance of the meeting at www.proxyvote.com after logging in with your control number. Please note you will not be able to attend the special meeting in person. We have chosen to hold a virtual meeting rather than an in-person meeting given the current public health implications of COVID-19 (novel coronavirus).
At the special meeting (or any adjournment or postponement thereof), stockholders of the Company will be asked to vote on the proposal to approve and adopt the Merger Agreement, as it may be amended from time to time. Under Delaware law, stockholders holding at least a majority of the Shares outstanding at the close of business on [ ], the record date for the special meeting, must vote “FOR” the Merger proposal to approve and adopt the Merger Agreement. A failure to vote your Shares or an abstention from voting will have the same effect as a vote against the Merger proposal. The Company’s obligation to close the Merger is also conditioned upon approval by a majority of the outstanding Shares other than Shares held by Parent and its affiliates.
We cannot complete the Merger unless FTSI stockholders holding at least a majority of the outstanding Shares approve and adopt the Merger Agreement and, unless the Company waives such condition, a majority of the outstanding Shares other than Shares held by Parent and its affiliates approve and adopt the Merger Agreement. Your vote is very important, regardless of the number of Shares you own. Whether or not you are able to attend the special meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your Shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).
After careful consideration, the FTSI board of directors has unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of FTSI stockholders and has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby. The FTSI board of directors recommends that FTSI stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement.
In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger. The FTSI board of directors recommends that FTSI stockholders vote “FOR” the named executive officer Merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the votes cast at the special meeting, if a quorum is present, or a majority in voting interest of the stockholders present via the virtual meeting website or represented by proxy, if a quorum is not present. The FTSI board of directors recommends that FTSI stockholders vote “FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
The obligations of FTSI and Parent to complete the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about FTSI, the special meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc. our proxy solicitor (“MacKenzie Partners”), by calling toll-free at (800) 322-2885 or (212) 929-5500.
Thank you for your consideration of this matter and your continued confidence in FTSI.
Sincerely,
Jared Vitemb
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated [ ] and, together with the enclosed form of proxy, is first being mailed to FTSI stockholders on or about [ ].

FTS INTERNATIONAL, INC.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	[ ] at [ ], Central Time.
PLACE	The special meeting of stockholders of FTSI will be exclusively online via live webcast (the “special meeting”) and can be accessed by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM (the “virtual meeting website”), where you will be able to attend the special meeting and vote during the special meeting. You may submit your questions in advance of the meeting at www.proxyvote.com after logging in with your control number. There will not be a physical meeting location.
ITEMS OF BUSINESS	Consider and vote on:

•
A proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 2021, by and among FTS International, Inc. (“FTSI”), ProFrac Holdings, LLC (“Parent”) and ProFrac Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “Merger Agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into FTSI, with FTSI surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”);

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger discussed under the section entitled “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

RECORD DATE	Stockholders of record at the close of business on [ ] are entitled to notice of and may vote at the special meeting.
At least one day before the special meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, will be prepared by the Secretary at FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, or the transfer agent in charge of the stock ledger of FTSI. Such list will be open for examination by any FTSI stockholder at such address at the time of the meeting.
VOTING BY PROXY	The FTSI board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the special meeting via the virtual meeting website, your proxy prior to the special meeting will be revoked.
RECOMMENDATIONS	The FTSI board of directors recommends that you vote:
• “FOR” the proposal to approve and adopt the Merger Agreement;

•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger; and

•
“FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

APPRAISAL RIGHTS	Under the Delaware General Corporation Law (the “DGCL”), any record holder of FTSI common stock who does not vote in favor of the Merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, all (but not less than all) of its shares of FTSI common stock if the Merger is completed.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.
Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Secretary written notice of revocation, (ii) returning a later-dated proxy or (iii) attending the special meeting and voting via the virtual meeting website.
Please note that we intend to limit attendance at the special meeting to stockholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the special meeting.
The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of FTSI common stock, please contact FTSI’s proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Toll-Free: (800) 322-2885
E-mail: proxy@mackenziepartners.com
By Order of the Board of Directors of
FTS International, Inc.
Jared Vitemb
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
Fort Worth, Texas
[ ]

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
FTS INTERNATIONAL, INC.
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

i

ii

iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on FTSI included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 104 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “FTSI,” “we,” “us” or “our” in this proxy statement refer to FTS International, Inc., a Delaware corporation; all references to “Parent” refer to ProFrac Holdings, LLC, a Texas limited liability company; all references to “Merger Sub” refer to ProFrac Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Parent formed for the sole purpose of effecting the Merger; all references to “Class A Common Stock” refer to the Class A common stock, par value $0.01 per share, of FTSI; all references to “Class B Common Stock” refer to the Class B common stock, par value $0.01 per share, of FTSI; all references to “Shares” refer to the Class A Common Stock and the Class B Common Stock, collectively; all references to the “FTSI board” or “FTSI board of directors” refer to the board of directors of FTSI; all references to the “Merger” refer to the Merger of Merger Sub with and into FTSI with FTSI surviving as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of October 21, 2021, as may be amended from time to time, by and among FTSI, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement. FTSI, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

THE COMPANIES
FTS International, Inc. (see page 28)
FTSI is one of the largest providers of hydraulic fracturing services in North America. We had 1.3 million total hydraulic horsepower across 25 fleets as of September 30, 2021. We averaged 13 active fleets in the third quarter of 2021. Our customers include leading oil and natural gas E&P companies in North America. We operate in some of the most active oil and gas basins in the United States.
We provide the equipment, personnel, expertise, and certain materials needed to stimulate our customers’ wells safely, effectively, and efficiently. In addition, we manufacture many of the components used by our fleets, including fabrication of pumps and certain consumables used in pumps, such as fluid-ends. We also perform substantially all the maintenance, repair, and refurbishment of our fleets, including the rebuilding of engines and transmissions. We believe the cost to manufacture components and refurbish fleets is significantly less than the cost of utilizing third-party suppliers. In addition, we believe our in-house manufacturing capabilities allow us to reactivate equipment quicker and at a lower cost than utilizing third-party suppliers.
We have a uniform fleet of high-horsepower hydraulic fracturing equipment, designed for completions work in areas requiring high levels of pressure, flow rate and sand intensity. We designed and assembled all of our existing fleets using internal resources. The standardized, “plug and play” nature of our fleet provides us with several advantages, including reduced repair and maintenance costs, reduced inventory costs, reduced training, the ability to redeploy equipment among operating basins and reduced complexity in our operations, which improves our safety and operational performance.
FTSI’s principal executive office is located at 777 Main Street, Suite 2900, Fort Worth, Texas, 76102. FTSI’s telephone number is (817) 862-2000. FTSI’s internet website address is www.ftsi.com. The information provided on the FTSI website is not a part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
The Class A Common Stock trades on the NYSE American under the ticker symbol “FTSI.” There is not an established public trading market for the Class B Common Stock.
Parent (see page 28)
Parent, together with its consolidated subsidiaries (“ProFrac”), is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. ProFrac believes the technical and operational capabilities of its fleets ideally position ProFrac to capture increased demand resulting from the market recovery and its customers’ shifting preferences favoring the sustainable development of natural resources.
ProFrac’s operations are primarily focused in the Appalachian, East Texas/Louisiana and Permian Basins, where it has cultivated deep and longstanding customer relationships with some of those regions’ most active E&P companies. ProFrac operates in three business segments: stimulation services, manufacturing and proppant production. ProFrac believes it is the largest private provider of hydraulic fracturing services in North America by hydraulic horsepower (“HHP”), with an aggregate installed capacity of over 1.0 million HHP across 20 conventional fleets, of which, as of September 30, 2021, 16 were active, reflecting an aggregate installed capacity of approximately 840,000 HHP across its active fleets, one is able to be deployed with no to minimal required capital expenditures and the remainder were able to be deployed with an average of $2.0 million in required capital expenditures per fleet.
ProFrac has a proven capability to manufacture up to 55,000 HHP per month (including electric fleets) and perform substantially all of the maintenance, repair and servicing of its hydraulic fracturing fleets in-house.

Parent’s principal executive office is located at 333 Shops Boulevard, Willow Park, Texas, 76087. Parent’s telephone number is (254) 776-3722. Parent’s internet website address is www.profrac.com. The information provided on the Parent website is not a part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub (see page 29)
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub exists for the sole purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby. Immediately following the consummation of the Merger, Merger Sub will cease to exist and FTSI will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.

THE MERGER
A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 62 of this proxy statement.
Effects of the Merger (see page 36)
If the Merger is completed, then, at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into FTSI in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and FTSI will survive the Merger as a wholly owned subsidiary of Parent.
Upon consummation of the Merger, each Share (other than Shares held by the Company as treasury stock or by any subsidiary of the Company and Shares held by Parent or Merger Sub) issued and outstanding immediately prior to the Effective Time (other than dissenting Shares) will be converted into the right to receive the per share Merger Consideration described below.
As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, FTSI will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the Merger, the Surviving Corporation will terminate the registration of FTSI’s Shares on the NYSE American and FTSI will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Merger Consideration (see page 63)
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, FTSI stockholders will have the right to receive $26.52 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes, in exchange for each Share that they own immediately prior to the Effective Time.
Treatment of FTSI Equity Awards (see page 64)
The Merger Agreement provides that, at or immediately prior to the Effective Time, the outstanding equity awards of FTSI will be treated as follows:
Each option (or portion thereof) to acquire Shares (each, a “Company Stock Option”) that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash to be paid promptly following the Effective Time and in no event more than five days following the Effective Time, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.
Each time-based restricted stock unit of the Company (each, a “Company RSU”) that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive, at or no more than five days after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.
Each performance-based restricted stock unit of the Company (each, a “Company PRSU”) that is outstanding and unvested immediately prior to the Effective Time, will be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) will be canceled and converted into the right to receive, at or promptly after the Effective Time, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company PRSU that are deemed vested in accordance with the foregoing based on actual performance achieved as of the Effective Time with respect to applicable performance-based vesting conditions.
Recommendation of the FTSI Board of Directors (see page 47)
After careful consideration, the FTSI board of directors unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Certain factors considered by the FTSI board of directors in reaching its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Merger (Proposal 1) — FTSI’s Reasons for the Merger” beginning on page 44 of this proxy statement.
The FTSI board of directors recommends that FTSI stockholders vote:
•
“FOR” the proposal to approve and adopt the Merger Agreement;

•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger; and

•
“FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Opinion of FTSI’s Financial Advisor (see page 47)
At the meeting of the FTSI board of directors on October 21, 2021, Ducera Securities LLC (“Ducera”) delivered its oral opinion to the FTSI board of directors, which was subsequently confirmed in writing, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions described in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI).
The full text of the written opinion of Ducera, dated as of October 21, 2021, is attached as Annex B to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications, conditions and limitations on the scope of the review undertaken by Ducera in rendering its opinion. Ducera’s opinion is directed to the FTSI board of directors and addresses only the fairness, from a financial point of view, of the Merger Consideration to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI). It does not constitute a recommendation to the FTSI board of directors or to any other persons in respect of the Merger, including as to how any holder of Shares should vote or act in respect of the Merger or any matter relating thereto.
For a further discussion of Ducera’s opinion, see the section entitled “The Merger — Opinion of FTSI’s Financial Advisor” and Annex B.
Financing of the Merger (see page 59)
THRC Holdings, LP, an affiliate of Parent (“THRC”), has delivered an equity financing letter to FTSI, pursuant to which, upon the terms and subject to the conditions set forth therein, THRC has committed to provide the necessary equity financing (up to a maximum of $400 million) to Parent to fund the transactions contemplated by the Merger Agreement. The transaction is not subject to a financing condition.
For additional information, see the section entitled “The Merger (Proposal 1) — Financing of the Merger” beginning on page 59 of this proxy statement.
Material U.S. Federal Income Tax Consequences of the Merger (see page 60)
The exchange of Shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, if you are a “U.S.

holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement), you will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the cash you are entitled to receive in the Merger and (ii) your adjusted tax basis in the Shares exchanged therefor. If you are a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement), your exchange of Shares for cash pursuant to the Merger generally will not result in U.S. federal income tax to you unless you have certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger, regardless of whether you are a U.S. holder or a non-U.S. holder, unless you provide a valid taxpayer identification number and comply with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement and consult your tax adviser regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as any tax consequences to you arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Clearances and Approvals Required for the Merger (see page 59)
The completion of the Merger is conditioned on, among other things, any applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) having expired or been terminated.
Under the terms of the Merger Agreement, Parent is required to, and is required to cause each of its subsidiaries to, take any and all steps necessary to avoid or eliminate as soon as possible each and every impediment under the HSR Act or any other applicable law so as to enable the parties to expeditiously consummate the transactions contemplated by the Merger Agreement, including the Merger, and is required to, and is required to cause each of its subsidiaries to, (i) contest or resist (including through any applicable appeals process) any action which may be instituted by any governmental authority challenging any of the transactions contemplated by the Merger Agreement, (ii) seek to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order relating to any applicable law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any of the transactions contemplated by the Merger Agreement, (iii) propose, negotiate, commit to, or agree to effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of any assets or business of FTSI or its subsidiaries that is required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority, and (iv) otherwise take or commit to take actions that after the closing of the Merger (the “Closing”) would limit the freedom of FTSI and its subsidiaries after the Closing, with respect to, or their ability to retain, one or more businesses, product lines, or assets to the extent required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority; provided that Parent and its affiliates are not obligated to take any actions with respect to the assets or businesses of any person other than FTSI and its subsidiaries.
On November 4, 2021, both FTSI and Parent filed notification of the proposed Merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time on Monday, December 6, 2021.
See the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” beginning on page 74 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the Merger.
Expected Timing of the Merger (see page 62)
We expect to complete the Merger in the first quarter of 2022. The Merger is subject to various conditions, however, and it is possible that factors outside the control of FTSI or Parent could result in the Merger being completed at a later time or not at all. There may be a substantial amount of time between the special meeting and the completion of the Merger. We expect to complete the Merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.
See the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 80 of this proxy statement.
Conditions to Completion of the Merger (see page 80)
As more fully described in this proxy statement and in the Merger Agreement, each party’s obligation to consummate the Merger depends on a number of conditions being satisfied, including:
•
No injunction or other order or decree issued by a court of competent jurisdiction in the United States that (i) prohibits or make illegal consummation of the Merger or (ii) enjoins FTSI, Parent or Merger Sub from consummating the Merger being in effect;

•
No applicable law having been enacted or promulgated after the date of the Merger Agreement by a governmental authority (other than any such applicable laws relating to antitrust or competition laws) the effect of which is to make illegal or otherwise prohibit the consummation of the Merger;

•
Any applicable waiting period (and any extensions thereof) under the HSR Act expiring or being terminated;

•
The adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the affirmative vote of holders of a majority of the outstanding Shares in accordance with applicable law and the certificate of incorporation of FTSI (the “Company Charter”);

•
The other party having complied with or performed in all material respects each of the covenants and obligations in the Merger Agreement that such party is required to comply with or perform at or prior to the Closing;

•
Subject to certain qualifications, the accuracy of representations and warranties made by the other party in the Merger Agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties);

•
In the case of Parent and Merger Sub, FTSI having caused that certain Rights Agreement, dated as of November 19, 2020, between FTSI and American Stock Transfer & Trust Company, LLC, as rights agent, as amended from time to time (the “Rights Agreement”), to the extent still in force and effect, to be terminated effective immediately prior to the Effective Time, with no continuing liability or obligation of the Company or any of its subsidiaries or controlled affiliates to any other person, except for any indemnification obligations of the Company, or any other obligations to the Rights Agent (as defined in the Rights Agreement) thereunder, under the terms of the Rights Agreement;

•
In the case of FTSI, the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, having been approved by the holders of the majority of the then outstanding Shares other than Shares held by Parent and its affiliates; and

•
In the case of Parent and Merger Sub, there having not occurred a Company Material Adverse Effect since the date of the Merger Agreement as described in the section entitled “The Merger Agreement — Definition of ‘Company Material Adverse Effect’” on FTSI.

Go-Shop Period (see page 70)
During the period beginning on the date of the Merger Agreement and ending at 11:59 p.m. (New York City time) on December 5, 2021 (such period, the “Go-Shop Period” and, such date, the “Go-Shop Period End Date”), FTSI and its representatives and subsidiaries were permitted to, directly or indirectly:
•
Solicit, initiate, propose, encourage and facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an “Acquisition Proposal” (as described in the section entitled “The Merger Agreement — Go-Shop Period”); and

•
Engage in discussions and negotiations with, and furnish non-public information relating to FTSI and its subsidiaries and afford access to the personnel, business, properties, assets, information, work papers and books and records of FTSI and its subsidiaries to any third party in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal, subject to certain obligations of FTSI under the Merger Agreement.
Notwithstanding the permitted activities above, FTSI was not permitted to, and was required to not permit its subsidiaries to, reimburse or agree to reimburse the expenses of any third party (other than representatives of FTSI) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal.
On the Go-Shop Period End Date, FTSI was required to, and was required to cause each of its representatives and subsidiaries to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party (other than any third party from which FTSI received a definitive written Acquisition Proposal during the Go-Shop Period that remained pending as of, and was not withdrawn on or prior to the Go-Shop Period End Date and that the FTSI board of directors reasonably determined in good faith on or prior to the Go-Shop End Date after consultation with FTSI’s financial and legal advisors, constituted or was reasonably likely to result in a superior proposal (any such party, an “Excluded Party”)) relating to any Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal.
Additionally, following the determination by the FTSI board of directors that a third party was an Excluded Party, FTSI was required to deliver written notice to Parent no later than the earlier of (i) three business days after such determination and (ii) the Go-Shop Period End Date, which set forth the identity of each Excluded Party and a reasonably detailed summary of the material terms and conditions of the pending Acquisition Proposal to be made by such Excluded Party.
The Go-Shop Period ended on the Go-Shop Period End Date. During the Go-Shop Period, FTSI and its financial advisor, Ducera, reached out to nine potential strategic counterparties and 37 potential financial counterparties, and did not receive any alternative acquisition proposals. In connection with such outreach, FTSI entered into confidentiality agreements with two potential strategic counterparties, each of which subsequently withdrew from consideration. As of the Go-Shop Period End Date, FTSI was not involved in active discussions with any counterparty with respect to an alternative acquisition proposal.
Restrictions on Solicitation of Acquisition Proposals (see page 71)
From and after the Go-Shop Period End Date until the earlier of receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement in accordance with its terms, except as set forth below, FTSI and its subsidiaries will not, and will not authorize any of its and their officers, directors, employees, investment bankers, attorneys, lenders, underwriters, accountants, consultants or other agents, advisors or other representatives to, directly or indirectly:
•
Solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”);

•
Enter into, engage in or participate in any discussions or negotiations with, furnish any information relating to FTSI or any of its subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to FTSI or any of its subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly facilitate or knowingly encourage any effort by any third party that, to FTSI’s knowledge, is seeking to make, or has made, an Acquisition Proposal (other than to state that the terms of the Merger Agreement prohibit such discussion) (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”);

•
Make an adverse recommendation change (as described in the section entitled “The Merger Agreement — Restrictions on Solicitation of Acquisition Proposals”) with regard to the Merger; or

•
Enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other contract relating to an Acquisition Proposal.

Notwithstanding the restrictions described above, at any time prior to obtaining the approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, FTSI may, directly or indirectly, (i) engage in discussions with any Excluded Party and its representatives, or any third party and its representatives that has made a written Acquisition Proposal after the Go-Shop Period End Date that did not result from FTSI’s material breach of the restrictions described above if the FTSI board of directors determines in good faith, after consultation with outside legal counsel and its independent financial advisor, that such Acquisition Proposal is or is reasonably likely to lead to a superior proposal and (ii) furnish to any such Excluded Party or third party and their representatives non-public information relating to FTSI or any of its subsidiaries pursuant to a confidentiality agreement with such Excluded Party or third party or such representatives with terms not materially less favorable to FTSI than those contained in the confidentiality agreement between FTSI and Parent, subject to certain requirements under the Merger Agreement.
Changes in Board Recommendation (see page 73)
Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement — Changes in Board Recommendation” beginning on page 73 of this proxy statement, the FTSI board of directors is entitled to make an adverse recommendation change prior to obtaining approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, in connection with a superior proposal (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation”), if the FTSI board of directors determines in good faith, after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law; provided that:
•
FTSI notifies Parent in writing at least three business days before taking such action, of its intention to do so, specifying in reasonable detail the reasons for the adverse recommendation change and attaches the most current version of the proposed agreement under which such superior proposal is proposed to be consummated and the identity of the third party making the acquisition proposal;

•
FTSI negotiates, and causes its representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of the Merger Agreement that Parent proposes and has not withdrawn in response to such superior proposal and that would be binding on Parent if accepted by FTSI; and

•
Following the end of such notice period, the FTSI board of directors determines, in consultation with outside legal counsel and its independent financial advisor, and giving due consideration to such revisions proposed by Parent, that such superior proposal nevertheless continues to constitute a superior proposal (assuming such revisions proposed by Parent and not withdrawn were to be given effect) (provided that any amendment to the financial terms or other material terms of any such superior proposal requires a new written notification from FTSI and a new notice period of two business days will commence).

In addition, at any time prior to obtaining the approval and adoption by FTSI’s stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, the FTSI board of directors is permitted to effect an adverse recommendation change in response to an “intervening event” (as described in the section entitled “The Merger Agreement — Changes in Board Recommendation”)

if the FTSI board of directors determines in good faith, after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law; provided that:
•
FTSI notifies Parent in writing at least three business days before taking such action, of its intention to do so, specifying in reasonable detail the reasons for such adverse recommendation change, which notice attaches a reasonably detailed description of the reasons for making such adverse recommendation change; and

•
After such three business day period, the FTSI board of directors determines, in consultation with outside legal counsel and its independent financial advisor, and after giving due consideration to revisions proposed by Parent, that such intervening event would nevertheless necessitate the need for such adverse recommendation change (provided that any material change to the facts and circumstances relating to such intervening event requires a new written notification from FTSI and a new notice period of two business days will commence).

In addition, if the FTSI board of directors changes its recommendation with respect to the Merger Agreement, Parent may terminate the Merger Agreement and collect a termination fee as described in the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement.
Termination of the Merger Agreement (see page 82)
•
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by FTSI stockholders):

•
By mutual written agreement of FTSI and Parent;

•
By either FTSI or Parent if:

—
The Effective Time has not occurred on or before 11:59 p.m. (New York City time) on October 21, 2022 (such time and date, the “End Date”); provided if on the End Date (as may have been previously extended) all of the conditions to the Merger have been satisfied or waived (to the extent waivable) other than certain conditions related to antitrust laws or any applicable waiting period under the HSR Act having not expired or been terminated, then the End Date will automatically be extended for successive 90 day periods (but in any event shall not be extended beyond January 21, 2023), in which case the End Date will be deemed to be such later date, unless FTSI and Parent mutually agree prior to a given End Date in writing that the End Date will not be so extended; provided further, that this termination right will not be available to any party whose breach of any provision of the Merger Agreement has proximately caused or resulted in the failure of the Effective Time to occur by such time;

—
Any governmental authority of competent jurisdiction has issued an injunction, order or decree, that prohibits or makes illegal the consummation of the Merger or permanently enjoins the Company, Parent or Merger Sub from consummating the Merger and such injunction, order or decree has become final and nonappealable; provided that this termination right will not be available to any party that has materially breached its obligations under the Merger Agreement relating to obtaining antitrust approvals or to any party whose material breach of any representation, covenant or obligation of such party under the Merger Agreement is attributable to such final and nonappealable injunction, order or decree; or

—
At the meeting of FTSI stockholders to approve and adopt the Merger Agreement (including any adjournment or postponement thereof), approval by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) is not obtained; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement has proximately caused or resulted in the failure to obtain such stockholder approval or approval by a majority of FTSI stockholders other than Parent and its affiliates (unless such condition has been waived by FTSI).
•
By Parent if, prior to the Effective Time:

—
The FTSI board of directors (i) fails to include its recommendation to the FTSI stockholders to adopt the Merger Agreement in this proxy statement when mailed or (ii) effects an adverse recommendation change prior to the receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement; provided that this termination right will expire at 5:00 p.m. (New York City time) on the 60th calendar day following the date of such failure or adverse recommendation change;

—
FTSI or any of its subsidiaries has committed a material, knowing and intentional breach of its obligations relating to the Go-Shop Period or the restrictions on solicitation of Acquisition Proposals; or

—
FTSI has breached any representation or warranty or failed to perform any covenant or agreement on the part of FTSI set forth in the Merger Agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, FTSI has not cured such breach within 30 days after receipt of written notice thereof from Parent; provided that, at the time of the delivery of such notice, neither Parent nor Merger Sub is in material breach of its obligations under the Merger Agreement.

•
By FTSI, prior to the Effective Time:

—
Prior to the receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, in order to accept a superior proposal and concurrently or immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal, subject to compliance in all material respects with FTSI’s obligations relating to the Go-Shop Period or the restrictions on solicitation of Acquisition Proposals with respect to such superior proposal; provided that FTSI pays the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement immediately before or simultaneously with such termination;

—
If Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Sub within 30 days after receipt of written notice thereof from FTSI and such breach or failure would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement; provided that, at the time of delivery of such notice, FTSI is not in material breach of its obligations under the Merger Agreement; or

—
If at the meeting of FTSI stockholders to approve and adopt the Merger Agreement, the approval of a majority of the outstanding Shares other than Shares held by Parent and its affiliates is not obtained or waived by FTSI; provided that this termination right will not be available to FTSI if its breach of any provision of the Merger Agreement has proximately caused or resulted in the failure to obtain such approval.

Termination Fee Payable by FTSI (see page 83)
•
FTSI has agreed to pay Parent a termination fee of $11,700,000 in immediately available funds upon termination of the Merger Agreement if:

•
Parent terminates the Merger Agreement because the FTSI board of directors has failed to include its recommendation to the FTSI stockholders to adopt the Merger Agreement in this proxy statement when mailed or effected an adverse recommendation change prior to receiving approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
Parent terminates the Merger Agreement because FTSI or any of its subsidiaries committed a material, knowing and intentional breach of the obligations regarding the Go-Shop Period or the restrictions on solicitation of Acquisition Proposals;

•
After the Go-Shop Period End Date and prior to receiving approval and adoption by FTSI stockholders holding a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated thereby, FTSI terminates the Merger Agreement in order to accept a superior proposal and concurrently or immediately thereafter enters into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal;

•
The Merger Agreement is terminated (i) by Parent or FTSI because the Merger has not been consummated by the End Date (as may have been previously extended) (other than in circumstances where the approval and adoption by FTSI stockholders holding a majority of the outstanding Shares of the Merger Agreement and the transactions contemplated by the Merger Agreement has been obtained and, unless waived by FTSI, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates of the Merger Agreement and the transactions contemplated by the Merger Agreement has been obtained) and at such time, there is no injunction or other order or decree issued by a court of competent jurisdiction in the United States that prohibits or makes illegal consummation of the Merger or enjoins FTSI, Parent or Merger Sub from consummating the Merger in effect and any applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated, or (ii) by Parent because FTSI has breached any representation or warranty or failed to perform any covenant or agreement on the part of FTSI set forth in the Merger Agreement that would cause the applicable closing conditions not to be satisfied and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by FTSI within 30 days after receipt by FTSI of written notice of such breach or failure, and:

—
After the date of the Merger Agreement and prior to the meeting of FTSI stockholders to approve and adopt the Merger Agreement, an Acquisition Proposal was publicly announced or otherwise communicated to the FTSI board of directors; and

—
Within 12 months following the date of such termination, FTSI or any of its subsidiaries enters into a definitive agreement with respect to or recommended to FTSI stockholders an Acquisition Proposal that is, in either event, later consummated or has been consummated (provided that all references to “20%” in the definition of Acquisition Proposal will be deemed to be a reference to “50%”).

Additionally, FTSI has agreed to pay Parent a termination fee of $7,800,000 in immediately available funds upon termination of the Merger Agreement if FTSI terminates the Merger Agreement prior to the Go-Shop Period End Date and prior to the receipt of approval and adoption by FTSI stockholders holding a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the

Merger Agreement and the transactions contemplated by the Merger Agreement in order to accept a superior proposal and concurrently or immediately thereafter enters into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal.
Remedies; Maximum Liability (see page 84)
The Merger Agreement provides that in the event that FTSI pays the termination fee to Parent, such payment of the termination fee will be, in the absence of fraud by FTSI, the sole and exclusive remedy of Parent and Merger Sub and their affiliates against FTSI or its affiliates and in no event, other than fraud by FTSI, will Parent or Merger Sub or any of their respective affiliates be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to (i) any loss suffered as a result of the failure of the Merger to be consummated, (ii) the termination of the Merger Agreement, (iii) any liabilities or obligations arising under the Merger Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under the Merger Agreement. Further, upon payment to Parent of the termination fee, in the absence of fraud by FTSI, neither FTSI nor any of its affiliates will have any further liability or obligation to Parent or Merger Sub or any of their affiliates relating to or arising out of the Merger Agreement or the transactions contemplated thereby.
If the Merger Agreement is terminated under circumstances where the termination fee is not paid by FTSI, the Merger Agreement will become void and of no effect without liability to any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the Merger Agreement, except in the case of fraud by any party or a material, knowing and intentional breach by any party, in which case such party will be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such failure, and provided further that FTSI shall have the right to pursue damages on behalf of FTSI stockholders (but without duplication of any damages suffered by FTSI that are indirectly suffered by FTSI stockholders as a result of their ownership of FTSI) in the event of Parent’s or Merger Sub’s material, knowing and intentional breach of the Merger Agreement.
Specific Performance (see page 85)
The Merger Agreement provides that the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to specifically enforce the performance of the terms and provisions of the Merger Agreement.
Appraisal Rights (page 60)
Under the DGCL, any record holder of Shares at the close of business on the record date who does not vote in favor of the Merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her Shares if the Merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 88 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
The Special Meeting (see page 30)
The special meeting of FTSI’s stockholders is scheduled to be held exclusively online via live webcast on [        ] at [    ], Central Time. You will be able to attend the special meeting as well as vote during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM and entering the 16-digit control number that is printed on your proxy card. Stockholders will be able to listen and vote during the virtual meeting. If a stockholder has a question about one of the matters on the agenda to be voted on by the stockholders at the special meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus).

The special meeting is being held in order to consider and vote on the following:
•
A proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 36 and 62, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Only holders of record of Shares at the close of business on [       ], the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [       ] shares of Class A Common Stock were issued and outstanding, approximately [       ] of which were held by FTSI’s directors and executive officers, and [       ] shares of Class B Common Stock were issued and outstanding, none of which were held by FTSI’s directors and executive officers. We currently expect that all of FTSI’s directors and executive officers will vote their Shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the total voting power of all outstanding Shares entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting other than the proposal to approve an adjournment of the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your Shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject FTSI to additional expense.
You may cast one vote for each Share that you own at the close of business on the record date. Approval and adoption of the Merger Agreement requires the affirmative vote of the majority of the Shares outstanding at the close of business on the record date. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, assuming a quorum is present, requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of the holders of a majority of the votes cast at the special meeting, if a quorum is present, or a majority in voting interest of the stockholders present via the virtual meeting website or represented by proxy, if a quorum is not present.
An abstention occurs when a stockholder attends a meeting, either via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the Merger Agreement requires the affirmative vote of the majority of the Shares outstanding at the close of business on the record date, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of Shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. The proposal to approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, and the proposal to adjourn the special meeting, if a quorum is present, require the affirmative vote of the holders of a majority of the votes cast at the special meeting, so abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of Shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposal. If a quorum is not present, an abstention will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Interests of FTSI’s Directors and Executive Officers in the Merger (see page 54)
In considering the recommendation of the FTSI board of directors to approve and adopt the Merger Agreement, you should be aware that FTSI’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of FTSI’s stockholders generally. The FTSI board of directors was aware of these interests and considered them, among other matters, in evaluating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending to FTSI stockholders that the Merger Agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.
These interests include:
•
each Company Stock Option (or portion thereof) held by an executive officer of FTSI that is vested (including those that vest in connection with the transaction) that is outstanding at the time of the Closing will be canceled and converted into the right to receive an amount in cash equal to the excess of the Merger Consideration over the applicable exercise price of the canceled option multiplied by the number of Shares subject to the applicable Company Stock Option;

•
each Company RSU held by an executive officers or director of FTSI that is vested (including those that vest in connection with the transaction) that are outstanding at the time of the Closing will be canceled and converted into the right to receive the product of the Merger Consideration and the total number of Shares subject to the applicable Company RSU;

•
certain of FTSI’s executive officers are party to severance agreements that provide for severance upon a termination of employment without “cause” or resignation with “good reason”; and

•
an FTSI executive officer that is not party to a severance agreement is eligible for a transaction bonus in connection with the consummation of the transaction.

These interests are described in further detail and quantified below under “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.
Directors’ and Officers’ Indemnification and Insurance (see page 59)
For six years after the Effective Time, Parent has agreed, and has agreed to cause the Surviving Corporation, to indemnify and hold harmless the present and former directors and officers of FTSI (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware law or any other applicable law or provided under FTSI’s certificate of incorporation and bylaws in effect on October 21, 2021.
Market Prices of FTSI Common Stock (see page 87)
The Merger Consideration of $26.52 per share represents approximately a premium of 14% over FTSI’s 60-day volume-weighted average closing share price through October 21, 2021. The closing share price of the Class A Common Stock on the NYSE American on October 20, 2021, the last trading day prior to entry into the Merger Agreement, was $27.09 per share. The closing share price of the Class A Common Stock on the NYSE American on [                  ], the most recent practicable date prior to the date of

this proxy statement, was $[               ] per share. You are encouraged to obtain current market prices of the Shares in connection with voting your Shares.
Litigation Related to the Merger (see page 60)
On December 10, 2021, FTSI received a demand letter by a purported stockholder of FTSI. The demand letter alleges, among other things, that the FTSI board of directors violated certain sections of the Exchange Act by authorizing the filing of a materially incomplete and misleading proxy statement with the SEC. The demand letter seeks, among other things, that FTSI provide additional disclosures related to the Merger. On December 16, 2021, FTSI received a demand letter by a purported stockholder of FTSI. The demand letter alleges, among other things, that this proxy statement omits material information with respect to the Merger. The demand letter seeks, among other things, that FTSI provide additional disclosures related to the Merger. FTSI believes that the claims asserted in these demand letters are without merit and intends to defend vigorously against all claims asserted.
Additional potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to FTSI, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no injunction or other order or decree issued by a court of competent jurisdiction in the United States that prohibits or makes illegal consummation of the Merger or enjoins FTSI, Parent or Merger Sub from consummating the Merger is in effect. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
For additional information, please see the section entitled “The Merger (Proposal 1) — Litigation Related to the Merger” beginning on page 60.

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of FTSI, may have regarding the Merger and the special meeting and the answers to those questions. FTSI urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:
What is the purpose of the special meeting?

A:
At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•
A proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 36 and 62, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:
Where and when is the special meeting?

A:
The special meeting is scheduled to be held exclusively online via live webcast on [  ] at [  ], Central Time. There will not be a physical meeting location. You will be able to attend the special meeting as well as vote during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM and entering the 16-digit control number that is printed on your proxy card. Stockholders will be able to listen and vote during the virtual meeting. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus).

Q:
What do I need in order to be able to attend the special meeting online?

A:
The special meeting will be held via live webcast only. You will be able to attend the special meeting as well as vote during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM and entering the 16-digit control number that is printed on your proxy card. The webcast will start at [  ], Central Time on [  ]. Stockholders will be able to listen and vote during the virtual meeting.

Q:
How does the FTSI board of directors recommend that I vote on the proposals?

A:
The FTSI board of directors determined that the adoption of the Merger Agreement and consummation of the Merger are fair to and in the best interests of FTSI’s stockholders and thus recommends that you vote as follows:

•
“FOR” the approval and adoption of the Merger Agreement;

•
“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger; and

•
“FOR” the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:
How does the per share Merger Consideration compare to the market price of FTSI common stock prior to announcement of the Merger?

A:
The Merger Consideration of $26.52 per share represents approximately a 14% premium over FTSI’s 60-day volume-weighted average closing share price through October 21, 2021. The closing share price of the Class A Common Stock on the NYSE American on October 20, 2021, the last trading day prior to entry into the Merger Agreement, was $27.09 per share. The closing price of the Class A Common Stock on the NYSE American on [  ], the most recent practicable date prior to the date of this proxy statement, was $[  ] per share. You are encouraged to obtain current market prices of the Shares in connection with voting your Shares.

Q:
What will happen in the Merger?

A:
If the Merger is completed, Merger Sub will merge with and into FTSI, whereupon the separate existence of Merger Sub will cease and FTSI will be the Surviving Corporation and a wholly owned subsidiary of Parent. As a result of the Merger, the Class A Common Stock will no longer be publicly traded, and you will no longer have any interest in FTSI’s future earnings or growth. In addition, the Class A Common Stock will be delisted from the NYSE American and deregistered under the Exchange Act, and FTSI will no longer be required to file periodic reports with the SEC with respect to the Class A Common Stock, in each case in accordance with applicable law, rules and regulations.

Q:
Who will own FTSI after the Merger?

A:
Immediately following the Merger, FTSI will be a wholly owned subsidiary of Parent.

Q:
What will I receive in the Merger?

A:
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, the holders of Shares (other than any Shares held by the Company as treasury stock or by any subsidiary of the Company and Shares held by Parent or Merger Sub, or any stockholder who has properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law) will have the right to receive $26.52 in cash, without interest and less any applicable withholding taxes, for each Share that they own immediately prior to the Effective Time.

Q:
What will happen in the Merger to FTSI equity awards?

A:
The Merger Agreement provides that at or immediately prior to the Effective Time, the outstanding equity awards of FTSI will be treated as follows:

•
Each option (or portion thereof) to acquire Shares that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash to be paid promptly following the Effective Time and in no event more than five days following the Effective Time, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.

•
Each time-based restricted stock unit of FTSI that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive, at or no more than five days after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.

•
Each performance-based restricted stock unit of FTSI that is outstanding and unvested immediately prior to the Effective Time, will be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) will be canceled and converted into the right to receive, at or promptly after the Effective Time, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such

Company PRSU that are deemed vested in accordance with the foregoing based on actual performance achieved as of the Effective Time with respect to applicable performance-based vesting conditions.
Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Shares?

A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the Merger Agreement), you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your Shares determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Appraisal Rights of Stockholders” beginning on page 88 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Q:
What vote is required to approve and adopt the Merger Agreement?

A:
The proposal to approve and adopt the Merger Agreement requires the affirmative vote of the majority of the Shares outstanding at the close of business on the record date. In addition, under the Merger Agreement, the affirmative vote of at least a majority of the Shares outstanding at the close of business on the record date other than Shares held by Parent and its affiliates is a condition to FTSI’s obligation to consummate the Merger. A failure to vote your Shares or an abstention from voting will have the same effect as a vote against the Merger proposal.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger?

A:
The named executive officer Merger-related compensation proposal, approval of which is not required to complete the Merger, requires, assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast at the special meeting.

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement?

A:
The proposal to adjourn the special meeting, approval of which is not required to complete the Merger, requires the affirmative vote of the holders of a majority of the votes cast at the special meeting, if a quorum is present, or a majority in voting interest of the stockholders present via the virtual meeting website or represented by proxy, if a quorum is not present. Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another time or place, in accordance with FTSI’s Amended and Restated Bylaws (the “Bylaws”).

Q:
Do any of FTSI’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:
In considering the recommendation of the FTSI board of directors with respect to the Merger proposal, you should be aware that our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of the FTSI stockholders generally. The FTSI board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be approved by the stockholders of FTSI. See “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 and “Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)” beginning on page 92.

Q:
When do you expect the Merger to be completed?

A:
In order to complete the Merger, FTSI must obtain the approval by FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting (and, unless FTSI has waived such condition, the approval of a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates) of the proposal to adopt the Merger Agreement described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the first quarter of 2022, although FTSI cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Q:
What conditions must be satisfied to complete the Merger?

A:
There are several conditions which must be satisfied to complete the Merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, the approval by FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting and, unless FTSI has waived such condition, approval of a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having performed in all material respects its obligations under the Merger Agreement (subject to certain qualifications). Consummation of the Merger is not subject to any financing condition.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger?

A:
SEC rules require FTSI to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger. Approval of this proposal by FTSI’s stockholders is not required to complete the Merger.

Q:
Do you expect the Merger to be taxable to FTSI stockholders?

A:
The exchange of Shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, if you are a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement), you will generally recognize taxable gain or loss equal to the difference, if any, between (1) the cash you are entitled to receive in the Merger and (2) your adjusted tax basis in the Shares exchanged therefor. If you are a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement), your exchange of Shares for cash pursuant to the Merger generally will not result in U.S. federal income tax unless you have certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger, regardless of whether you are a U.S. holder or a non-U.S. holder, unless you provide a valid taxpayer identification number and comply with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as any tax consequences to you arising under the laws of any state, local or foreign taxing jurisdiction.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is [  ]. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only classes of stock that can be voted at the meeting are the Class A Common Stock and Class B Common Stock. Each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were [  ] shares of Class A Common Stock issued and outstanding, approximately [  ]% of which were held by FTSI’s directors and executive officers, and [  ] shares of Class B Common Stock issued and outstanding, none of which were held by FTSI’s directors and executive officers. We currently expect that all of FTSI’s directors and executive officers will vote their Shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.
Q:
Who may attend the special meeting?

A:
Only stockholders as of the close of business on [  ], or their duly appointed proxies, and invited guests of FTSI may attend the meeting via the virtual meeting website. “Street name” holders (those whose Shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your Shares at the special meeting.

Q:
Who is soliciting my vote?

A:
The FTSI board of directors is soliciting your proxy, and FTSI will bear the cost of soliciting proxies. MacKenzie Partners has been retained to assist with the solicitation of proxies. MacKenzie Partners will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable and customary documented expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of Shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners or, without additional compensation, by certain of FTSI’s directors, officers and employees.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting, please submit a proxy to vote your Shares as promptly as possible so that your Shares may be represented and voted at the special meeting.

Q:
How do I vote if my Shares are registered directly in my name?

A:
If you are a stockholder of record, there are four methods by which you may vote at the special meeting:

•
Internet:   To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

•
Telephone:   To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•
Mail:   To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your Shares as you direct.

•
Virtually During Meeting:   To vote your Shares during the special meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the special meeting, please call the technical support number that will appear on the special meeting website prior to the start of the special meeting.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your Shares via the virtual meeting website, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:
How do I vote if my Shares are held in the name of my broker (street name)?

A:
If your Shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your Shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:
Can I change my vote after I submit my proxy?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your Shares, you may change or revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, TX 76102; or

•
You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.

If your Shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact MacKenzie Partners, the firm assisting us in the solicitation of proxies, toll-free at (800) 322-2885.
Q:
What happens if I sell my Shares before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of the Merger. If you own Shares as of the close of business on the record date but transfer your Shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the Merger Consideration will pass to the person who holds your Shares immediately prior to the Effective Time.

Q:
What happens if I sell my Shares after the special meeting but before the Effective Time?

A:
If you transfer your Shares after the special meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your Shares. In order to receive the Merger Consideration, you must hold your Shares through completion of the Merger.

Q:
Should I send in my stock certificates now?

A:
No. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your Shares for the Merger Consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO FTSI, PARENT OR THE PROXY SOLICITOR.

Q:
How many Shares must be present to constitute a quorum for the special meeting?

A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the total voting power of all outstanding Shares entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting other than the proposal to aprove an adjournment of the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject FTSI to additional expense.
Q:
What if I abstain from voting?

A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your Shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to approve and adopt the Merger Agreement at the special meeting, it will have the same effect as a vote “AGAINST” such proposal. The proposal to approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, and the proposal to adjourn the special meeting, if a quorum is present, require the affirmative vote of the holders of a majority of the votes cast at the special meeting, so abstentions will have no effect on the outcome of such proposal. If a quorum is not present, an abstention will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting.

Q:
Will my Shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the virtual meeting website?

A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by attendance via the virtual meeting website, your Shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your Shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your Shares at its discretion on routine matters, but may not vote your Shares on non-routine matters. Under applicable NYSE American rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your Shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your Shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.
If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the virtual meeting website, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement, but will have no effect on the other proposals.
Q:
What is a broker non-vote?

A:
Broker non-votes are Shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such Shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the broker or other holder of record, then those Shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your Shares, your Shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding Merger-related compensation for FTSI’s named executive officers or the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement, will have no effect on the outcome of such proposals.

Q:
Will my Shares held in “street name” or another form of record ownership be combined for voting purposes with Shares I hold of record?

A:
No. Because any Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Shares you hold of record, any Shares so held will not be combined for voting purposes with Shares you hold of record. Similarly, if you own Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means you own Shares that are registered under different names or are in more than one account. For example, you may own some Shares directly as a stockholder of record and other Shares through a broker or you may own Shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the Shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
A representative from MacKenzie Partners will serve as the inspector of election.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.

Q:
Where can I find the voting results of the special meeting?

A:
FTSI intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that FTSI files with the SEC are publicly available when filed.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not approved and adopted by FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting or, unless FTSI has waived such condition, if approval of a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates is not obtained or if the Merger is not completed for any other reason, FTSI stockholders will not receive any payment for their Shares in connection with the Merger. Instead, FTSI will remain an independent public company and the Class A Common Stock will continue to be listed and traded on the NYSE American.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, FTSI will be required to pay to Parent a termination fee of either $7,800,000 or $11,700,000. If Parent commences an action that results in a judgment against FTSI for the payment of the termination fee, FTSI shall pay to Parent any costs and expenses incurred by Parent or Merger Sub in connection with such action.
See the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Q:
How can I obtain additional information about FTSI?

A:
FTSI will provide copies of this proxy statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without charge to any stockholder who makes a written request to our Secretary at FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102. FTSI’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of FTSI’s website at www.ftsi.com. FTSI’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

FTSI and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your Shares are held in a brokerage account or FTSI if you are a stockholder of record. You can notify us by sending a written request to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attn: Secretary, or calling (817) 862-2000. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying FTSI at the telephone and address set forth in the prior sentence. In addition, FTSI will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:
Whom should I contact if I have any questions?

A:
If you have questions about the Merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Toll-Free: (800) 322-2885
E-mail: proxy@mackenziepartners.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference or otherwise referred to in this proxy statement contain “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about FTSI’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction and the expected impact of the coronavirus pandemic (COVID-19) on FTSI’s businesses may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of FTSI based on current expectations and assumptions relating to FTSI’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Forward-looking statements in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, include, among others, statements relating to:
•
The failure to obtain the required vote of FTSI’s stockholders with regard to the Merger Agreement;

•
The timing to consummate the Merger;

•
The risk that a condition of closing of the Merger may not be satisfied or that the closing of the Merger might otherwise not occur;

•
The risk that a regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated;

•
The diversion of management time on transaction-related issues;

•
Risks related to disruption of management time from ongoing business operations due to the Merger;

•
The risk that any announcements relating to the Merger could have adverse effects on the market price of the common stock of FTSI;

•
The risk that the Merger and its announcement could have an adverse effect on the ability of FTSI to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers;

•
Economic or political changes that affect the markets that FTSI’s businesses serve which could have an effect on demand for FTSI’s products and impact FTSI’s profitability;

•
Disruptions in the credit and financial markets, including diminished liquidity and credit availability;

•
Disruptions in FTSI’s businesses from the coronavirus pandemic (COVID-19);

•
Cyber-security vulnerabilities, supply issues, retention of key employees, and outcomes of legal proceedings, claims and investigations, future changes, results of operations, domestic spending by the onshore oil and natural gas industry, continued volatility or future volatility in oil and natural gas prices;

•
Deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry;

•
Federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry;

•
The price and availability of alternative fuels, equipment and energy sources;

•
The outcome of any legal proceedings that may be instituted against FTSI or others relating to the Merger Agreement or the Merger; and

•
Other financial, operational and legal risks and uncertainties detailed from time to time in FTSI’s SEC reports.

All forward-looking statements are inherently subject to a number of risks and uncertainties that could cause the actual results of FTSI to differ materially from those reflected in forward-looking statements made in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, as well as in press releases and other statements made from time to time by FTSI’s authorized officers. Such risks and uncertainties include, among others, the risks and uncertainties identified in Part I, Item 1A — Risk Factors of FTSI’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this communication, and FTSI does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of FTSI.

THE COMPANIES
FTS International, Inc.
FTSI is one of the largest providers of hydraulic fracturing services in North America. We had 1.3 million total hydraulic horsepower across 25 fleets as of September 30, 2021. We averaged 13 active fleets in the third quarter of 2021. Our customers include leading oil and natural gas E&P companies in North America. We operate in some of the most active oil and gas basins in the United States.
We provide the equipment, personnel, expertise, and certain materials needed to stimulate our customers’ wells safely, effectively, and efficiently. In addition, we manufacture many of the components used by our fleets, including fabrication of pumps and certain consumables used in pumps, such as fluid-ends. We also perform substantially all the maintenance, repair, and refurbishment of our fleets, including the rebuilding of engines and transmissions. We believe the cost to manufacture components and refurbish fleets is significantly less than the cost of utilizing third-party suppliers. In addition, we believe our in-house manufacturing capabilities allow us to reactivate equipment quicker and at a lower cost than utilizing third-party suppliers.
We have a uniform fleet of high-horsepower hydraulic fracturing equipment, designed for completions work in areas requiring high levels of pressure, flow rate and sand intensity. We designed and assembled all of our existing fleets using internal resources. The standardized, “plug and play” nature of our fleet provides us with several advantages, including reduced repair and maintenance costs, reduced inventory costs, reduced training, the ability to redeploy equipment among operating basins and reduced complexity in our operations, which improves our safety and operational performance.
FTSI’s principal executive office is located at 777 Main Street, Suite 2900, Fort Worth, Texas, 76102. FTSI’s telephone number is (817) 862-2000. FTSI’s internet website address is www.ftsi.com. The information provided on the FTSI website is not a part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
The Class A Common Stock trades on the NYSE American under the ticker symbol “FTSI.” There is not an established public trading market for the Class B Common Stock.
Parent
ProFrac is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. ProFrac believes the technical and operational capabilities of its fleets ideally position ProFrac to capture increased demand resulting from the market recovery and its customers’ shifting preferences favoring the sustainable development of natural resources.
ProFrac’s operations are primarily focused in the Appalachian, East Texas/Louisiana and Permian Basins, where it has cultivated deep and longstanding customer relationships with some of those regions’ most active E&P companies. ProFrac operates in three business segments: stimulation services, manufacturing and proppant production. ProFrac believes it is the largest private provider of hydraulic fracturing services in North America by hydraulic horsepower (“HHP”), with an aggregate installed capacity of over 1.0 million HHP across 20 conventional fleets, of which, as of September 30, 2021, 16 were active, reflecting an aggregate installed capacity of approximately 840,000 HHP across its active fleets, one is able to be deployed with no to minimal required capital expenditures and the remainder were able to be deployed with an average of $2.0 million in required capital expenditures per fleet.
ProFrac has a proven capability to manufacture up to 55,000 HHP per month (including electric fleets) and perform substantially all of the maintenance, repair and servicing of its hydraulic fracturing fleets in-house.

Parent’s principal executive office is located at 333 Shops Boulevard, Willow Park, Texas, 76087. Parent’s telephone number is (254) 776-3722. Parent’s internet website address is www.profrac.com. The information provided on the Parent website is not a part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub exists for the sole purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby. Immediately following the consummation of the Merger, Merger Sub will cease to exist and FTSI will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of FTSI as part of a solicitation of proxies by the FTSI board of directors for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of FTSI with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place
The special meeting is scheduled to be held exclusively online via live webcast on [  ] at [  ], Central Time. You will be able to attend the special meeting as well as vote during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/FTSI2022SM and entering the 16-digit control number that is printed on your proxy card. Stockholders will be able to listen and vote during the special meeting. If a stockholder has a question about one of the matters on the agenda to be voted on by the stockholders at the special meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number. We encourage you to allow ample time for online check-in, which will open at [  ], Central Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus).
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving FTSI and its stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of the special meeting so they can ask questions of our board of directors or management. During the live Q&A session of the special meeting, we may answer questions asked in advance, to the extent relevant to the business of the special meeting, as time permits.
Both stockholders of record and street name stockholders will be able to attend the special meeting via live audio webcast and vote their Shares electronically at the special meeting.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your Shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your Shares during the special meeting. If you are unable to obtain a legal proxy to vote your Shares, you will still be able to attend the special meeting (but will not be able to vote your Shares) so long as you demonstrate proof of stock ownership. To participate in the special meeting, you will need the 16-digit control number included on your proxy notice, on your proxy card or on the instructions that accompanied your proxy materials.
Technical Difficulties
Technical assistance will be available for stockholders who experience an issue accessing the special meeting. Contact information for technical support will appear on the special meeting website prior to the start of the special meeting.
Purpose of the Special Meeting
At the special meeting, FTSI stockholders will be asked to consider and vote on the following:
•
A proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 36 and 62, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, discussed under the section entitled “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting (and, unless FTSI waives such condition, FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates) must approve and adopt the Merger Agreement for the Merger to occur. If FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting (and, unless FTSI waives such condition, FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates) fail to approve and adopt the Merger Agreement, the Merger will not occur. The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to approve and adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the Merger and vote not to approve and adopt the Merger Agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either FTSI or Parent. Accordingly, because FTSI is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Agreement is approved and adopted and the Merger is consummated, and regardless of the outcome of the advisory vote.
FTSI does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the FTSI Board of Directors
After careful consideration, the FTSI board of directors, by a unanimous vote, has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Certain factors considered by the FTSI board of directors in reaching its decision to authorize and approve the Merger Agreement and the Merger can be found in the section entitled “The Merger (Proposal 1) — FTSI’s Reasons for the Merger” beginning on page 44 of this proxy statement.
The FTSI board of directors recommends that the FTSI stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Record Date; Stockholders Entitled to Vote
Only holders of record of Shares at the close of business on [  ], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [  ] shares of Class A Common Stock were issued and outstanding and held by [  ] holders of record, and [  ] shares of Class B Common Stock were issued and outstanding and held by [  ] holders of record.
Holders of record of Class A Common Stock and Class B Common Stock are entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock they own at the close of business on the record date.

Quorum
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the total voting power of all outstanding Shares entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting other than the proposal to approve an adjournment of the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject FTSI to additional expense. Once a Share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your Shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the Shares outstanding at the close of business on the record date. Additionally, approval by a majority of the Shares outstanding at the close of business on the record date, other than Shares held by Parent and its affiliates is a condition to the Merger, unless waived by FTSI. The proposal to approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, and the proposal to adjourn the special meeting (including if necessary to permit further solicitation of proxies), if a quorum is present, require the affirmative vote of the holders of a majority of the votes cast at the special meeting. Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another time or place in accordance with the Bylaws.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either by attendance via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. The proposal to approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger, and the proposal to adjourn the special meeting, if a quorum is present, require the affirmative vote of the holders of a majority of the votes cast at the special meeting, so abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of Shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposal. If a quorum is not present, an abstention will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Broker non-votes are Shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such Shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Shares held in “street name” does not give voting instructions to the broker or other holder of record, then those Shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your Shares, your Shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement or the proposal regarding the advisory vote on named executive officer Merger-related compensation, will have no effect on the outcome of such proposals.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by attendance via the virtual meeting website, your Shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your Shares and you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement but will have no effect on the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer Merger-related compensation.
Voting by FTSI’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of FTSI and their affiliates were entitled to vote [  ] shares of Class A Common Stock, or approximately [  ]% of the shares of Class A Common Stock issued and outstanding on that date, and no shares of Class B Common Stock. We currently expect that all of FTSI’s directors and executive officers will vote their Shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.
Voting at the Special Meeting
To participate in the special meeting, please click on the voting link provided from your registration e-mail and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. If a stockholder has a question about one of the matters on the agenda to be voted on by the stockholders at the special meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number.
If we experience technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via https://www.ftsi.com/investor-relations/events. Technical assistance will be available for stockholders who experience an issue accessing the special meeting. Contact information for technical support will appear on the special meeting website prior to the start of the special meeting.
Please note that if your Shares are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your Shares at the special meeting.
You may also authorize the persons named as proxies on the proxy card to vote your Shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. FTSI encourages you to vote over the internet as FTSI believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your Shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your Shares over the internet, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.
If you return your signed proxy card without indicating how you want your Shares to be voted with regard to a particular proposal, your Shares will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
If your Shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your Shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold Shares in more than one account, you may receive more than one proxy or voting instruction card. To be sure that all of your Shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction card you receive.
Revocation of Proxies
You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your Shares, you may revoke your proxy in any one of three ways:
•
You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;

•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102; or

•
You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.

If your Shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, MacKenzie Partners, toll-free at (800) 322-2885 or (212) 929-5500.
Shares Held in Name of Broker
If your Shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your Shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from MacKenzie Partners will serve as the inspector of election.
Solicitation of Proxies
The FTSI board of directors is soliciting your proxy, and FTSI will bear the cost of soliciting proxies. MacKenzie Partners has been retained to assist with the solicitation of proxies. MacKenzie Partners will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable and customary documented expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of Shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners or, without additional compensation, by certain of FTSI’s directors, officers and employees.
Adjournment
In addition to the proposal to approve and adopt the Merger Agreement and the advisory vote on named executive officer Merger-related compensation, FTSI stockholders are also being asked to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement. The special meeting could be adjourned by FTSI as permitted under the terms of the Merger Agreement to any date. In addition, FTSI could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons as permitted under the terms of the Merger Agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your Shares will be voted in favor of such proposal.
Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another time or place, in accordance with the Bylaws.
The FTSI board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Other Information
You should not send documents representing Shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your Shares for the Merger Consideration.

THE MERGER (PROPOSAL 1)
The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the Merger Agreement carefully as it is the legal document that governs the Merger.
Effects of the Merger
Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into FTSI in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and FTSI will survive the Merger as a wholly owned subsidiary of Parent.
At the Effective Time, each Share (other than any Shares held by the Company as treasury stock or by any subsidiary of the Company and Shares held by Parent or Merger Sub, or any stockholder who has properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $26.52 in cash, without interest and less any applicable withholding taxes.
Upon consummation of the Merger, each of your Shares will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the Merger Consideration described above unless you have properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, FTSI will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the Merger, the Surviving Corporation will terminate the registration of the Class A Common Stock on the NYSE American and FTSI will no longer be subject to reporting obligations under the Exchange Act.
Upon consummation of the Merger, (a) each Company Stock Option that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) will be canceled and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time and (b) each Company RSU that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) will be canceled and converted into the right to receive solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU. Additionally, upon consummation of the Merger, each Company PRSU will be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company PRSU that are deemed vested in accordance with the foregoing.
If, during the period between the date of the Merger Agreement and the Effective Time, the outstanding Shares are changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Shares or any stock dividend thereon with a record date during such period, the Merger Consideration will be appropriately adjusted.
Effects on FTSI If the Merger Is Not Completed
If the Merger Agreement is not approved and adopted by FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting (and, unless FTSI waives such condition, by a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates) or if the Merger is not completed for any other reason, FTSI stockholders will not receive any payment for their Shares in connection with the Merger. Instead, FTSI will remain an independent public company and shares of Class A Common Stock will continue to be listed and traded on the NYSE American. In addition, if the Merger is not completed, FTSI stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which FTSI operates, market volatility and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Class A Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Class A Common Stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares. If the Merger Agreement is not approved and adopted by FTSI stockholders holding at least a majority of the outstanding Shares entitled to vote at the special meeting (and, unless FTSI waives such condition, by a majority of the outstanding Shares entitled to vote at the special meeting other than Shares held by Parent and its affiliates) or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to FTSI will be offered or that FTSI’s business, prospects or results of operation will not be adversely impacted.
The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, FTSI will be required to pay to Parent a termination fee of either $7,800,000 or $11,700,000. If Parent commences an action that results in a judgment against FTSI for the payment of the termination fee, FTSI shall pay to Parent any costs and expenses incurred by Parent or Merger Sub in connection with such action.
See the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.
Background of the Merger
The FTSI board of directors, together with members of FTSI’s senior management team, regularly reviews and assesses FTSI’s operations, performance, prospects and strategic direction. In connection therewith, and with the assistance of legal and financial advisors, the FTSI board of directors and FTSI management have considered potential strategic alternatives for FTSI, including potential business combinations or other transactions, to strengthen FTSI’s business and maximize stockholder value. In addition, from time to time, and as noted below, FTSI has received unsolicited inquiries from third parties seeking to determine FTSI’s interest in a business combination transaction.
On September 22, 2020, FTSI and certain of its affiliates filed petitions for voluntary relief under Chapter 11 of Title 11 of the United States Code. On November 19, 2020, FTSI and such affiliates emerged from bankruptcy.
In December 2020, Eugene Davis, the chairman of the FTSI board of directors, received a call from a representative of a potential strategic counterparty to a strategic transaction we refer to as Party A and on that call Mr. Davis and the representative of Party A had an informal discussion regarding a potential strategic transaction between FTSI and Party A.
On December 18, 2020, Matt Wilks, the executive chairman of Parent, delivered an unsolicited proposal to Mr. Davis, proposing a reverse merger pursuant to which Parent would be merged with and into FTSI with FTSI surviving, and the shares of Parent would be exchanged for shares of FTSI, resulting in Parent owning approximately 75% of FTSI and the current FTSI stockholders owning approximately 25% of FTSI.
The independent members of the FTSI board of directors discussed Parent’s proposal during a special meeting convened on December 21, 2020 and determined that more information was required to adequately assess the proposal. On December 21, 2020, Mr. Davis conveyed to Mr. Wilks that more information was required to assess the proposal. On December 24, 2020, the parties entered into a confidentiality agreement pursuant to which Parent would provide certain nonpublic information to FTSI. In December 2020 and January 2021, FTSI’s financial advisor, Ducera Securities LLC (“Ducera”), and representatives of Parent engaged in fact gathering and discussions on such information.

On January 18, 2021, Party A submitted to Mr. Davis a letter proposing that FTSI and Party A explore a possible transaction pursuant to which Party A would sell certain assets to FTSI. No price and no specific terms were discussed.
On January 26, 2021, the FTSI board of directors held a special meeting to discuss the proposals received from Parent and Party A and whether to approach other potential parties to a potential strategic transaction. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry, LP, an oil and gas industry consultant to Ducera (“Silver Foundry”) and Davis Polk & Wardwell LLP, FTSI’s legal counsel (which we refer to as Davis Polk) were also present. Representatives of Davis Polk reviewed with the FTSI board of directors its fiduciary duties and disclosure obligations in connection with any potential business combination transaction. The FTSI board of directors directed Ducera to propose a list of additional potential parties to a potential strategic transaction to be contacted by FTSI. The FTSI board of directors determined that neither proposal from Parent or Party A provided sufficient value to FTSI stockholders but that the advisors should continue discussions with both parties at such time and obtain more information.
In February 2021, Ducera reached out to five additional parties with respect to a potential transaction with FTSI. Two of such parties did not respond and one party expressed limited interest in continuing dialogue, but did not enter into a confidentiality agreement. On February 9, 2021, FTSI entered into an amendment to an existing confidentiality agreement with Party A with respect to a potential transaction with FTSI. Such confidentiality agreement with Party A contained customary standstill agreements, but none of those provisions currently would restrict Party A from making an unsolicited offer to participate in a potential business combination transaction with FTSI.
On February 19, 2021, FTSI entered into a confidentiality agreement with Parent pursuant to which FTSI would provide certain nonpublic information to Parent and which included certain “standstill” obligations, including an obligation of Parent not to acquire additional securities of FTSI.
Parent was provided with access to a virtual data room containing certain nonpublic information of FTSI on February 28, 2021.
On March 2, 2021, FTSI held a management presentation with Parent.
On March 4, 2021, Parent delivered a diligence request list to FTSI.
On March 6, 2021, FTSI entered into a confidentiality agreement regarding a potential strategic transaction with a potential strategic counterparty we refer to as Party C. Such confidentiality agreement with Party C contained customary standstill agreements, but none of those provisions currently would restrict Party C from making an unsolicited offer to participate in a potential business combination transaction with FTSI.
On March 8, 2021, the FTSI board of directors held a special meeting to discuss the status of discussions with potential counterparties for a strategic transaction, including Parent, Party A and Party C. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present.
Throughout March, FTSI management and Ducera and representatives of Parent continued to exchange information.
On March 17, 2021, FTSI entered into a confidentiality agreement with a potential strategic counterparty we refer to as Party B regarding a potential strategic transaction. Such confidentiality agreement with Party B contained customary standstill agreements, but none of those provisions currently would restrict Party B from making an unsolicited offer to participate in a potential business combination transaction with FTSI.
Between March 2021 and April 2021, FTSI held management presentations with Party A, Party B and Party C, and Ducera had further discussions with Party A, Party B and Party C regarding a potential transaction. Following such discussions, Party C ceased communications with FTSI regarding a potential transaction.

On April 2, 2021, Ducera requested that a potential strategic counterparty to a strategic transaction we refer to as Party D, enter into a confidentiality agreement. Party D did not respond to such request and discussions with Party D did not progress any further.
On April 11, 2021, Ducera had further discussions with representatives of Parent regarding the terms of a potential transaction and such representatives suggested that Parent might consider making an all-cash offer for FTSI.
On April 24, 2021, FTSI received a draft term sheet from Party A regarding the terms of a potential transaction pursuant to which Party A would sell certain assets to FTSI in exchange for FTSI shares, resulting in Party A owning approximately 50% of FTSI after the transaction.
On April 29, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. At the meeting, the FTSI board of directors discussed the status of discussions to date with potential counterparties (including Party A, Party B, Party C and Parent) to a potential strategic transaction. The FTSI board of directors also discussed whether stockholder value would be maximized if FTSI were to remain as a standalone company. The FTSI board of directors directed Ducera to clarify with Parent whether Parent intended to make an all-cash offer. The FTSI board of directors also determined that discussions and due diligence with Party A should continue.
On April 29, 2021, Ducera reached out to Parent but Parent indicated that it would not be able to make an all-cash offer at such time.
Throughout May 2021, FTSI and Ducera continued to engage in discussions with Party A regarding the term sheet and with Party B and Party C regarding a potential strategic transaction.
On May 10, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. At the meeting, the FTSI board of directors discussed the terms and conditions of a proposed counterproposal to be made to Parent in respect of its prior acquisition proposal.
On May 10, 2021, at the direction of the FTSI board of directors Ducera delivered to Parent a counterproposal to Parent’s original proposal of December 18, 2020. The counterproposal provided, among other things, that Parent would own approximately 51.5% of FTSI following the transaction and current FTSI stockholders would own approximately 48.5% of FTSI and that prior to closing Parent’s debt would be reduced by approximately $138 million compared to the amount at the time of the original Parent proposal. In addition, there would be a 45 day “go-shop” period after the signing during which FTSI could solicit alternative acquisition proposals.
On May 25, 2021, Parent delivered a counterproposal to FTSI, which provided, among other things, that Parent would own approximately 70% of FTSI following the transaction and current FTSI stockholders would own approximately 30% of FTSI and that prior to closing Parent’s debt would be reduced by approximately $10 million compared to the amount at the time of the original Parent proposal.
On June 8, 2021, FTSI management had discussions with Party A’s management regarding their businesses, fleets and market outlook.
On June 8, 2021, Ducera had discussions with Party B’s financial advisors regarding due diligence and next steps for a potential transaction.
On June 14, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. At the meeting, the FTSI board of directors discussed the status of discussions to date with potential counterparties to a potential strategic transaction and further discussed the terms and conditions of a proposed counterproposal to be made to Parent.
On June 16, 2021, at the direction of the FTSI board of directors, Ducera delivered a counterproposal to representatives of Parent, which provided, among other things, that Parent would own approximately 57% of FTSI following the transaction and current FTSI stockholders would own approximately 43% of

FTSI. In addition, FTSI stockholders would receive a cash distribution prior to closing in the aggregate amount of $50 million. The counterproposal proposed a termination fee of 0.75% of the purchase price if FTSI were to terminate the agreement during the “go-shop” period and 2.25% if it were to terminate the agreement after the “go-shop” period.
On June 21, 2021, Party B informed FTSI management that it intended to pause discussions on a potential transaction with FTSI until after the end of Party B’s third quarter of 2021.
On June 22, 2021, FTSI’s management had discussions with Party B’s management, during which Party B expressed its decision to cease discussions regarding a potential transaction.
On June 30, 2021, Parent indicated to FTSI that it was interested in terminating discussions with regard to a potential transaction, citing differing views regarding relative valuations and a desire for Parent to focus on a different strategic transaction that Parent had recently completed with U.S. Well Services, Inc.
On July 2, 2021, at the direction of the FTSI board of directors Ducera had discussions with Party A’s financial advisors on certain topics including model assumptions, macro view, forecast inputs, capital expenditure assumptions, and pricing.
On July 12, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the status of discussions to date with potential counterparties to a potential strategic transaction. The FTSI board of directors also discussed the terms and conditions of a proposed counterproposal to be made to Party A in respect of its proposal regarding a potential transaction with FTSI. The FTSI board of directors directed Ducera to continue discussions with Parent and to submit the counterproposal to Party A.
On July 15, 2021, Ducera delivered a counterproposal to representatives of Party A which provided for, among other things, that Party A would own less than a majority of FTSI following the transaction.
On July 23, 2021, Party A delivered a letter to FTSI’s management requesting that FTSI return or destroy all nonpublic information previously provided by Party A to FTSI. Party A indicated to FTSI’s management that they were terminating discussions given the disagreement over valuations.
On August 17, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed potential strategies for FTSI for the next nine to twelve months in light of the outcome of discussions with potential counterparties to a potential strategic transaction with FTSI. The FTSI board of directors requested that FTSI’s management team update the existing long-term plan for FTSI, assuming FTSI were to continue on a standalone basis.
On August 24, 2021, Mr. Wilks delivered to Mr. Davis a proposal to acquire FTSI for cash with a total consideration of $346 million. Following the delivery of this proposal, Mr. Wilks and Ducera had discussions to clarify key terms of Parent’s proposal.
On August 26, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the terms and conditions of the proposal received from Parent regarding the potential sale of FTSI.
On August 30, 2021, Mr. Wilks and Ducera had a call to further clarify the terms of Parent’s latest proposal. During that call, Mr. Wilks indicated that no payments due in respect of the Warrants (as defined below) would reduce any payment due to FTSI stockholders.
On August 30, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the proposal received from Parent. Ducera valued the proposal at $22.86 per Share. The FTSI board of directors directed Ducera to continue discussions with Parent and to obtain further information on the terms of the proposal to further assess Parent’s proposal.

On September 2, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. FTSI’s management reviewed and discussed with the FTSI board of directors management’s revised strategic plan.
On September 9, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the terms of a potential counterproposal to Parent and directed Ducera to deliver the counterproposal to Parent.
On September 9, 2021, Ducera delivered the counterproposal to Mr. Wilks which provided for, among other things, a merger consideration of $27.50 per Share and a 60 day “go-shop” period that would commence if the parties entered into a definitive agreement for a strategic transaction and during which FTSI could solicit alternative acquisition proposals and pay a reduced termination fee if it were to accept a proposal for an alternative transaction.
On September 13, 2021, Mr. Wilks delivered a counterproposal to FTSI providing for, among other things, a merger consideration of $25.20 per Share. Parent also proposed that payments required to be made to holders of the warrants to purchase Class A Common Stock issued pursuant to that certain Warrant Agreement for Tranche 1 Warrants to Purchase Class A Common Stock between FTSI and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020 (each, a “Tranche 1 Warrant”) and warrants to purchase Class A Common Stock issued pursuant to that certain Warrant Agreement for Tranche 2 Warrants to Purchase Class A Common Stock between FTSI and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020 (each, a “Tranche 2 Warrant” and, together with the Tranche 1 Warrants, the “Warrants”) in connection with the Proposed Transaction be borne 50%/50% by Parent and FTSI stockholders. In addition, FTSI would have to pay a termination fee of 3.0% if it terminated the agreement during the “go-shop” period, which Parent proposed would be 45 days. During discussions between Mr. Wilks and Ducera on September 13, 2021, Mr. Wilks indicated that Parent’s proposal as of such date was its “best and final” offer.
On September 15, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. Ducera valued the proposal at $24.63 per Share after taking into account the reduction in the consideration to be paid to FTSI stockholders as a result of the 50/50 split of the payments due to holders of Warrants. The FTSI board of directors discussed Parent’s latest proposal and the terms of a counterproposal and directed Ducera to deliver the counterproposal to Parent.
On September 15, 2021, Ducera delivered the counterproposal to Mr. Wilks providing for, among other things, a merger consideration of $27.00 per Share, the surviving company to be responsible for payments required to be made to holders of the Warrants in connection with the proposed transaction with no reduction in the consideration to be received by FTSI stockholders on account of payments due to holders of Warrants, and a termination fee of 1.5% if the agreement were terminated during the “go-shop” period and 3.0% if it were terminated after the “go-shop” period.
Later on September 15, 2021, Mr. Wilks delivered a counterproposal to Ducera providing for, among other things, a merger consideration of $25.50 per Share with no reduction in the consideration to be received by FTSI stockholders on account of payments due to holders of Warrants and a termination fee of 3.0% of the purchase price payable if the agreement were terminated during or after the “go-shop” period. On September 16, 17 and 19, 2021, Mr. Wilks and Ducera had a number of calls to further discuss the terms of such counterproposal, including the valuation of the Warrants and associated treatment in a potential transaction.
On September 20, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the terms and conditions of the latest proposal received from Parent and the terms of a counterproposal. The FTSI board of directors directed Ducera to deliver the counterproposal to Parent.

On September 21, 2021, Ducera delivered the counterproposal to Mr. Wilks, providing for, among other things, a merger consideration of $26.60 per Share and a termination fee of 2.0% if the agreement were terminated by FTSI during the “go-shop” period and 3.0% if terminated by FTSI after the “go-shop” period.
On September 22, 2021, Piper Sandler, financial advisor to Parent (“Piper Sandler”), delivered a counterproposal to Ducera providing for, among other things, a merger consideration of $26.11 per Share and a termination fee of 2.0% if the agreement were terminated by FTSI during the “go-shop” period and 3.0% if terminated by FTSI after the “go-shop” period. The counterproposal also provided that the transaction would be conditioned upon a majority of the Warrants tendering into a tender offer for the Warrants to be conducted by Parent between signing and closing at specified prices.
On September 23, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the terms and conditions of the latest proposal received from Parent. The FTSI board of directors directed Ducera to (i) propose a merger consideration of $26.60 per Share and (ii) reject the proposal regarding closing conditions regarding the tender offer for the Warrants. Ducera delivered such counterproposal to Piper Sandler later that day.
Later on September 23, 2021, Piper Sandler delivered a further counterproposal to Ducera, providing for, among other things, a merger consideration of $26.52 per Share, that the transaction would be conditioned on a majority of the Warrants tendering into a tender offer to be conducted by Parent between signing and closing at specified prices, that Parent would have the option to terminate the agreement by paying a 2.0% termination fee, and included a cap on FTSI’s adviser fees.
On September 24, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the terms and conditions of the latest proposal received from Parent. The FTSI board of directors directed Ducera to (i) propose a merger consideration of $26.52 per Share and that the transaction would require the approval of the majority of the outstanding Shares, excluding any Shares owned by Parent or any of its affiliates, (ii) reject the closing condition in respect of a tender offer for the Warrants, (iii) reject the option of Parent to terminate the agreement upon payment of a termination fee and (iv) reject the cap on FTSI’s adviser fees. Ducera delivered such counterproposal to Piper Sandler later that day. Later that day, Piper Sandler confirmed that Parent agreed to such counterproposal.
On September 25, 2021, Vinson & Elkins LLP, Parent’s legal counsel (which we refer to as Vinson & Elkins) delivered to Davis Polk a draft merger agreement for a potential acquisition of FTSI by Parent.
On September 30, 2021, Davis Polk sent to Vinson & Elkins a revised draft of the merger agreement. Later that day, Piper Sandler sent to Ducera a draft equity financing letter, providing a commitment by THRC to provide equity funding to Parent to fund the amounts required to consummate a potential transaction. On October 4, 2021, Davis Polk sent to Vinson & Elkins a revised draft of the equity financing letter.
On October 5, 2021, Vinson & Elkins sent to Davis Polk a revised draft of the merger agreement. Later that day, Vinson & Elkins sent to Davis Polk a revised draft of the equity financing letter.
On October 7, 2021, Davis Polk discussed with Vinson & Elkins key outstanding points in Parent’s latest merger agreement mark-up, including with respect to closing conditions, the level of efforts required by Parent to obtain antitrust approvals, Parent’s proposal to have the right to terminate the agreement upon the payment of a termination fee, the no-shop obligations, the scope of representations and warranties and interim operating covenants and the ability of FTSI to recover damages suffered by FTSI stockholders in the event of a breach of the merger agreement by Parent. Later that day, Davis Polk sent to Vinson & Elkins revised drafts of the merger agreement and equity financing letter.
On October 9, 2021, Vinson & Elkins sent to Davis Polk a revised draft of the merger agreement. On October 10, 2021, Davis Polk discussed Parent’s latest merger agreement mark-up and key outstanding points with Vinson & Elkins, including FTSI’s ability to recover damages on behalf of its stockholders in the event of a breach of the agreement by Parent. On October 11, 2021, Davis Polk sent a revised draft of the merger agreement to Vinson & Elkins.
On October 12, 2021, Vinson & Elkins and Davis Polk had a discussion on key outstanding points in the merger agreement, including FTSI’s ability to seek damages on behalf of its stockholders in the event of a termination of the agreement and the end date for the agreement.
On October 13, 2021, Vinson & Elkins sent a revised draft of the merger agreement to Davis Polk.
On October 13, 2021, the FTSI board of directors held a special meeting. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. The FTSI board of directors discussed the key outstanding issues in the latest draft of the merger agreement from Parent. The FTSI board of directors instructed Davis Polk to continue to seek the right of FTSI to recover damages on behalf of its stockholders in the event of a termination of the merger agreement by Parent and to propose an end date for the agreement of 15 months after the signing date.
On October 14, 2021, Davis Polk sent a revised draft of the merger agreement to Vinson & Elkins.
On October 15, 2021, Vinson & Elkins sent to Davis Polk a revised draft of the merger agreement.
On October 16, 2021, Davis Polk sent a revised draft of the merger agreement to Vinson & Elkins. Davis Polk also sent a draft of a voting and support agreement pursuant to which THRC will vote in favor of the Merger to Vinson & Elkins. THRC is the direct beneficial owner of 2,750,000 shares of Class A Common Stock and THRC Management, LLC, the general partner of THRC, has exclusive voting and investment power over the Class A Common Stock held by THRC.
Over the following days Davis Polk and Vinson & Elkins continued to negotiate the terms of the transaction documents.
On October 19, 2021, Ducera approached Parent on behalf of FTSI with a request to increase the merger consideration from $26.52 per Share. Parent responded by reiterating that its best and final offer was $26.52 per Share. On October 20, 2021, Davis Polk and Vinson & Elkins finalized the merger agreement, the voting and support agreement and equity financing letter.
On October 21, 2021, the FTSI board of directors held a special meeting to review the terms of a proposed transaction with Parent. At the invitation of the FTSI board of directors, members of management and representatives from Ducera, Silver Foundry and Davis Polk were also present. Representatives of Davis Polk reviewed with the FTSI board of directors its fiduciary duties in connection with any potential business combination transaction. Representatives from Davis Polk discussed with the FTSI board of directors the terms of the draft merger agreement and other transaction documents, which had previously been circulated to the FTSI board of directors, including an overview of the key terms, including (i) the structure of the transaction and that all public stockholders of FTSI would be cashed out as part of the transaction, with FTSI surviving the merger as wholly owned subsidiary of Parent, which would no longer be a public company subject to public company filing obligations, (ii) the merger consideration, (iii) treatment of FTSI equity awards, (iv) treatment of Warrants, (v) the 45 day “go-shop” period, (vi) the “no-shop” obligations of FTSI following such “go-shop” period, (vii) obligations for the FTSI board of directors to continue to recommend the proposed transaction to stockholders with limited exceptions in the event that (x) a superior proposal is received or (y) an “intervening event” occurs, (viii) the three day “last look” to be provided to Parent prior to a decision by the FTSI board of directors to make a change of recommendation with respect to the proposed transaction, (ix) the circumstances under which the parties would have the right to terminate the merger agreement and the associated termination fees and expenses payable upon termination, including the closing condition of FTSI with respect to approval by a majority of the outstanding Shares of the proposed transaction, other than Shares held by Parent and its affiliates, (x) interim operating covenants applicable to FTSI prior to closing, (xi) regulatory and shareholder approvals required in connection with the proposed transaction and Parent’s obligations with respect to obtaining regulatory approvals and (xii) preparation and filing of a proxy statement with respect to the proposed transaction. Also at this meeting, the FTSI board of directors considered the outreach to potential counterparties and the results thereof. At the meeting of the FTSI board of directors on October 21, 2021, Ducera reviewed with the FTSI board of directors its financial analysis and delivered its oral opinion to the FTSI board of directors, which was subsequently confirmed in writing, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions described in such opinion, the merger consideration was fair, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI). After consideration, discussion and deliberation by the FTSI board of directors and its advisors of the terms of the merger agreement and the other transaction documents, the presentation by Ducera, including receipt of Ducera’s fairness opinion, and other substantive and procedural factors, the FTSI board of directors unanimously determined that it was fair to and in the best interests of FTSI and its stockholders to enter into the merger agreement, in the form presented, and to consummate the merger and the other transactions contemplated thereby, and unanimously approved, adopted and authorized the merger agreement and the transactions contemplated thereby, resolved, subject to the provisions of the merger agreement, that the merger agreement be submitted to FTSI’s stockholders and recommended that FTSI’s stockholders approve and adopt the merger agreement and the merger.
Later that day on October 21, 2021, FTSI, Parent and Merger Sub executed the Merger Agreement, the voting and support agreement and the equity financing letter, and on October 22, 2021, FTSI issued a press release announcing the proposed transaction.
Promptly after the execution of the transaction documents, representatives of FTSI and Ducera began outreach to potential strategic counterparties to solicit and assess their interest in an alternative transaction involving FTSI in accordance with the “go-shop” provisions of the Merger Agreement.
FTSI’s Reasons for the Merger
At a meeting duly called and held on October 21, 2021, the FTSI board of directors determined, by unanimous vote, that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the FTSI stockholders and approved, adopted and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. The FTSI board of directors also resolved that the Merger Agreement be submitted for consideration by the stockholders of FTSI at a special meeting of stockholders and to recommend that the stockholders of FTSI vote to adopt the Merger Agreement. The FTSI board of directors consulted with FTSI’s senior management and outside legal and financial advisors and considered a number of factors, including the following principal factors (not in any relative order of importance) that the FTSI board of directors believed to support its decision:
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FTSI’s business, current and projected financial performance and condition and future prospects in relation to the Merger Consideration of $26.52 per Share,

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the FTSI board of directors’ belief that the Merger was more favorable to FTSI’s stockholders than the alternative of remaining a standalone independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

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general industry, economic and market conditions, both on a historical and on a prospective basis,

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intensifying competition in FTSI’s industry that may prevent us from providing services that meet the specific needs of our customers at competitive prices;

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reductions in demand due to the ongoing COVID-19 pandemic and competition from alternative energy sources;

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the level of capital expenditures that may be required for existing fleets and any new fleets that FTSI builds or acquires; and

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the uncertain returns to FTSI’s stockholders if FTSI were to remain independent, taking into account, in particular, management’s proposed strategic plan and its financial projections of the future financial performance and earnings of FTSI, including those set forth below under “The Merger (Proposal 1) — Projected Financial Information” and the risks involved in achieving those returns,

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the FTSI board of directors’ belief that the risks and challenges to FTSI’s business described above, and in FTSI’s SEC filings, create substantial execution risks relative to the $26.52 per share price in the Merger,

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the belief of the FTSI board of directors that $26.52 per Share was Parent’s best and final offer,

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the fact that, during a more than 10-month period leading up to the execution of the Merger Agreement, the FTSI board of directors explored and evaluated various potential strategic alternatives, including a sale of the whole company and remaining as a standalone public company, none of which alternatives was deemed more favorable to FTSI’s stockholders than the Merger,

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the fact that FTSI’s exploration of potential strategic alternatives involved a third-party solicitation process involving the group of potentially most interested parties that FTSI and its advisors believed were capable of delivering an executable proposal, in addition to Parent, three of which, in addition to Parent, entered into confidentiality agreements with FTSI and received information related to FTSI;

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the fact that FTSI did not enter into any exclusivity arrangements with Parent,

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current and historical market prices of the Class A Common Stock, including the market performance of the Class A Common Stock relative to other participants in FTSI’s industry and general market indices, and the fact that the Merger Consideration represented a premium of approximately 14% over FTSI’s 60-day volume-weighted average closing share price through October 21, 2021, the last trading day before the announcement of the Merger,

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the fact that FTSI’s legal and financial advisors assisted FTSI throughout the process and negotiations and updated the FTSI board of directors directly and regularly, which provided the FTSI board of directors with additional perspectives on the negotiations in addition to those of FTSI’s management,

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the financial analyses reviewed and discussed with the FTSI board of directors by Ducera as well as the opinion, dated October 21, 2021, of Ducera to the FTSI board of directors as to the fairness, from a financial point of view and as of that date, of the Merger Consideration to be received by holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI), which opinion was based on and subject to the various assumptions, qualifications, and limitations and other matters set forth therein. See the section entitled “The Merger (Proposal 1) — Opinion of FTSI’s Financial Advisor,”

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the fact that the Merger Consideration is all cash, so that the transaction will provide FTSI’s stockholders with certainty of value and liquidity for their Shares, and

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the material terms and conditions of the Merger Agreement, including:

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the conditions to the consummation of the Merger, including the requirement that the Merger Agreement be adopted by FTSI’s stockholders holding a majority of the outstanding Shares (and, unless waived by FTSI, by a majority of the outstanding Shares other than Shares held by Parent and its affiliates),

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the Go-Shop Period (which expired on December 5, 2021), which allowed the FTSI board of directors and its advisors to solicit alternative Acquisition Proposals from third parties and to terminate the Merger Agreement and pay a lower termination fee during this period, in each case, subject to the terms and conditions of the Merger Agreement,

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the FTSI board of directors’ “fiduciary out” with respect to third-party acquisition proposals made after the Go-Shop Period and likely to result in superior proposals, the FTSI board of directors’ ability to negotiate with another party regarding a superior proposal and, subject to paying a termination fee to Parent, accept a superior proposal,

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the FTSI board of directors’ belief that, if triggered, the termination fee payable by FTSI to Parent is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal,

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the scope of the representations, warranties and covenants of FTSI, Parent and Merger Sub,

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the fact that the Merger Agreement is not subject to a financing condition and the fact that THRC delivered an equity financing letter to FTSI committing to provide the necessary equity financing to Parent to fund the transactions contemplated by the Merger Agreement,

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FTSI’s ability to specifically enforce Parent’s obligation to cause the completion of the Merger;

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the fact that Parent agreed to take any and all steps necessary to avoid or eliminate each and every impediment under the HSR Act or other applicable law so as to enable the parties to consummate the Merger (subject to Parent not being required to take any action with respect to the assets, properties or business of any person other than FTSI and its subsidiaries), as well as the Merger Agreement’s significant protection against any regulatory impediments that could arise, as described in the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” below,

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that under the Merger Agreement, in the event of the termination of the Merger Agreement, FTSI has the right to pursue damages on behalf of FTSI stockholders in the event of a material, knowing and intentional breach by Parent or Merger Sub,

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the fact that FTSI managed to successfully improve the economic terms of Parent’s initial proposal and the terms of Parent’s initial draft Merger Agreement, in each case, over several rounds of negotiation,

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the availability of appraisal rights under Delaware law to FTSI stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law for perfection of such appraisal rights, which rights provide eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their Shares, which may be more than, less than or the same as the amount such stockholders would have received under the Merger Agreement, and

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the FTSI board of directors’ multiple reviews and discussions with FTSI management and its financial and legal advisors,

The FTSI board of directors also considered various potentially countervailing factors in its deliberations related to the Merger, including the following principal factors (not in any relative order of importance):
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the fact that the Merger Consideration of $26.52 per Share was lower than the closing share price of the Class A Common Stock on October 20, 2021, the last trading day prior to entering into the Merger Agreement, which was $27.09,

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the fact that holders of Shares will not have an opportunity to participate in any future earnings or growth of the combined company following the Merger,

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the possibility that the Merger might not be completed and the effect the termination of the transaction may have on the trading price of the Class A Common Stock and FTSI’s business, operating results and prospects, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the Merger Agreement,

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that FTSI must pay Parent a termination fee in the amount of $11.7 million if the Merger Agreement is terminated under certain circumstances, including if the FTSI board of directors changes its recommendation to FTSI’s stockholders to adopt the Merger Agreement or exercises its right to enter into a transaction that constitutes a superior proposal (in which case, if such termination occurs prior to the end of the Go-Shop Period End Date, such termination fee would be in the amount of $7,800,000), which although such termination fee is consistent with fees payable in comparable transactions, could deter others from proposing an alternative transaction that may be more advantageous to FTSI’s stockholders,

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that the restrictions imposed by the Merger Agreement on the conduct of FTSI’s business prior to completion of the Merger, requiring FTSI to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent FTSI from undertaking business opportunities that may arise during that period,

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the possible effects of the pendency (or termination) of the Merger Agreement on FTSI’s business, operating results, prospects, employees, customers and suppliers,

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the fact that if the Merger is not consummated, FTSI will be required to pay its own expenses associated with the Merger Agreement,

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the fact that the receipt of cash in exchange for Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes,

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the fact that FTSI is subject to various remedies available to Parent should it breach the Merger Agreement or fail to complete the Merger, and

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that if Parent fails to complete the Merger as a result of a breach of the Merger Agreement, depending upon the reason for not closing, FTSI’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

The foregoing discussion of the information and factors considered by the FTSI board of directors is not intended to be exhaustive, but includes the material factors considered by the FTSI board of directors. The FTSI board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The FTSI board of directors based its recommendation on the totality of the information it considered.
In considering the recommendation of the FTSI board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The FTSI board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of FTSI. See the section entitled “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger.”
Recommendation of the FTSI Board of Directors
After careful consideration, the FTSI board of directors, by a unanimous vote, has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The FTSI board of directors recommends that the FTSI stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement.
Opinion of FTSI’s Financial Advisor
Ducera was retained by FTSI to act as its financial advisor in connection with the Merger. FTSI selected Ducera to act as its financial advisor based on Ducera’s qualifications, expertise, reputation and judgment, Ducera’s relationship with FTSI arising from Ducera’s financial advisory services provided to the ad hoc group of secured noteholders of FTSI in FTSI’s 2020 Chapter 11 restructuring, and Ducera’s understanding of FTSI’s business. At the October 21, 2021 meeting of the FTSI board of directors, Ducera delivered its oral opinion to the FTSI board of directors, which was subsequently confirmed in writing, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions described in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI).
The full text of the written opinion of Ducera, dated as of October 21, 2021, is attached as Annex B to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications, conditions and limitations on the scope of the review undertaken by Ducera in rendering its opinion. Ducera’s opinion is directed to the FTSI board of directors and addresses only the fairness, from a financial point of view, of the Merger Consideration to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI). It does not constitute a recommendation to the FTSI board of directors or to any other persons in respect of the Merger, including as to how any holder of Shares should vote or act in respect of the Merger or any matter relating thereto. The summary of the opinion of Ducera set forth below is qualified in its entirety by reference to the full text of the opinion, which FTSI stockholders are encouraged to read carefully and in its entirety.
In connection with rendering its opinion, Ducera, among other things:
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reviewed a draft of the Merger Agreement, dated as of October 19, 2021;

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reviewed certain publicly available financial statements and other business and financial information relating to FTSI, which Ducera believed to be relevant;

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reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to FTSI prepared by FTSI and furnished to Ducera by management of FTSI;

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reviewed certain non-public projected financial data relating to FTSI prepared by FTSI and furnished to Ducera by management of FTSI;

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reviewed and discussed the past and current business, operations, current financial condition and financial projections of FTSI with management of FTSI (including management’s views on the amounts, timing, risks, achievability and uncertainties of attaining such projections);

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reviewed the reported prices and the historical trading activity of the Class A Common Stock and compared such prices with those of securities of certain publicly traded companies which Ducera believed to be relevant;

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compared the financial performance of FTSI and its stock market trading multiples with those of certain other publicly traded companies which Ducera believed to be relevant;

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reviewed the financial terms, to the extent publicly available, of selected business combination transactions; and

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performed such other studies, analyses and examinations and considered such other factors which Ducera believed to be appropriate.

In arriving at its opinion, Ducera assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the financial and other information supplied or otherwise made available to, discussed with, or reviewed by Ducera (including information that is available from generally recognized public sources), and Ducera assumes no liability for such information. Ducera further assumed, with FTSI’s consent, that all of the information furnished by management of FTSI for purposes of Ducera’s analysis was accurate as of the date of its opinion (except to the extent superseded by other information provided prior to the date of its opinion) and did not contain any material omissions or misstatement of material facts. With respect to the projected financial data relating to FTSI referred to above, Ducera assumed, with FTSI’s consent, that such data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of FTSI as to the future financial performance of FTSI. Ducera expressed no view as to any projected financial data relating to FTSI, or on the assumptions on which they are based (including in the financial projections set forth in “The Merger (Proposal 1) — Projected Financial Information” included elsewhere in this proxy statement).
For purposes of rendering its opinion, Ducera assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Ducera, and that all conditions to the consummation of the Merger would be satisfied without material waiver, modification or delay. Ducera further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on FTSI or the consummation of the Merger.
Ducera did not make, nor assume any responsibility for making, any independent valuation or appraisal of FTSI’s assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), nor was Ducera furnished with any such valuations or appraisals, nor did Ducera evaluate FTSI’s solvency or fair value under any laws relating to bankruptcy, insolvency or similar matters. Ducera’s opinion is necessarily based upon information made available to it as of the date its opinion was rendered and financial, economic, market and other conditions as they existed and could be evaluated on such date. Subsequent developments may affect Ducera’s opinion and the assumptions used in preparing it, and Ducera does not have any obligation to update, revise or reaffirm its opinion.
Ducera was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the Merger Consideration, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its affiliates, Shares held by FTSI as treasury stock and Shares held by any subsidiary of FTSI), as of the date of its opinion. Ducera was not asked to express, and Ducera did not express, any view on, and Ducera’s opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities (including the Tranche 1 Warrants and Tranche 2 Warrants), creditors or other constituencies of FTSI, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of FTSI’s officers, directors or employees, or any class of such persons, whether relative to the Merger Consideration or otherwise, nor as to the fairness of any other term of the Merger Agreement. Ducera’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to FTSI, nor did it address the underlying business decision to engage in the Merger. Ducera’s opinion did not constitute a recommendation to the FTSI board of directors or to any other persons in respect of the Merger, including as to how any holder of Shares should vote or act in respect of the Merger or any matter relating thereto. Ducera expressed no opinion as to the price of which Shares will trade at any time. Ducera was not asked to pass upon, and expressed no opinion with respect to, any tax or other consequences that may result from the Merger. Ducera does not have legal, regulatory, accounting or tax expertise and assumed the accuracy and completeness of FTSI’s and its advisors’ assessments with respect to legal, regulatory, accounting and tax matters.
In the ordinary course of business, Ducera and its affiliates provide investment banking and other advisory services to a wide range of entities and individuals, domestically and internationally, from which conflicting interests or duties may arise. In the ordinary course of such activities, Ducera and its affiliates may actively trade or otherwise effect transactions, for its own account and for the accounts of its clients, in debt or equity securities, or related derivative securities, or financial instruments (including bank loans or other obligations) of FTSI, Parent or their respective affiliates, and accordingly Ducera may at any time hold a long or short position in such securities or instruments.
The issuance of Ducera’s opinion was approved by the fairness opinion committee of Ducera in accordance with Ducera’s procedures for such opinions.
Under the terms of its engagement letter, Ducera provided FTSI with financial advisory services in connection with the Merger, and FTSI agreed to pay Ducera (i) an opinion fee of $1,500,000, which was paid upon the rendering of Ducera’s opinion letter, (ii) a retainer fee of $250,000, which was paid upon execution of the engagement letter between Ducera and its affiliates and FTSI, and (iii) a transaction fee of (x) $5,705,000, contingent upon the closing of the Merger (against which the opinion fee and $125,000 of the retainer fee will be credited) (the “Transaction Fee”) or (y) to the extent that the Merger is not completed and FTSI is entitled to any payment in connection therewith, a fee equal to 25.0% of the fair market value of such payment (against which the opinion fee and $125,000 of the retainer fee will be credited) less the amount of all fees, expenses or other costs paid or incurred by FTSI in connection with the Merger (the “Ducera Termination Fee”), provided, however, the Ducera Termination Fee will not exceed 50.0% of the estimated Transaction Fee that would have been payable in connection with the Merger had it been completed. FTSI has also agreed to reimburse Ducera’s reasonable and documented out-of-pocket expenses, including reasonable and documented expenses of one external legal counsel, incurred in connection with Ducera’s engagement. In addition, FTSI has agreed to indemnify Ducera, its affiliates, their respective members, managers, directors, officers, partners, agents and employees, and any controlling person of Ducera and its affiliates, against certain liabilities and expenses relating to or arising out of Ducera’s engagement.
Prior to its engagement in connection with the proposed transaction, Ducera and its affiliates provided financial advisory services to the ad hoc group of secured noteholders of FTSI in FTSI’s 2020 Chapter 11 restructuring. Under the terms of its engagement for such financial advisory services, in the past two years, Ducera received $3,125,000 from FTSI (which was responsible for such fees) in connection with such services. During the two-year period prior to the date of the Ducera opinion, no material relationship existed between Ducera and FTSI pursuant to which compensation was or will be received by Ducera except as described in the prior paragraph. During the two-year period prior to the date of the Ducera opinion, no material relationship existed between Ducera and Parent pursuant to which compensation was or will be received by Ducera. Ducera and its affiliates may provide financial or other services to FTSI, Parent or their respective affiliates in the future and in connection with any such services Ducera may receive compensation.
The following is a summary of the material financial analyses presented by Ducera to the FTSI board of directors and that were used in connection with rendering the opinion described above. In accordance with customary investment banking practice, Ducera employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by Ducera. The summary does not purport to be a complete description of the financial analyses performed by Ducera, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Ducera. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand Ducera’s financial analyses, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Ducera’s financial analyses. Except as otherwise noted, all quantitative information, to the extent it is based on market data, is based on market data as it existed on or before October 21, 2021, and is not necessarily indicative of current market conditions.
In rendering its opinion, Ducera considered two sets of financial projections prepared and provided by management of FTSI as described above. The first set of financial projections assumes, among other things, an increase in active fleet size during fiscal years 2022 through 2025 as well as increasing EBITDA per fleet price assumptions (“Case 1”). The second set of financial projections assumes, among other things, no increase in active fleet size during fiscal years 2022 through 2025 (“Case 2” and, together with Case 1, the “Projections”). For more information about the Projections, see the section entitled “The Merger (Proposal 1) — Projected Financial Information” in this proxy statement. In addition, for purposes of its opinion, Ducera treated the Class A Common Stock and the Class B Common Stock as equivalent.
Precedent Transactions Analysis
Ducera reviewed publicly available information relating to selected acquisition transactions in the pressure pumping industry. For this analysis, Ducera reviewed, among other things, the implied enterprise value of the target company as a multiple of then current one-year forward forecasted EBITDA of the target prior to transaction announcement derived from publicly available information (the “EV/Forward EBITDA Multiple”).
Announcement Date	Target	Acquirer	EV/Forward EBITDA
08/2021	Alamo Pressure Pumping, LLC	NexTier Oilfield Solutions Inc.	3.4x(1)
09/2020	Schlumberger N.V. (Onestim)	Liberty Oilfield Services Inc.	4.1x
06/2019	C&J Energy Services Inc.	Keane Group, Inc.	2.9x
11/2018	Pioneer Natural Resources Company (pressure pumping assets)	ProPetro Holding Corp.	2.9x

(1)
Subject to earnout provisions which may reduce the realized transaction multiple to 2.4x depending on EBITDA performance.

Ducera chose the precedent transactions for purposes of this analysis because Ducera believed they represented relevant transactions in the pressure pumping industry announced in the last five years for which information was publicly available. Although none of the precedent transactions is directly comparable to the Merger, the target companies in the selected precedent transactions are such that, for the purposes of analysis, the precedent transactions may be considered similar to the Merger.
Based on the analysis of the EV/Forward EBITDA Multiple for the selected transactions, Ducera selected a range of 2.5x to 3.5x. Ducera applied this range to FTSI’s forecasted EBITDA for the fiscal year

2022, then added forecasted balance sheet cash as of December 31, 2021. This analysis implied a value per Share ranging from $26.77 to $34.99 for Case 1 and $20.23 to $25.84 for Case 2.
Public Peers Valuation Analysis
Ducera compared certain of FTSI’s financial information with comparable publicly available information for companies in the pressure pumping industry with operations and businesses that, for purposes of Ducera’s analysis, may be considered similar to FTSI’s, based on business sector participation, financial and other metrics and operating characteristics and products (the “Selected Companies”), specifically:
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Liberty Oilfield Services Inc.

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ProPetro Holding Corp.

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NexTier Oilfield Solutions Inc.

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U.S. Well Services, Inc.

For this analysis, Ducera reviewed, among other things, the implied enterprise value of each Selected Company as a multiple of (i) such Selected Company’s last twelve months EBITDA as of June 30, 2021 derived from publicly available resources (“LTM EV/EBITDA Multiple”), and (ii) such Selected Company’s estimated EBITDA for the fiscal year 2022 (“EV/’22E EBITDA Multiple”).
Based on the LTM EV/EBITDA Multiple, Ducera selected a multiple range of 10.0x to 18.0x. Ducera applied this range to FTSI’s adjusted last twelve months EBITDA as of June 30, 2021, then added forecasted balance sheet cash as of December 31, 2021. This analysis implied a value per Share ranging from $12.27 to $17.16.
Based on the EV/’22E EBITDA Multiple, Ducera selected a multiple range of 3.0x to 4.0x. Ducera applied this range to FTSI’s forecasted EBITDA for the fiscal year 2022, then added forecasted balance sheet cash as of December 31, 2021. This analysis implied a value per Share ranging from $30.88 to $39.11 for Case 1 and $23.03 to $28.64 for Case 2.
No company utilized in the public peers valuation analysis is identical to FTSI. In evaluating peer companies for purposes of this analysis, Ducera made judgments and assumptions with regard to industry performance, fleet composition, general business, economic, market and financial conditions and other matters, many of which are beyond FTSI’s and Ducera’s control, such as the impact of competition on FTSI’s businesses and the industry generally, industry growth and the absence of any adverse material change in FTSI’s financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Cash Flow Analysis
Ducera calculated a range of equity values for FTSI common stock based on a discounted cash flow analysis to value FTSI as a standalone entity. Ducera utilized Case 1 and Case 2 financial projections, in each case as prepared and provided by management of FTSI as more fully described in the section entitled “The Merger (Proposal 1) — Projected Financial Information.”
For purposes of its discounted cash flow analysis, Ducera defined unlevered free cash flow as adjusted non-GAAP earnings before interest and taxes, adjusted for estimated taxes, depreciation and amortization, working capital changes, supply commitments and capital expenditures.
Utilizing the Projections, Ducera calculated the net present value of projected unlevered free cash flows for FTSI’s fiscal years 2022 through 2025 and calculated terminal values based on an exit adjusted EBITDA multiple ranging from 2.5x to 3.5x. These values were then discounted to present values as of December 31, 2021 at discount rates ranging from 12.0% to 18.0%, which discount rates were selected based upon an analysis of FTSI’s estimated weighted average cost of capital. Ducera also calculated the net present value of FTSI’s deferred tax assets based on projected utilization of net operating losses derived from the Projections. The projected tax benefits of the net operating losses were discounted to present value as of December 31,

2021 at a discount rate of 15% based upon an analysis of FTSI’s estimated cost of equity capital. Collectively, this analysis implied a value per Share ranging from $26.18 to $37.14 for Case 1 and $17.09 to $24.38 for Case 2.
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Ducera. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Ducera believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of the analyses as a whole, could create an incomplete view of the processes underlying the analyses and the opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Ducera with respect to FTSI’s actual value. In arriving at its opinion, Ducera reviewed various financial and operational metrics for FTSI, which were made available to Ducera by or on behalf of FTSI. In arriving at its opinion, Ducera did not attribute any particular weight to any analyses or factors, except as noted above, and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Ducera considered the totality of the factors and analyses performed. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Ducera are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Ducera’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold. None of the selected companies reviewed are identical to FTSI and none of the selected transactions reviewed were identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for the purposes of Ducera’s analysis, may be considered similar to FTSI’s operations and business, and the selected transactions were chosen because the target companies are such that, for purposes of Ducera’s analysis, the selected transactions may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to FTSI.
The terms of the Merger, including the Merger Consideration, were determined through arm’s length negotiations between FTSI and Parent and were approved by the FTSI board of directors. Although Ducera provided advice to the FTSI board of directors during the course of these negotiations, the decision to enter into the Merger Agreement was solely that of the FTSI board of directors. Ducera did not recommend any specific consideration to FTSI or that any specific amount or type of consideration constituted the only appropriate consideration for the Merger. As described in the section entitled “The Merger (Proposal 1) — FTSI’s Reasons for the Merger,” the opinion of Ducera and its presentation to the FTSI board of directors were among a number of factors taken into consideration by the FTSI board of directors in making its determination to approve the Merger Agreement and the Merger.
Projected Financial Information
FTSI does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods given, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in September of 2021, FTSI management prepared certain non-public projected financial data relating to FTSI in connection with the FTSI board of directors’ review of potential strategic alternatives, which we refer to as “Case 1” and “Case 2”, as described below. Case 1 assumes, among other things, an increase in active fleet size for fiscal years 2022 through 2025, which we refer to as the “forecast period,” as well as increasing EBITDA per fleet price assumptions. Case 1 also assumes FTSI maintains and replaces existing Tier 2 fleets while investing in new Tier 4 fleets. Case 2 assumes, among other things, no increase in active fleet size during the forecast period, with greater retirements of Tier 2 fleets, while focusing investments on growing Tier 4 fleets, with a lower EBITDA per fleet price assumptions relative to Case 1. Case 1 and Case 2 were prepared by FTSI management to reflect FTSI’s then-current expectations of FTSI’s financial performance for fiscal years 2022 through 2025 under the assumptions made in each scenario. FTSI management viewed Case 1 and Case 2 as equally likely.

The Projections were provided to FTSI’s financial advisor, Ducera, in connection with FTSI’s strategic review process for purposes of its financial analyses and opinion as described under “The Merger (Proposal 1) — Opinion of FTSI’s Financial Advisor.”
We have included a summary of the Projections to give stockholders access to certain non-public information prepared by FTSI management for the FTSI board of directors in connection with FTSI’s strategic review process, including the Merger, and provided to FTSI’s financial advisor in connection with such process. The inclusion of the Projections should not be regarded as an indication that FTSI, Parent, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of actual future results.
While presented with numeric specificity, the Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of FTSI and other matters, including those described under “Caution Regarding Forward-Looking Statements,” many of which are difficult to predict, are subject to significant economic and competitive uncertainties, are beyond FTSI’s control and may cause the Projections or the underlying assumptions not to be realized. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. Neither FTSI’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Projections are not being included in this proxy statement to influence your decision whether to vote for the proposals or any other decision with respect to the Merger; rather, the summary is being included in this proxy statement because the Projections were provided by FTSI to Ducera, its financial advisor. Readers of this proxy statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as necessarily predictive of actual future events, and they should not be relied on as such. FTSI does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date on which they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown not to be appropriate.
	2022E	2023E	2024E	2025E
Case 1
Revenue	543.1	630.0	679.7	740.6
Adjusted EBITDA(1)	121.6	160.9	172.2	193.2
Depreciation and Amortization	52.3	69.3	94.7	126.3
Adjusted EBIT	69.3	91.6	77.5	66.8
Changes in Working Capital	(23.6)	(6.0)	(4.7)	(5.9)
Other	3.0	(6.6)	(9.9)	(16.3)

	2022E	2023E	2024E	2025E
Total Working Capital Requirements	(20.6)	(12.6)	(14.6)	(22.2)
Growth Capital Expenditures	(55.1)	(51.5)	(64.0)	(60.0)
Maintenance Capital Expenditures	(34.9)	(38.1)	(42.0)	(46.4)
Acquisitions / Other Capital Expenditures	(2.1)	(2.1)	(2.1)	(2.1)
Reactivation Capital Expenditures	—	—	—	—
Total Capital Expenditures	(92.1)	(91.7)	(108.1)	(108.5)
Case 2
Revenue	489.5	529.0	549.6	563.2
Adjusted EBITDA(1)	82.9	112.2	122.5	125.5
Depreciation and Amortization	52.1	67.9	91.3	120.0
Adjusted EBIT	30.8	44.3	31.2	5.4
Changes in Working Capital	(11.2)	(3.8)	(1.5)	(0.6)
Other	2.0	0.2	0.3	0.4
Total Working Capital Requirements	(9.2)	(3.6)	(1.2)	(0.2)
Growth Capital Expenditures	(55.1)	(51.5)	(64.0)	(60.0)
Maintenance Capital Expenditures	(33.3)	(33.4)	(34.8)	(36.5)
Acquisitions / Other Capital Expenditures	(2.1)	(2.1)	(2.1)	(2.1)
Reactivation Capital Expenditures	—	—	—	—
Total Capital Expenditures	(90.5)	(87.0)	(101.0)	(98.6)

(1)
Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest, income taxes, and depreciation and amortization; as well as the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs; stock-based compensation; supply commitment charges; employee severance costs related to corporate-wide cost reduction initiatives; transaction and strategic initiative costs; reorganization items; and gain or loss on contract termination.

Interests of FTSI’s Directors and Executive Officers in the Merger
In considering the recommendation of the FTSI board of directors to approve and adopt the Merger Agreement, you should be aware that some of FTSI’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of FTSI’s stockholders generally. The FTSI board of directors was aware of these interests and considered them, among other matters, in evaluating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending to our stockholders that the Merger Agreement be approved. These interests are described and quantified below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
The effective time is December 17, 2021, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section;

•
The employment of each executive officer of FTSI will have been terminated by FTSI without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed date of the closing of the Merger of December 17, 2021; and

•
The performance metrics applicable to each Company PRSU Award will have been achieved based on actual performance achieved as of the Effective Time.

As described below, the values provided below with respect to the accelerated Company RSUs, Company PRSUs and Company Stock Options are calculated using the Merger Consideration ($26.52) as the amount of cash received per share of Class A Common Stock subject to each such equity award.
As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below. In addition, the amounts provided below are determined without regard to any potential “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
Treatment and Quantification of Equity-Based Awards
FTSI’s executive officers currently hold Company RSUs, Company PRSUs and Company Stock Options, and FTSI’s directors currently hold Company RSUs. The award agreements governing each executive officer’s Company RSUs, Company PRSUs and Company Stock Options and each director’s Company RSUs provides that such equity awards will vest in full (based on actual performance for the Company PRSUs) upon a “change in control” (as defined in the FTS International, Inc. 2020 Equity and Incentive Compensation Plan, as amended from time to time (the “2020 Plan”)).
The 2020 Plan generally defines “change in control” to mean the occurrence of any of the following: (i) any person becomes the beneficial owner of securities representing 35% or more of the combined voting power of FTSI’s then outstanding securities (subject to limited exceptions); (ii) individuals who constitute the FTSI board of directors as of the effective date of the 2020 Plan (together with any new directors who are approved by a 2/3 vote) cease to constitute the majority of the FTSI board of directors for any reason; (iii) a merger, consolidation, wind-up, reorganization or restructuring of FTSI other than (A) one in which the current voting securities of FTSI continue to represent 51% or more of FTSI or the surviving entity post-transaction, (B) one in which the current members of FTSI’s board of directors continue to represent a majority of FTSI’s or the surviving entity’s board of directors post-transaction or (C) one in which no person becomes the beneficial owner of at least 35% of the combined voting power of FTSI’s then-outstanding securities; or (iv) the sale or disposition by FTSI of all or substantially all of FTSI’s assets. The Merger will constitute a change in control for purposes of the 2020 Plan.
The Merger Agreement provides that at or immediately prior to the Effective Time, the outstanding equity awards of FTSI will be treated as follows:
•
Each Company Stock Option (or portion thereof) to acquire Shares granted or issued pursuant to the 2020 Plan that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.

•
Each Company RSU that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time will be canceled and converted in the right to receive solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.

•
Each Company PRSU that is outstanding and unvested immediately prior to the Effective Time, will be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company PRSU that are deemed vested in accordance with the foregoing based on actual performance achieved as of the Effective Time with respect to applicable performance-based vesting conditions.

See the section entitled “Interests of FTSI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 57 of this proxy statement for an estimate of the amounts that would become payable to each FTSI named executive officer in respect of his or her unvested Company RSU, Company PRSU and Company Stock Option awards. Based on the assumptions described above under “Interests of FTSI’s Directors and Executive Officers in the Merger — Certain Assumptions,” the estimated aggregate amounts that would become payable to FTSI’s two executive officers who are not named executive officers in respect of their unvested Company RSUs, Company PRSUs and Company Stock Option awards are as follows: Karen Thornton: $1,657,063; and Jared Vitemb: $99,131. The estimated aggregate amounts that would become payable to each of FTSI’s non-employee directors in respect of Company RSUs or cash equivalents thereof will be $258,597 for Eugene Davis and $206,883 for each other non-employee director, with amounts that would otherwise be paid to Christopher Sayer being paid to Glendon Capital Management, L.P.
Severance Agreements
FTSI has entered into severance agreements (each, a “Severance Agreement”) with each of its executive officers, except for Jared Vitemb.
The Severance Agreements with each of the executive officers provide that, if an executive officer’s employment is terminated by FTSI without “cause,” or by the executive for “good reason” (each as defined in the Severance Agreements and described below), within 12 months of a “change in control” (as defined in the 2020 Plan), FTSI shall pay to the applicable executive officers the following severance benefits:
•
a lump sum cash payment equal to 2.5 times for the Chief Executive Officer, 2 times for the Chief Operating Officer and 1.5 times for each other executive officer who is party to a Severance Agreement the sum of (i) the executive officer’s annual base salary, at the highest rate in effect during the 12 months preceding termination, but in no event less than the base salary in effect as of December 2019 and (ii) the higher of (x) the greatest annual bonus target for which the executive officer was eligible during the 12 months preceding termination or (y) the average of the executive officer’s actual annual bonus payouts for the three years preceding termination;

•
a lump sum cash payment equal to 12 times the amount the executive officer would pay on a monthly basis for COBRA continuation premiums (less required co-pay); and

•
reimbursement for the costs, fees and expenses of outplacement assistance services provided by any bona fide outplacement agency selected by the executive officer, in an amount not to exceed $20,000.

The provision of payments and benefits described above is conditioned upon the executive officer’s execution of a release of claims.
The Severance Agreements provide that in the event that any payment or benefit payable to each of the executive officers in connection with his or her separation with the Company would constitute a parachute payment within the meaning of Section 280G of the Code, then the payments will be reduced to the largest amount which would result in no portion of the payments being subject to the excise tax if such reduction will provide the executive officer with the best net after-tax result (a “Section 280G cutback”). The Severance Agreements do not provide for a gross-up in the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Code.
For the avoidance of doubt, the Merger will constitute a change in control for purposes of the Severance Agreements. For purposes of the Severance Agreements:
•
“cause” generally means the executive officer’s: (i) willful and continued failure to perform his or her material job duties, after a written demand for substantial performance is delivered to the executive officer by FTSI which specifically identifies the manner in which FTSI believes that the executive officer has not substantially performed his or her duties and the executive officer has had an opportunity for 30 days to cure such failure after receipt of such written demand; (ii) engaging in an act (whether by act or omission) of willful misconduct, fraud, embezzlement, misappropriation or theft which results in damage to FTSI and its subsidiaries; (iii) conviction of or pleading guilty or nolo contendere to, a felony (other than a violation of a motor vehicle or moving violation law) or a misdemeanor if such misdemeanor (A) is reasonably expected to or actually causes material damage to FTSI and its subsidiaries or (B) involves the commission of a criminal act against FTSI and its subsidiaries; or (iv) breach of any material provision of, or inaccuracy in any material respect of any representation made by the executive officer in, FTSI’s policies or any agreement to which the executive officer is party with FTSI or its affiliates, that, if curable, is not cured within 30 days of written notice from FTSI setting forth with reasonable particularity such breach or inaccuracy; and
•
“good reason” generally means without the executive officer’s consent: (i) a material reduction in the executive officer’s base salary, other than pursuant to a reduction applicable to all executives or employees of FTSI generally; (ii) a move of the executive officer’s primary place of work more than 50 miles from its current location; or (iii) a material diminution in the executive officer’s normal duties and responsibilities, including, but not limited to, the assignment of any diminished duties and responsibilities to the executive officer or a materially adverse change in the executive officer’s reporting responsibilities or titles as in effect on the date of the Severance Agreement, or any removal of the executive officer from or any failure to re-elect the executive officer to any of such positions (subject to limited exceptions); provided that, in each case, the executive officer must provide at least 30 days’ prior written notice of termination for Good Reason within 30 days after the occurrence of the event that the executive officer claims constitutes Good Reason, and FTSI shall have the opportunity to cure such circumstances within 30 days of receipt of such notice.

Transaction Bonus Agreement
While Jared Vitemb is not party to a Severance Agreement, FTSI entered into a transaction bonus letter agreement with him (the “Transaction Bonus Agreement”) which provides for the payment of a transaction bonus in connection with the completion of a “transaction” (which would include the Merger). The Transaction Bonus Agreement provides that, subject to continued employment through the date of payment, Mr. Vitemb will receive a lump sum payment in the amount of $142,500 immediately prior to the Merger.
See “Interests of FTSI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 57 of this proxy statement for the estimated amounts that each of FTSI’s named executive officers would receive under his or her Severance Agreement upon a qualifying termination of employment. Based on the assumptions described above under “Interests of FTSI’s Directors and Executive Officers in the Merger — Certain Assumptions”, the estimated aggregate amounts of the severance payments (excluding amounts payable in respect of unvested Company RSUs, unvested Company PRSUs and Company Stock Options, which are discussed and quantified above under the section entitled “Treatment and Quantification of FTSI Equity Awards”) to be provided to FTSI’s two executive officers who are not named executive officers under their Severance Agreements upon a qualifying termination of employment and Transaction Bonus Agreement are as follows: Karen Thornton: $874,942; and Jared Vitemb: $142,500.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that will or may become payable to each named executive officer of FTSI in connection with the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion above under the heading “Interests of FTSI Directors and Executive Officers in the Merger” above, which is incorporated herein.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “Interests of FTSI’s Directors and Executive Officers in the Merger — Certain Assumptions” and in the footnotes to the table below, and do not reflect certain compensation actions that may occur prior to completion of the Merger, including any equity award grants that may be made after the assumed date of closing of the Merger of December 17, 2021. The following table does not include any amounts that are payable to the named executive officer irrespective of the closing of the Merger. In addition, the amounts shown below do not attempt to quantify any reduction that may be required as a result of a Section 280G cutback; therefore, actual payments to the named executive officers may be less than the amounts indicated below.
FTSI’s stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by FTSI to these named executive officers that is based on or otherwise relates to the Merger (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 92 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on FTSI. Accordingly, if the Merger is approved by FTSI’s stockholders holding a majority of the outstanding Shares (and, unless such condition is waived by FTSI, by a majority of the outstanding Shares other than Shares held by Parent and its affiliates) and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable to the vote to approve the Merger, which are described in the footnotes to the table and above under the section entitled “Interests of FTSI’s Directors and Executive Officers in the Merger” beginning on page 54 of this proxy statement.
	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Michael J. Doss, President and Chief Executive Officer	$4,250,000	$4,639,816	$26,949	$8,916,765
Buddy Petersen, Chief Operating Officer	$2,700,000	$3,314,140	$37,894.64	$6,052,034.64
Lance Turner, Chief Financial Officer	$1,147,500	$1,988,475	$31,312.16	$3,167,287.16

(1)
For the named executive officers, the amounts included in this column represent an amount equal to: 2.5 times for the Chief Executive Officer, 2 times for the Chief Operating Officer and 1.5 times for the Chief Financial Officer the sum of (i) the executive officer’s annual base salary, at the highest rate in effect during the 12 months preceding termination, but in no event less than the base salary in effect as of December 2019 (which amount is equal to $850,000 for Mr. Doss, $750,000 for Mr. Petersen and $425,000 for Mr. Turner) and (ii) the higher of (x) the greatest annual bonus target for which the named executive officer was eligible during the 12 months preceding termination or (y) the average of the named executive officer’s actual annual bonus payouts for the three years preceding termination (which amount is equal to $850,000 for Mr. Doss, $600,000 for Mr. Petersen and $340,000 for Mr. Turner). The amounts in this column are “double-trigger” payments that will become payable only upon a named executive officer’s termination of employment without cause or resignation of employment for good reason that occurs within 12 months following the Merger.

(2)
The following table provides additional information regarding the equity holdings of each named executive officer that will be canceled and exchanged on a “single trigger” basis for the Merger Consideration in connection with the consummation of the Merger.

Named Executive Officers	Value of Unvested Company Stock Options ($)	Value of Company RSUs ($)	Value of Company PRSUs ($)(a)	Total ($)
Michael J. Doss, President and Chief Executive Officer	$879,757	$3,760,059	—	$4,639,815
Buddy Petersen, Chief Operating Officer	$628,380	$2,685,760	—	$3,314,140
Lance Turner, Chief Financial Officer	$377,040	$1,611,435	—	$1,988,475

(a)
Pursuant to the terms of the Company PRSUs, such awards would vest based on actual performance as of the Effective Time, but as of the assumed date of the closing of the Merger, December 17, 2021, the Company PRSUs had not met threshold performance requirements, so no value has been assigned to the Company PRSUs at this time.

(3)
For the named executive officers, the amounts included in this column include the following, which amounts are “double trigger” payments that will become payable only upon a named executive officer’s termination of employment without cause or resignation of employment for good reason that occurs within 12 months following the Merger.

Named Executive Officers	COBRA Premium Payment(a) ($)	Outplacement Services ($)	Total ($)
Michael J. Doss, President and Chief Executive Officer	$6,949	$20,000	$26,949
Buddy Petersen, Chief Operating Officer	$17,894.64	$20,000	$37,894.64
Lance Turner, Chief Financial Officer	$11,312.16	$20,000	$31,312.16

(a)
Pursuant to the terms of the Severance Agreements with the named executive officers, FTSI shall pay each named executive officer a lump sum cash amount equal to 12 times the amount the named executive officer would pay to elect COBRA continuation coverage (based on each named executive officer’s elections in place on the date of termination). The COBRA reimbursement amount is based on the premiums in effect on December 17, 2021 and each named executive officer’s elections in place on such date.

Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of FTSI’s directors and executive officers, see the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 77 of this proxy statement.
Financing of the Merger
In connection with the transactions contemplated by the Merger Agreement, THRC has delivered an equity financing letter to FTSI, dated as of October 21, 2021, pursuant to which, upon the terms and subject to the conditions set forth therein, THRC has committed to provide the necessary equity financing (up to a maximum of $400 million) to Parent to fund the transactions contemplated by the Merger Agreement. The transaction is not subject to a financing condition.
The total amount of funds required to pay the Merger Consideration is anticipated to be approximately $388.9 million.
For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Merger Agreement — Financing of the Merger” beginning on page 78.
Regulatory Clearances and Approvals Required for the Merger
The completion of the Merger is conditioned on, among other things, the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act. Under the terms of the Merger Agreement, Parent is required to, and is required to cause each of its subsidiaries to, take any and all steps necessary to avoid or eliminate as soon as possible each and every impediment under the HSR Act or any other applicable law so as to enable the parties to expeditiously consummate the transactions contemplated by the Merger Agreement, including the Merger, and is required to, and is required to cause each of its subsidiaries to, (i) contest or resist (including through any applicable appeals process) any action which may be instituted by any governmental authority challenging any of the transactions contemplated by the Merger Agreement, (ii) seek to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order relating to any applicable law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any of the transactions contemplated by the Merger Agreement, (iii) propose, negotiate, commit to, or agree to effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of any assets or businesses of FTSI or its subsidiaries that is required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority, and (iv) otherwise take or commit to take actions that after the Closing would limit the freedom of FTSI and its subsidiaries after the Closing, with respect to, or their ability to retain, one or more businesses, product lines, or assets to the extent required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority; provided that Parent and its affiliates are not obligated to take any actions with respect to the assets or businesses of any person other than FTSI and its subsidiaries.
On November 4, 2021, both FTSI and Parent filed notification of the proposed Merger with the FTC and the Antitrust Division under the HSR Act. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time on Monday, December 6, 2021.

See the section entitled “The Merger Agreement — Regulatory Clearances and Approvals Required for the Merger” beginning on page 74 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the Merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement) whose Shares are exchanged for cash pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash such U.S. holder is entitled to receive with respect to such Shares and (ii) such U.S. holder’s adjusted tax basis in such Shares. With respect to a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement), the exchange of Shares for cash pursuant to the Merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made to a U.S. holder or a non-U.S. holder pursuant to the Merger unless the holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as any tax consequences to you arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of FTSI Common Stock
Upon completion of the Merger, the Class A Common Stock currently listed on the NYSE American will cease to be listed on the NYSE American and will subsequently be deregistered under the Exchange Act.
Appraisal Rights
Under the DGCL, any record holder of Shares at the close of business on the record date who does not vote in favor of the Merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her Shares if the Merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 88 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
Litigation Related to the Merger
On December 10, 2021, FTSI received a demand letter by a purported stockholder of FTSI. The demand letter alleges, among other things, that the FTSI board of directors violated certain sections of the Exchange Act by authorizing the filing of a materially incomplete and misleading proxy statement with the SEC. The demand letter seeks, among other things, that FTSI provide additional disclosures related to the Merger. On December 16, 2021, FTSI received a demand letter by a purported stockholder of FTSI. The demand letter alleges, among other things, that this proxy statement omits material information with respect to the Merger. The demand letter seeks, among other things, that FTSI provide additional disclosures related to the Merger. FTSI believes that the claims asserted in these demand letters are without merit and intends to defend vigorously against all claims asserted.

Additional potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to FTSI, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no injunction or other order or decree issued by a court of competent jurisdiction in the United States that prohibits or makes illegal consummation of the Merger or enjoins FTSI, Parent or Merger Sub from consummating the Merger is in effect. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of October 21, 2021, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of October 21, 2021, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about FTSI in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to FTSI or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by FTSI, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the Merger Agreement; were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FTSI’s public disclosures.
Additional information about FTSI may be found elsewhere in this proxy statement and FTSI’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 104 of this proxy statement.
Structure of the Merger
At the Effective Time, Merger Sub will be merged with and into FTSI in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and FTSI will be the Surviving Corporation as a wholly-owned subsidiary of Parent. At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to be the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub shall be automatically amended to become references to the Surviving Corporation. The bylaws of Merger Sub in effect at the Effective Time will be the bylaws of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation and the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed by FTSI and Parent, the Closing will take place as soon as practicable, but in any event no later than two business days after the date the closing conditions set forth in the Merger Agreement and described in the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 80 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) are satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The Merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the Merger in the first quarter of 2022. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, which are described below, and it is possible that factors outside the control of FTSI or Parent could delay the completion of the Merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required approvals.
Effect of the Merger on FTSI Common Stock
At the Effective Time, each Share outstanding immediately prior to the Effective Time (other than Shares held by Parent, its affiliates or Merger Sub, or any Shares held by FTSI as treasury stock or any Shares held by any subsidiary of FTSI) will be converted into the right to receive $26.52 in cash, without interest. As of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and retired and shall cease to exist, and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with the terms of the Merger Agreement. Each Share held by FTSI as treasury stock (other than Shares in an employee plan of FTSI) or by any subsidiary of FTSI immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.
In addition, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL will not be converted into the right to receive the Merger Consideration, but will be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of the DGCL, such Shares will be treated as if they had been converted into the right to receive the Merger Consideration. If any holder of Shares that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such Shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 88 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.
Procedures for Surrendering Shares for Payment
Prior to the Effective Time, Parent will appoint a paying agent reasonably acceptable to FTSI for the purpose of exchanging for the Merger Consideration certificates representing Shares or uncertificated Shares. Immediately prior to the Effective Time, Parent will deposit with the paying agent (or cause FTSI to deposit with the paying agent), cash sufficient to pay the aggregate Merger Consideration to be paid in respect of certificates representing Shares or uncertificated Shares. In addition, promptly after the Effective Time on the date of the Closing, Parent will make available (or will cause FTSI to make available) as necessary cash in an amount sufficient for payment of any dividends or distributions declared, but not paid by FTSI prior to the Effective Time in respect of the Shares in accordance with the terms of the Merger Agreement.
Promptly after the Effective Time (and in any event within three business days after the Effective Time), FTSI will send, or will cause the paying agent to send, to each holder of Shares at the Effective Time (other than Parent or any of its affiliates), a letter of transmittal and instructions in customary form (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates representing Shares or transfer of the uncertificated Shares to the paying agent) for use in such exchange, with the form and substance of such letter of transmittal and instructions to be reasonably agreed to by Parent and FTSI and prepared prior to the Effective Time.
Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated Shares, the Merger Consideration payable for each such Share represented by such certificate or for each such uncertificated Share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated Share will represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such Shares.
If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated Share is registered, it will be a condition to such payment that (i) either such certificate will be properly endorsed or otherwise be in proper form for transfer or such uncertificated Share will be properly transferred and (ii) the person requesting such payment must pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or uncertificated Share or establish to the satisfaction of the paying agent and Parent that such tax has been paid or is not payable.
After the Effective Time, there will be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares or uncertificated Shares are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration.
Any portion of the Merger Consideration made available to the paying agent (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares that have been converted into the right to receive the Merger Consideration one year after the Effective Time, to the extent permitted by applicable law, will be returned to the party that made available to the paying agent the related cash upon demand, and any such holder who has not exchanged such Shares for the Merger Consideration prior to that time will thereafter look only to such party only as general creditors of such party with respect to the Merger Consideration that may be payable upon due surrender of the certificates representing Shares or uncertificated Shares held by them, without interest and subject to any withholding of taxes required by applicable law.
Any portion of the Merger Consideration made available to the paying agent to pay for Shares for which appraisal rights have been perfected will be returned to the party that made available to the paying agent the related cash upon demand.
Withholding
Each of Parent, FTSI, Merger Sub, the Surviving Corporation and the paying agent is entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement any amounts that it reasonably concludes it is required to deduct and withhold with respect to the payment of that consideration under any provision of applicable law. If the paying agent, the Surviving Corporation, Parent, FTSI or Merger Sub, as the case may be, so deducts or withholds amounts, those amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which the paying agent, Parent, FTSI, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.
Treatment of FTSI Equity Awards
The Merger Agreement provides that at or immediately prior to the Effective Time, the outstanding equity awards of FTSI will be treated as follows:
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Each option (or portion thereof) to acquire Shares granted or issued pursuant to the 2020 Plan that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.

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Each time-based restricted stock unit granted or issued pursuant to the 2020 Plan that is vested (including those that vest in connection with the transactions contemplated by the Merger Agreement) and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.

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Each performance-based restricted stock unit granted or issued pursuant to the 2020 Plan that is outstanding and unvested immediately prior to the Effective Time, will be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) will be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company PRSU that are deemed vested in accordance with the foregoing based on actual performance achieved as of the Effective Time with respect to applicable performance-based vesting conditions.

Representations and Warranties
FTSI’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:
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The organization, good standing and qualification of FTSI and its subsidiaries;

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The corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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Required regulatory filings and actions of governmental entities;

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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement and assuming approval and adoption of the Merger Agreement by the holders of the majority of the outstanding Shares;

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The capitalization of FTSI and its subsidiaries, including the number of outstanding shares of Class A Common Stock, shares of Class B Common Stock, preferred shares, warrants, Company Stock Options, Company RSUs and Company PRSUs;

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The reports, schedules, forms, statements and other documents required to be filed with the SEC and other regulatory agencies and the accuracy of the information contained in those documents;

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The financial statements of FTSI and FTSI’s internal system of disclosure controls and procedures concerning financial reporting;

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The disclosure documents required to be filed with the SEC in connection with the Merger (including this proxy statement);

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The absence of certain changes or events since June 30, 2021;

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The absence of certain undisclosed liabilities;

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Compliance with laws by FTSI and its subsidiaries since November 19, 2020;

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The insurance policies of FTSI and its subsidiaries;

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The absence of certain litigation, actions, suits or proceedings;

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Real property owned or leased by FTSI and its subsidiaries;

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Ownership of or rights with respect to the intellectual property of FTSI and its subsidiaries;

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The payment of taxes, the filing of tax returns and other tax matters related to FTSI and its subsidiaries;

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Compensation and benefits plans, agreements and arrangements with or concerning employees of FTSI and its subsidiaries;

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Compliance with laws related to labor and employment by FTSI and its subsidiaries since November 19, 2020;

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Compliance with environmental laws, permits and licenses by FTSI and its subsidiaries since November 19, 2020 and other environmental matters;

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Certain top suppliers and customers of FTSI and its subsidiaries;

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Certain material contracts of FTSI and its subsidiaries;

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The absence of affiliate transactions entered into by FTSI and its subsidiaries;

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Brokers’ and finders’ fees payable by FTSI;

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Receipt of the opinion of FTSI’s financial advisor;

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The applicability of certain state takeover statutes; and

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The acknowledgement that there are no further representations and warranties made by or on behalf of Parent or Merger Sub, other than in the Merger Agreement.

Parent’s and Merger Sub’s representations and warranties to FTSI in the Merger Agreement relate to, among other things:
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The corporate organization and good standing of each of Parent and Merger Sub;

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The corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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Required regulatory filings and actions of governmental entities;

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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

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The accuracy of information supplied by Parent to be included in this proxy statement;

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Brokers’ and finders’ fees payable by Parent;

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The solvency of the surviving corporation after the consummation of the Merger;

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Ownership of shares of Class A Common Stock by Parent and its affiliates; and

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The acknowledgement that there are no further representations and warranties made by or on behalf of FTSI, other than in the Merger Agreement.

None of the representations and warranties in the Merger Agreement survive the Effective Time.
Definition of “Company Material Adverse Effect”
Many of FTSI’s representations and warranties in the Merger Agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the Merger Agreement, a “company material adverse effect” means any event, circumstance, change, occurrence, development or effect that has had or would reasonably be expected to result in a material adverse change in, or material adverse effect on, the financial condition, business, assets, liabilities or results of operations of FTSI and its subsidiaries, taken as a whole, excluding, any effect resulting from or arising in connection with:
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Conditions generally affecting any industry in which FTSI or any of its subsidiaries operates;

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General economic, political or financial or securities market conditions;

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Natural disasters, acts of war, terrorism, military actions or the escalation thereof, earthquakes, hurricanes, tornadoes or other natural disasters;

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Changes in GAAP, in the interpretation of GAAP, in the accounting rules and regulations of the SEC, or changes in applicable law;

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Any action (or omission of any action) taken by FTSI or any of its subsidiaries in accordance with the terms of the Merger Agreement that are expressly required or contemplated by the Merger Agreement or taken at the written request of, or with the written consent of, Parent or Merger Sub;

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The execution, delivery or performance of the Merger Agreement or the announcement or consummation of the transactions contemplated by the Merger Agreement or the identity of or any facts or circumstances relating to Parent or any of its affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of FTSI or any of its subsidiaries with customers, suppliers, service providers, employees, governmental authorities or any other persons;
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Any action, suit, litigation or other proceeding arising out of, resulting from or related to the transactions contemplated by the Merger Agreement or any demand, action, suit, litigation, claim or proceeding for appraisal of any Shares pursuant to the DGCL in connection with the Merger;

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Any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or the evolution of any measures taken in response to the COVID-19 pandemic or other restrictions that relate to, or arise out of the foregoing or any reasonable actions taken in response to the COVID-19 pandemic;

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Any decrease or decline in the market price or trading volume of the Shares or any failure by FTSI to meet any projections, forecasts or revenue or earnings predictions of FTSI or of any securities analysts;

Notwithstanding these exclusions, any event referred to in bullets one, two, three, and four will be taken into account in determining whether a “company material adverse” effect has occurred to the extent that such event has a disproportionate effect on FTSI and its subsidiaries relative to other companies in the same industry or industries in which FTSI and its subsidiaries operate.
Certain of Parent’s representations and warranties in the Merger Agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the Merger Agreement, a “parent material adverse effect” means any event, circumstance, change, occurrence, development or effect that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement.
Conduct of the Business Pending the Merger
FTSI has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the Effective Time. In general, except as expressly contemplated by the Merger Agreement, with the prior written consent of Parent, as may be required by applicable law or to the extent necessary to comply with any obligation under contracts disclosed to Parent prior to the date of the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement or any action taken, or omitted to be taken, in order to comply with any measures taken in relation to COVID-19 or such reasonable action which is otherwise taken, or omitted to be taken, as in good faith and that is reasonably determined to be necessary or prudent to be taken in response to COVID-19, FTSI will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its present business organization, maintain in effect all necessary permits, keep available the services of its directors, officers and key employees on commercially reasonable terms and preserve satisfactory business relationships with governmental authorities, key customers, key suppliers, and others having material business relationships with it.
In addition, except as expressly contemplated by the Merger Agreement, with the prior written consent of Parent (which consent, with respect to bullets five, six, twelve, thirteen, fifteen, sixteen and eighteen below, shall not be unreasonably withheld, conditioned or delayed), as may be required by applicable law or to the extent necessary to comply with any obligation under contracts disclosed to Parent prior to the date of the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement or any action taken, or omitted to be taken, in order to comply with any measures taken in relation to COVID-19 or such reasonable action which is otherwise taken, or omitted to be taken in good faith and that is reasonably determined to be necessary or prudent to be taken in response to COVID-19, FTSI will not, nor will FTSI permit any of its subsidiaries to:
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amend or otherwise change its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

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enter into any new line of business outside the existing bustiness of FTSI and its subsidiaries as of the date of the Merger Agreement;

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(A) adjust, split, combine, subdivide or reclassify any shares of its capital stock, (B) declare, authorize, establish a record date for, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (including any Shares), except for dividends by any of its wholly-owned subsidiaries or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of its capital stock (including any Shares), FTSI securities or any securities of its subsidiaries or otherwise take any action that results in a reduction in the number of outstanding Shares;

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(A) issue, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, delivery, sale, disposal, encumbrance, grant, conferral or award of, any shares of any FTSI securities (including under the 2020 Plan) or securities of its subsidiaries, other than the issuance of (i) any Shares upon the exercise of Company Stock Options, that are outstanding on the date of the Merger Agreement in accordance with the terms of those Company Stock Options or purchase rights on the date of the Merger Agreement, (ii) any Shares upon the vesting or settlement of any Company RSUs or Company PRSUs or the exercise of warrants to acquire Shares, in each case, that are outstanding on the date of the Merger Agreement and (iii) any securities of FTSI’s subsidiaries to FTSI or any other wholly-owned subsidiary of FTSI or (B) amend or otherwise change any term of any FTSI securities or any securities of its subsidiaries (in each case, whether by merger, consolidation or otherwise);

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except in connection with the prompt response to any accident or emergency, incur any capital expenditures or any obligations or liabilities in respect thereof, other than in the ordinary course of business;

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make any acquisition of (including by merger, consolidation or acquisition of stock or assets or otherwise) any entity or any division or portion thereof, acquire any assets other than (A) any capital expenditures not prohibited by the preceding bullet, (B) other acquisitions that do not exceed $250,000 individually or $500,000 in the aggregate or (C) inventory, supplies, parts, raw materials and consumables, or otherwise merge, consolidate or amalgamate with any other entity;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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sell, lease, license or otherwise transfer, or dispose of, mortgage, sell and lease back or otherwise or create or incur any lien on, any of FTSI’s or its subsidiaries’ assets, securities, properties, interests or businesses or other interests therein whether tangible or intangible (including securitizations) (other than intellectual property) that is material to FTSI and its subsidiaries, taken as a whole, other than (A) sales of inventory in the ordinary course of business or otherwise or sales of or disposals of obsolete or worthless assets at the end of their scheduled retirement, (B) pursuant to contracts in effect on the date of the Merger Agreement, (C) liens permitted by the Merger Agreement and (D) transfers among FTSI and its wholly owned subsidiaries, or among the wholly owned subsidiaries of FTSI;

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sell, assign, license, sublicense, transfer, convey, abandon, incur any lien other than liens permitted by the Merger Agreement on or otherwise dispose of or fail to maintain, enforce or protect any material intellectual property owned, used or held for use by FTSI or any of its subsidiaries (except for non-exclusive licenses or sublicenses of intellectual property granted by FTSI or any of its subsidiaries in the ordinary course of business);

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make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in a wholly owned subsidiary of FTSI, investments in short term marketable securities and cash equivalents, and advances to employees in respect of travel or other related business expenses in the ordinary course of business;

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create, incur, assume, suffer to exist, provide any guarantee of or otherwise become liable with respect to any, or repay, redeem, repurchase or otherwise retire any indebtedness or capitalized lease obligation (other than as required by its terms), other than (A) draws under FTSI’s existing revolving credit facility in the ordinary course of business not in excess of $1,000,000 and repayments of amounts under such facility, (B) any intercompany indebtedness and (C) with respect to letters of credit or bank guarantees in the ordinary course of business;

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(A) other than in the ordinary course of business, materially amend or modify or terminate any material contract, or any contract that would constitute a material contract if it were in effect on the date of the Merger Agreement, except the expiration or renewal of any material contract in accordance with its terms, (B) renew or enter into certain specified categories of material contracts, or (C) other than in the ordinary course of business otherwise waive, release, relinquish or assign any material rights, claims or benefits of FTSI or any of its subsidiaries under any material contract, subject to certain exceptions;

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except as required by the terms of any employee plan as in effect on the date of the Merger Agreement or applicable law, (A) with respect to any current or former director, officer, employee or individual independent contractors of FTSI or any of its subsidiaries, (i) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits except for increases in base compensation or wages, per diems, travel pay and similar amounts, in each case, of not more than 10% over levels prior to any adjustment for the COVID-19 pandemic for directors, officers, employees or individual independent contractors of FTSI or any of its subsidiaries other than certain key employees, (ii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any equity or equity-based awards held by, any current or former director, officer, employee or individual independent contractors of FTSI or any of its subsidiaries or (iii) enter into or materially amend any employment, consulting, severance, retention, change in control, termination pay, retirement, deferred compensation, transaction bonus or similar agreement or arrangement, (B) establish, adopt, enter into or materially amend any employee plan or collective bargaining agreement, except for any amendment that does not materially increase costs above the amount of costs immediately prior to such amendment, (C) recognize any new union, works council or similar employee representative with respect to any current or former director, officer, employee or individual independent contractors of FTSI or any of its subsidiaries, (D) establish, adopt or enter into any material plan, agreement or arrangement, or otherwise commit, to gross-up, indemnify or otherwise reimburse any current or former director, officer, employee or individual independent contractors of FTSI or any of its subsidiaries for any tax incurred by such individual, including under Section 409A or Section 4999 of the Code, (E) hire any employees who would be deemed key employees other than to fill vacancies as of the date of the Merger Agreement or that arise due to terminations of employment or (F) terminate the employment of any specified key employee other than for cause;

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change FTSI’s fiscal year or, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, methods of accounting;

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(A) settle, release, waive, discharge or compromise, or offer to do any of the foregoing with respect to any actions, claims or other proceeding or threats of actions, claims or other proceedings (excluding those relating to taxes) involving or against FTSI or any of its subsidiaries that results in a payment obligation (net of insurance proceeds) of FTSI or any of its subsidiaries in excess of $100,000 individually or $250,000 in the aggregate, or that imposes any material restrictions or limitations upon the operations or business of FTSI or any of its subsidiaries or equitable or injunctive remedies or the admission of any criminal wrongdoing, or any actions, claims or other proceedings or threats of actions, claims or other proceedings (excluding those relating to taxes) relating to the transactions contemplated by the Merger Agreement, or (B) initiate or commence any action, claim or other proceeding outside of the ordinary course of business that would be materially adverse to FTSI and its subsidiaries;

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make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any tax return, file a claim for a material tax refund, enter into any closing agreement with respect to taxes, settle or compromise any action, claim or other proceeding relating to material taxes, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, or surrender any right to claim a material tax refund or offset or other material reduction in tax liability;

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(A) take any action that would reasonably be expected to result in the cancellation of existing material insurance policies or insurance coverage of FTSI or any of its subsidiaries or (B) fail to use commercially reasonable efforts to maintain in full force and effect existing material insurance policies (or substantially similar replacements thereto); provided that in the event of a termination, cancellation or lapse of any material insurance policy, FTSI shall use commercially reasonable efforts to promptly obtain replacement policies providing substantially comparable insurance coverage with respect to the material assets, operations and activities of FTSI and its subsidiaries as currently in effect as of the date of the Merger Agreement;
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grant any refunds, credits, rebates or other allowances to any customer, supplier or vendor other than in the ordinary course of business; or

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agree, resolve or commit to do any of the foregoing.

Board Obligation to Call a Stockholders’ Meeting
FTSI has agreed under the Merger Agreement to cause a meeting of FTSI stockholders as soon as reasonably practicable following the clearance of this proxy statement by the SEC, duly call, give notice of, convene and hold the meeting of FTSI stockholders to consider and vote upon the adoption of this Merger Agreement, provided that FTSI may postpone or adjourn such meeting of FTSI stockholders (i) to solicit additional proxies necessary to obtain approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless such condition is waived by FTSI, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) if there are not holders of a sufficient number of Shares present or represented by proxy at such meeting of FTSI stockholders to constitute a quorum at such meeting and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that FTSI has determined in good faith, after consultation with outside legal counsel, is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by FTSI stockholders prior to such meeting. Subject to the restrictions on solicitation described below, the FTSI board of directors shall recommend that the holders of the Shares adopt the Merger Agreement.
Go-Shop Period
Under the Merger Agreement, during the Go-Shop Period, FTSI and its representatives and subsidiaries were permitted to, directly or indirectly:
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solicit, initiate, propose, encourage and facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as described below); and

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engage in discussions and negotiations with, and furnish non-public information relating to FTSI and its subsidiaries and afford access to the personnel, business, properties, assets, information, work papers and books and records of FTSI and its subsidiaries to any third party in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal.

Prior to furnishing such information or affording such access described above, (i) FTSI must have entered into a confidentiality agreement with such third party that are on terms not materially less favorable to FTSI than those contained in the confidentiality agreement between FTSI and Parent and (ii) FTSI must have provided or made available (or substantially concurrently provided or made available) such information to Parent.
Notwithstanding the permitted activities above, FTSI was not permitted to, and was required to not permit its subsidiaries to, reimburse or agree to reimburse the expenses of any third party (other than representatives of FTSI) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal.
On the Go-Shop Period End Date, FTSI was required to, and was required to cause each of its representatives and subsidiaries to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party (other than Excluded Parties) relating to any Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal; and FTSI was required to as promptly as possible request that each third party

(other than any Excluded Party) that had previously executed a confidentiality or similar agreement in connection with its consideration of an Acquisition Proposal to return to FTSI or destroy any non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of FTSI or its representatives in accordance with the terms of the confidentiality agreement in place with such third party.
Additionally, following the determination by the FTSI board of directors that a third party was an Excluded Party, FTSI was required to deliver written notice to Parent no later than the earlier of (i) three business days after such determination and (ii) the Go-Shop Period End Date, which set forth the identity of each Excluded Party and a reasonably detailed summary of the material terms and conditions of the pending Acquisition Proposal to be made by such Excluded Party.
The Go-Shop Period ended on the Go-Shop Period End Date. During the Go-Shop Period, FTSI and its financial advisor, Ducera, reached out to nine potential strategic counterparties and 37 potential financial counterparties, and did not receive any alternative acquisition proposals. In connection with such outreach, FTSI entered into confidentiality agreements with two potential strategic counterparties, each of which subsequently withdrew from consideration. As of the Go-Shop Period End Date, FTSI was not involved in active discussions with any counterparty with respect to an alternative acquisition proposal.
Restrictions on Solicitation of Acquisition Proposals
From and after the Go-Shop Period End Date until the earlier of (i) receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement or (ii) the termination of the Merger Agreement in accordance with its terms, except as set forth below, FTSI and its subsidiaries will not, and will not authorize any of its and their officers, directors, employees, investment bankers, attorneys, lenders, underwriters, accountants, consultants or other agents, advisors or other representatives (collectively, “representatives”) to, directly or indirectly:
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Solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal;

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Enter into, engage in or participate in any discussions or negotiations with, furnish any information relating to FTSI or any of its subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to FTSI or any of its subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly facilitate or knowingly encourage any effort by any third party that, to FTSI’s knowledge, is seeking to make, or has made, an Acquisition Proposal (other than to state that the terms of the Merger Agreement prohibit such discussion);

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Make an adverse recommendation change (as described below) with regard to the Merger; and

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Enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other contract relating to an Acquisition Proposal.

If any representative of FTSI takes any action that FTSI is prohibited from taking by these restrictions acting at the direction and knowledge of FTSI, then FTSI will be deemed to have breached such restrictions, provided that FTSI did not direct such representatives to cease violating such restrictions reasonably promptly after acquiring such knowledge.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval and adoption by FTSI stockholders holding at least a majority of the Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, if the FTSI board of directors determines in good faith, after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties under Delaware law, FTSI may, directly or indirectly, (i) engage in discussions with any Excluded Party and its representatives or any third party and its representatives that, in the case of such third party, has made a written Acquisition Proposal after the Go-Shop Period End Date that did not result from FTSI’s material breach of the restrictions described above if the FTSI board of directors determines in good faith, after consultation with its outside legal counsel and its independent financial advisor, that such Acquisition Proposal is or is reasonably likely to lead to a superior proposal and (ii) furnish to any such Excluded Party or third party and their representatives non-public information relating to FTSI or any of its subsidiaries pursuant to a confidentiality agreement with such Excluded Party or third party or such representatives with terms not materially less favorable to FTSI than those contained in the confidentiality agreement between FTSI and Parent, subject to certain restrictions under the Merger Agreement.
For purposes of the Merger Agreement, “Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement, any third party offer or proposal relating to:
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Any acquisition or purchase, direct or indirect, of assets representing 20% or more of the consolidated assets of FTSI and its subsidiaries, or 20% or more of any class of equity or voting securities of FTSI or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FTSI and its subsidiaries;

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Any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of equity or voting securities of FTSI or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FTSI and its subsidiaries; or

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A merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving FTSI or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FTSI and its subsidiaries.

For purposes of the Merger Agreement, “adverse recommendation change” means the FTSI board of directors (A) qualify, withdraw or modify in a manner adverse to Parent or Merger Sub, or propose publicly to qualify, withdraw or modify in a manner adverse to Parent or Merger Sub the recommendation by the FTSI board of directors to FTSI stockholders to adopt the Merger Agreement, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, any Acquisition Proposal, or resolve to take any such action, (C) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the FTSI board of directors of the type contemplated by Rule 14d-9(f) under the Exchange Act; (D) other than with respect to a tender or exchange offer described in clause (C), following the date any Acquisition Proposal or any material modification thereto is first publicly announced, fail to issue a press release reaffirming the recommendation by the FTSI board of directors for FTSI stockholders to adopt the Merger Agreement within ten business days after a request by Parent to do so or (E) fail to include the recommendation by the FTSI board of directors to FTSI stockholders to adopt the Merger Agreement in this proxy statement.
For purposes of the Merger Agreement “superior proposal” means any bona fide, and with respect to any Acquisition Proposal received after the Go-Shop Period, unsolicited written Acquisition Proposal (substituting the term “50%” for the term “20%” in each instance where such term appears therein) that the FTSI board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and legal, financial, regulatory and other aspects of such proposal, including conditions to consummation (including whether such transaction is reasonably likely to be consummated without undue delay relative to the transactions contemplated by the Merger Agreement and whether financing, if a cash transaction (whether in whole or in part), is then fully committed by a reputable financing source or reasonably determined to be available by the FTSI board of directors), are more favorable to the FTSI stockholders than as provided hereunder (taking into account any revisions proposed by Parent and not withdrawn to amend the terms of the Merger Agreement pursuant to its terms).
Changes in Board Recommendation
Under the Merger Agreement, the FTSI board of directors is entitled to make an adverse recommendation change prior to obtaining approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, the approval and adoption by holders of a majority of the outstanding Shares other than those held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement in connection with a superior proposal, if the FTSI board of directors determines in good faith, after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law; provided that:
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FTSI notifies Parent in writing at least three business days before taking such action, of its intention to do so, which notice specifies the reasons for the adverse recommendation change and attaches the most current version of any proposed agreement under which such superior proposal is proposed to be consummated and the identity of the third party making the Acquisition Proposal;

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FTSI negotiates, and causes its representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of the Merger Agreement that Parent proposes and has not withdrawn in response to such superior proposal and that would be binding on Parent if accepted by FTSI; and

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After such notice period, the FTSI board of directors determines, in consultation with outside legal counsel and its independent financial advisor, and giving due consideration to such revisions proposed by Parent, that such Acquisition Proposal continues to constitute a superior proposal (assuming such revisions proposed by Parent and not withdrawn were to be given effect) (provided that any material amendment of any such superior proposal requires a new written notification from FTSI and a new notice period of two business days will commence).

Prior to receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, FTSI may terminate the Merger Agreement to accept a superior proposal and concurrently or immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal if immediately before or simultaneously with such termination, FTSI pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement.
In addition, at any time prior to obtaining the approval and adoption by FTSI’s stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, the approval and adoption by holders of a majority of the outstanding Shares other than those held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, the FTSI board of directors is permitted to effect an adverse recommendation change in response to an “intervening event” if the FTSI board of directors determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law; provided that:
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FTSI notifies Parent in writing at least three business days before taking such action, of its intention to take such action, which notice attaches a reasonably detailed description of the reasons for making such adverse recommendation change; and

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After such notice period, the FTSI board of directors determines, in consultation with outside legal counsel and its independent financial advisor, and after giving due consideration to revisions proposed by Parent, that such intervening event would nevertheless necessitate the need for such adverse recommendation change (provided that any material change to the facts and circumstances relating to such intervening event requires a new written notification from FTSI and a new notice period of two business days will commence).

Nothing in the Merger Agreement prevents FTSI or the FTSI board of directors from:
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Complying with Rule 14e-2(a) or Rule 14d-9 under the Exchange Act; or

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Making any disclosure to FTSI stockholders if the FTSI board of directors determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under Delaware law; provided, that:

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any such disclosure referred to above that relates to an Acquisition Proposal will be deemed to be an adverse recommendation change unless (i) the FTSI board of directors expressly reaffirms its recommendation to FTSI stockholders in favor of adopting the Merger Agreement in or in connection with such disclosure or (ii) such disclosure is a “stop, look and listen” communication to the FTSI stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, further, that this will not be deemed to permit the FTSI board of directors to make an adverse recommendation change except, in each case, to the extent permitted by the terms of the Merger Agreement.

From and after the Go-Shop Period End Date and until the earlier to occur of (i) the time of obtaining approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares and, unless waived by FTSI, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates of the Merger Agreement and the transactions contemplated by the Merger Agreement or (ii) the date of termination of the Merger Agreement, FTSI shall notify Parent promptly (but in no event later than 48 hours) after receipt by FTSI (or any of its representatives) of any Acquisition Proposal or any request for information relating to FTSI or any of its subsidiaries for the purpose of facilitating the submission of an Acquisition Proposal or request for access to the business, properties, assets, books, records, work papers or other documents relating to FTSI or any of its subsidiaries by any third party that, to FTSI’s knowledge, has made such request for the purpose of facilitating the submission of an Acquisition Proposal. FTSI will provide such notice to Parent orally and in writing and will identify the third party making, and the material terms and conditions of, any such Acquisition Proposal. FTSI will keep Parent reasonably informed, on a reasonably prompt basis upon Parent’s request, of the status of any such Acquisition Proposal. Any material amendment to any Acquisition Proposal, as reasonably determined by FTSI in good faith, will be deemed to be a new Acquisition Proposal for purposes of FTSI’s compliance with the foregoing.
For purposes of the Merger Agreement “intervening event” means any events, changes or developments in circumstances that are material to FTSI and its subsidiaries, taken as a whole, that were not known to or reasonably foreseeable by the FTSI board of directors as of or prior to the date of the Merger Agreement and becomes known to the FTSI board of directors after the date of the Merger Agreement and prior to the time that the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement by FTSI stockholders holding at least a majority of the outstanding Shares is obtained and, unless waived by FTSI, the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates; provided that in no event will any of the following constitute or contribute to an intervening event:
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FTSI and its subsidiaries meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period,

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changes in the market price or trading volume of the Shares or any change in credit rating, in and of itself, or

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the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal.

In addition, if the FTSI board of directors makes an adverse recommendation change, Parent may terminate the Merger Agreement and collect a termination fee as described in the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” below.
Regulatory Clearances and Approvals Required for the Merger
The completion of the Merger is conditioned on, among other things, any applicable waiting period (and any extensions thereof) under the HSR Act having expired or been terminated. Under the terms of the Merger Agreement, Parent has agreed to, and to cause each of its subsidiaries to, take any and all steps necessary to avoid or eliminate as soon as possible each and every impediment under the HSR Act or any other applicable law so as to enable the parties to expeditiously consummate the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, Parent will, and will cause each of its subsidiaries to:

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contest or resist (including through any applicable appeals process) any action which may be instituted by any governmental authority challenging any of the transactions contemplated by the Merger Agreement;

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seek to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order relating to any applicable law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any of the transactions contemplated by the Merger Agreement;

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propose, negotiate, commit to, or agree to effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of any assets or businesses of FTSI or its subsidiaries that is required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority; and

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otherwise take or commit to take actions that after the Closing would limit the freedom of FTSI and its subsidiaries after the Closing, with respect to, or their ability to retain, one or more businesses, product lines, or assets to the extent required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under applicable law from any governmental authority.

Neither FTSI, any of its subsidiaries, nor any of their respective representatives will take any of the actions described above without the prior written consent of Parent (and FTSI and its subsidiaries will take any of such actions that are requested by Parent in writing so long as taking any such actions (including any actions in furtherance thereof) are subject to and conditioned on the Closing and do not require any fees, costs or expenses to be borne by or otherwise incurred by any holder of Shares (other than Parent and its affiliates), FTSI or any of its subsidiaries prior to the Closing, other than fees, costs or expenses concurrently reimbursed by Parent) and Parent and its affiliates will not be obligated to take, or agree to take, any of such actions with respect to any entity, or the assets, properties or business of any entity, other than FTSI and its subsidiaries.
Each of Parent and FTSI will not, and will cause their respective affiliates (or in the case of FTSI, controlled affiliates) not to, take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
In addition, each of Parent and FTSI will make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) as promptly as practicable and in any event within ten business days after the date of the Merger Agreement. Each of Parent and FTSI will respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information and documentary material that may be requested pursuant to the HSR Act or any State Attorney General or other governmental authority in connection with antitrust matters.
On November 4, 2021, both FTSI and Parent filed notification of the proposed Merger with the FTC and the Antitrust Division under the HSR Act. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time on Monday, December 6, 2021.
At the request of Parent, FTSI will agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of FTSI or any of its subsidiaries (but, absent such request, FTSI will not take any such action); provided that any such action will be conditioned upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement. Each of Parent and FTSI will (1) keep the other apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by the Merger Agreement and work cooperatively in connection with obtaining all required approvals; (2) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority, and, subject to applicable law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any of the foregoing; (3) promptly consult with the other party to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or its counsel) copies of) all filings made by such party with any governmental authority and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such governmental authority, (4) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the Merger Agreement or the Merger and the other transactions contemplated thereby unless it consults with the other parties in advance and, to the extent permitted by such governmental authority, gives the other parties the opportunity to attend and participate thereat; and (5) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with the Merger Agreement.
Litigation Related to the Merger
Under the terms of the Merger Agreement, FTSI will control the defense or settlement of any litigation or other legal proceedings against FTSI or any of its directors relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; provided that FTSI will give Parent reasonable opportunity to participate, at Parent’s expense, in such litigation or other legal proceedings; provided further, that FTSI will not settle any such litigation or other legal proceedings without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Employee Matters
For 12 months following the closing of the Merger (the “Continuation Period”), Parent shall provide, or shall cause its affiliates (including the Surviving Corporation) to provide, each continuing employee with base salary, wage or commission rate, bonus opportunity (including short-term cash incentive compensation opportunities) and other employment benefits (including severance benefits, retirement benefits (other than defined benefit pension benefits or retiree medical benefits) and paid time-off), in each case, that are no less favorable than those provided to (i) such continuing employee immediately prior to the closing of the Merger for the first 90 days of the Continuation Period and (ii) a similarly situated employee of Parent or its applicable employing affiliate for the remainder of the Continuation Period; provided that for the entire Continuation Period the severance benefits provided to continuing employees shall be consistent with those agreed between the parties.
Upon the closing of the Merger, Parent will provide (or cause to be provided) to each employee full credit for prior service with FTSI and its subsidiaries for all purposes of vesting, level of benefits and eligibility to participate in employee benefit plans maintained by Parent or its subsidiaries for which the employee is eligible to participate following the Effective Time (but such service credit will not be provided for benefit accrual purposes, except for vacation and severance) to the same extent as such employee was entitled, before the effective time, to credit for such service.
In addition, following the closing of the Merger, FTSI will, and will cause its subsidiaries (including the Surviving Corporation) to (i) waive all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage of the continuing employees (and any dependents thereof) under any welfare benefit plans in which such continuing employees (and any dependents thereof) may be eligible to participate after the closing of the Merger to the same extent such preexisting conditions, exclusions and waiting periods are waived under any analogous employee plan prior to the Effective Time and (ii) use commercially reasonable efforts to, provide each continuing employee with credit for any co-payments and deductibles paid by such continuing employee during the calendar year in which the Effective Time occurs under the relevant welfare benefit plans in which such continuing employee is eligible to participate from and after the Effective Time to the same extent as such continuing employee was entitled, prior to the Effective Time, to credit of such co-payments or deductibles under any analogous employee plan.

Directors’ and Officers’ Indemnification and Insurance
For six years after the Effective Time, Parent has agreed to, and to cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of FTSI (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware law or any other applicable law or provided under FTSI’s certificate of incorporation and bylaws in effect on the date of the Merger Agreement, subject to any limitation imposed from time to time under applicable law. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent will cause FTSI to advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation as and to the extent provided under FTSI’s certificate of incorporation and bylaws in effect on the date hereof.
For six years after the Effective Time, Parent has agreed to cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.
From and after the Effective Time, Parent will, and will cause the Surviving Corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreements with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.
Prior to the Effective Time, FTSI will or, if FTSI is unable to, Parent will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of FTSI’s existing directors’ and officers’ insurance policies and FTSI’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under FTSI’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of FTSI or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby). FTSI will give Parent a reasonable opportunity to participate in the selection of such tail policy and FTSI will give reasonable and good faith consideration to any comments made by Parent with respect thereto. If FTSI or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under FTSI’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation will purchase from FTSI’s current insurance carrier or from an insurance carrier with the same or better credit rating as FTSI’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in FTSI’s existing policies as of the date of the Merger Agreement. In no event will Parent or the Surviving Corporation be required to, and in no event will FTSI be permitted to, without Parent’s prior written consent, expend for such policies an aggregate premium amount in excess of 400% of the amount per annum FTSI paid in its last full fiscal year. If the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
If the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations described above.

Transfer Restrictions
Parent has agreed that, until the earlier of the closing of the Merger and the termination of the Merger Agreement, neither it nor any of its affiliates will directly or indirectly, sell, assign, convey, transfer or otherwise dispose of the beneficial or record ownership of any Shares held by Parent or any of its affiliates other than transfers between Parent and its affiliates or between affiliates of Parent. In addition, from the date of the Merger Agreement until the earlier of the closing of the Merger and ten business days after the termination of the Merger Agreement, Parent has agreed that, except pursuant to the Merger, none of (i) Parent (or any of its officers or directors), (ii) any of Parent’s affiliates, (iii) any officers or directors of any of Parent’s affiliates and (iv) any persons acting at the direction of Parent or any of its affiliates, will in any manner, directly or indirectly, effect or seek, offer or propose (whether publicly or otherwise) to effect, agree to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any acquisition of Shares or any other securities of FTSI (or any beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in any such Shares or other securities), in each case, other than transfers between Parent and its affiliates or between affiliates of Parent. Parent has agreed to take all actions necessary to cause its affiliates to comply with the obligations described above.
Financing of the Merger
In connection with the transactions contemplated by the Merger Agreement, THRC has delivered an equity financing letter to FTSI, pursuant to which, upon the terms and subject to the conditions set forth therein, THRC has committed to provide the necessary equity financing (up to a maximum of $400 million) to Parent to fund the transactions contemplated by the Merger Agreement.
The total amount of funds required to pay the Merger Consideration is anticipated to be approximately $388.9 million.
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
Financing Cooperation
Pursuant to the Merger Agreement, to assist Parent in its financing efforts, FTSI has agreed to use its commercially reasonable efforts to cooperate with any offering of securities by Parent or an affiliate of Parent as may be reasonably requested by Parent or with the arrangement of any issuances of securities or incurrences of indebtedness for borrowed money by Parent or any of its subsidiaries from time to time, in each case, for the purpose of financing the transactions contemplated by the Merger Agreement as may be reasonably requested by Parent and is necessary and customary for such type of financing, by:
•
preparing and providing to Parent, its financing sources and the underwriters in connection with an offering (an “underwriter”), as promptly as reasonably practicable after Parent’s written request therefor, customary and reasonably available financial and other information with respect to FTSI and each of its subsidiaries and the transactions contemplated under the Merger Agreement and by the financing, including (i) audited consolidated annual financial statements of FTSI and (ii) unaudited interim consolidated financial statements of FTSI and providing as promptly as reasonably practicable after Parent’s written request therefor any information with respect to FTSI and its subsidiaries reasonably necessary to assist Parent with the preparation of customary pro forma financial statements,

•
using commercially reasonable efforts to cause FTSI’s independent accountants to reasonably cooperate with the financing sources or underwriters in a manner consistent with their customary practice and to participate in customary auditor due diligence calls and provide customary accountants’ “comfort letters” (including customary “negative assurances”) and customary consents to the inclusion of audit reports in connection with the financing if historical financial statements or other financial information of FTSI are included in any offering documents for the financing,

•
providing reasonable cooperation with customary syndication or other marketing efforts, or a customary offering, by Parent for all or any portion of the financing or the offering, including reasonable access to documents and other information in connection with customary due diligence investigations and causing its management team, with appropriate seniority and expertise, to assist in a reasonable number of meetings and presentations with financing sources or underwriters and ratings agencies, in each case, on reasonable advance notice during normal business hours,
•
upon reasonable advance notice and during normal business hours, providing customary and reasonably necessary assistance to Parent to participate in a reasonable number of meetings and presentations in the preparation of offering documents for the financing or the offering,

•
furnishing Parent at least four business days prior to the date of the Closing with all customary documentation and other information under applicable “know your customer” and anti-money laundering rules and regulations and under the USA Patriot Act of 2001 reasonably required and reasonably requested in writing by the parties acting as lead arrangers for, or lenders under, the financing or the underwriters to FTSI at least ten days prior to the date of the Closing,

•
providing reasonable facilitation of the pledge and perfection of liens and security interests in connection with the financing, as may be reasonably requested by Parent (provided that no obligation under any such document or agreement will take effect on or prior to the closing of the Merger), and

•
otherwise providing cooperation that is customary and reasonable in connection with the marketing efforts of Parent, the financing sources and any underwriters.

Notwithstanding the foregoing, FTSI or any of its subsidiaries will not be required to:
•
take any action in respect of the financing or an offering to the extent that such action would cause any closing condition to fail to be satisfied by the End Date or the Effective Time, as applicable, or otherwise result in a breach of the Merger Agreement by FTSI;

•
take any action in respect of the financing or an offering that would conflict with or violate FTSI’s or any of its subsidiaries’ organizational documents or any applicable law, or result in the contravention of, or violation or breach of, or default under, any contract to which FTSI or any of its subsidiaries is a party;

•
take any action to the extent such action would (i) unreasonably interfere with the business or operations of FTSI or its subsidiaries or (ii) cause significant competitive harm to FTSI or its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated;

•
execute and deliver any letter, contract, registration statement, document or certificate in connection with the financing or take any corporate action that is not contingent on, or that would be effective prior to, the occurrence of the Closing;

•
pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any lien to be placed on any of their respective assets in connection with the financing prior to the date of the Closing;

•
provide access to or disclose information where FTSI determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege or contravene any applicable law or contract;

•
subject any of FTSI’s or its subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability;

•
cause the directors and managers of FTSI to adopt resolutions approving the agreements, documents and instruments pursuant to which the financing is obtained unless such resolutions are contingent upon the occurrence of, or only effective as of, the Closing;

•
waive or amend any terms of the Merger Agreement or any other contract to which FTSI or its subsidiaries is party; or

•
take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with any commitment letters or the definitive documents related to the financing or any information utilized in connection therewith.

FTSI will not be in breach of the Merger Agreement because of the failure to deliver any financial or other information that is not currently readily available to FTSI on the date of the Merger Agreement or is not otherwise prepared in the ordinary course of business of FTSI at the time requested by Parent or for the failure to obtain any comfort with respect to, or review of, any financial or other information by its accountants. Whether or not the closing of the Merger occurs, Parent will indemnify and hold harmless FTSI, each subsidiary thereof, and each of their respective representatives and affiliates from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the financing or any offering, any cooperation provided pursuant to the foregoing, and any information utilized in connection therewith. Additionally, if the Merger Agreement is terminated by FTSI under certain circumstances, Parent will, promptly upon written request by FTSI or any of its subsidiaries, reimburse such party for all reasonable and documented out-of-pocket costs, fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with complying with the financing cooperation obligations described above.
Upon any breach by FTSI or its subsidiaries of their obligations described above, neither FTSI nor its subsidiaries will be deemed to have breached their respective obligations under the Merger Agreement (including for purposes of certain termination rights of Parent) or the closing condition of Parent and Merger Sub that FTSI has performed the covenants to be performed by it under the Merger Agreement, unless (i) such breach is a material, knowing and intentional breach and for such purpose each obligation described above that is not qualified by a commercially reasonable efforts qualification will be deemed to be so qualified, (ii) Parent provides written notice of such alleged breach and FTSI fails to promptly use commercially reasonable efforts to cure any such alleged breach that is a breach and (iii) the failure to obtain the financing or to complete the offering is a result of such breach.
Non-Solicit
Until the earlier of the closing of the Merger or six months following the termination of the Merger Agreement, Parent and Merger Sub will not and will ensure that their respective affiliates will not, directly or indirectly, solicit for employment or hire any officer, director, or employee of FTSI or any of its subsidiaries with whom Parent or Merger Sub first had contact in connection with the transactions contemplated by the Merger Agreement. Parent and Merger Sub will not be prohibited from (i) conducting any general solicitations for employment, directly or through an agent that is not directed at such persons, or (ii) hiring any such person who first approaches Parent or Merger Sub after such person’s employment with FTSI terminates.
Other Covenants
The Merger Agreement contains other covenants, including those relating to access to information, notices, employee matters and contact with customers, suppliers and other business relations of FTSI.
Conditions to Completion of the Merger
The obligations of FTSI, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
•
No injunction or other order or decree issued by a court of competent jurisdiction in the United States that (i) prohibits or makes illegal consummation of the Merger or (ii) enjoins FTSI, Parent or Merger Sub from consummating the Merger being in effect;

•
No applicable law having been enacted or promulgated after the date of the Merger Agreement by a governmental authority (other than any such applicable laws relating to antitrust or competition laws) the effect of which is to make illegal or otherwise prohibit the consummation of the Merger;

•
Any applicable waiting period (and any extensions thereof) under the HSR Act having expired or been terminated; and

•
The adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by an affirmative vote of the holders of a majority of the outstanding Shares at the close of business on the record date in accordance with applicable law and the FTSI certificate of incorporation.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction of the following conditions:
•
Certain of FTSI’s representations and warranties relating to corporate existence and power, corporate authorization, governmental authorization, non-contravention, certain representations relating to capitalization of FTSI, finders’ fees, the receipt of the opinion of FTSI’s financial advisor, and antitakeover statutes being true and correct in all material respects (except to the extent such representations and warranties are qualified by “Company Material Adverse Effect” or “materiality”, in which case such representations shall be true and correct in all respects) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
Certain of FTSI’s representations and warranties relating to capitalization being true and correct in all respects (except for de minimis inaccuracies) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•
FTSI’s representation and warranty that there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect being true and correct in all respects unless such Company Material Adverse Effect is no longer continuing;

•
All other representations and warranties of FTSI set forth in the Merger Agreement being true and correct (disregarding all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
FTSI having complied with or performed in all material respects each of the covenants and obligations in the Merger Agreement that FTSI is required to comply with or perform at or prior to the Closing;

•
FTSI having delivered to Parent a certificate signed by an authorized officer of FTSI dated as of the date on which the Effective Time occurs certifying that the conditions above have been satisfied;

•
FTSI having caused the Rights Agreement, to the extent still in force and effect, to be terminated effective immediately prior to the Effective Time; and

•
Since the date of the Merger Agreement, there will not have occurred any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

The obligation of FTSI to consummate the Merger is also subject to the satisfaction of the following conditions:
•
The representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct (disregarding for this purpose all “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
Parent and Merger Sub having complied with or performed in all material respects each of the covenants and obligations in the Merger Agreement that Parent and Merger Sub are required to comply with or perform at or prior to the Closing;

•
Parent and Merger Sub having delivered to FTSI a certificate signed by an authorized officer of Parent dated as of the date on which the Effective Time occurs certifying that the conditions above have been satisfied; and

•
The adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, having been approved by the holders of the majority of the then outstanding Shares other than Shares held by Parent and its affiliates.

Termination of the Merger Agreement
•
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by FTSI stockholders):

•
by mutual written agreement of FTSI and Parent;

•
by either FTSI or Parent if:

•
The Effective Time has not occurred on or before 11:59 p.m. (New York City time) on October 21, 2022; provided if on the End Date (as may have been previously extended) all of the conditions to the Merger have been satisfied or waived (to the extent waivable) other than certain conditions related to antitrust laws or any applicable waiting period under the HSR Act having not expired or been terminated, then the End Date will automatically be extended for successive 90 day periods (but not beyond January 21, 2023), in which case the End Date will be deemed to be such later date, unless FTSI and Parent mutually agree prior to a given End Date in writing that the End Date will not be so extended; provided, that this termination right will not be available to any party whose breach of any provision of the Merger Agreement has proximately caused or resulted in the failure of the Effective Time to occur by such time;

•
Any governmental authority of competent jurisdiction has issued an injunction, order or decree, that prohibits or makes illegal the consummation of the Merger or permanently enjoins FTSI, Parent or Merger Sub from consummating the Merger and such injunction, order or decree has become final and nonappealable; provided that this termination right will not be available to any party that has materially breached its obligations under the Merger Agreement relating to obtaining regulatory approvals or to any party whose material breach of any representation, covenant or obligation of such party under the Merger Agreement is attributable to such final and nonappealable injunction, order or decree; or

•
At the meeting of FTSI stockholders to approve and adopt the Merger Agreement (including any adjournment or postponement thereof), approval by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) is not obtained; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement has proximately caused or resulted in the failure to obtain such stockholder approval (or, unless FTSI has waived such condition, approval by a majority of the outstanding Shares other than Shares held by Parent and its affiliates).

•
by Parent if, prior to the Effective Time:

•
The FTSI board of directors fail to include its recommendation to the FTSI stockholders to adopt the Merger Agreement in this proxy statement when mailed or effect an adverse recommendation change prior to the receipt of approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement; provided that this termination right will expire at 5:00 p.m. (New York City time) on the 60th calendar day following the date of such failure or adverse recommendation change;

•
FTSI or any of its subsidiaries has committed a material, knowing and intentional breach of its obligations relating to the Go-Shop Period or the restrictions on solicitation of Acquisition Proposals; or

•
FTSI has breached any representation or warranty or failed to perform any covenant or agreement on the part of FTSI set forth in the Merger Agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, FTSI has not cured such breach within 30 days after receipt of written notice thereof from Parent; provided that, at the time of the delivery of such notice, neither Parent nor Merger Sub is in material breach of its obligations under the Merger Agreement.
•
by FTSI, prior to the Effective Time:

•
Prior to the receipt of the approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, in order to accept a superior proposal and concurrently or immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal, subject to compliance in all material respects with FTSI’s obligations relating to the Go-Shop Period and the restrictions on solicitation of Acquisition Proposals with respect to such superior proposal; provided that FTSI pays the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement immediately before or simultaneously with such termination;

•
If Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement and such breach or failure is incapable of being cured by the End Date, or if curable by the End Date, is not cured by Parent or Merger Sub within 30 days after receipt of written notice thereof from FTSI and such breach or failure would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement; provided that, at the time of delivery of such notice, FTSI is not in material breach of its obligations under the Merger Agreement; or

•
If the meeting of FTSI stockholders to approve and adopt the Merger Agreement has concluded and the approval by a majority of the outstanding Shares other than Shares held by Parent and its affiliates has not been obtained or waived by FTSI; provided that this termination right will not be available to FTSI if its breach of any provision of the Merger Agreement has proximately caused or resulted in the failure to obtain such approval.

Termination Fee Payable by FTSI
•
FTSI has agreed to pay Parent a termination fee of $11,700,000 in immediately available funds upon termination of the Merger Agreement if:

•
Parent terminates the Merger Agreement because the FTSI board of directors has failed to include its recommendation to the FTSI stockholders to adopt the Merger Agreement in this proxy statement when mailed or effected an adverse recommendation change prior to receiving approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
Parent terminates the Merger Agreement because FTSI or any of its subsidiaries committed a material, knowing and intentional breach of the obligations regarding the Go-Shop Period or the restrictions on solicitation of Acquisition Proposals;

•
After the Go-Shop Period End Date and prior to receiving approval and adoption by FTSI stockholders holding at least a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement, FTSI terminates the Merger Agreement in order to accept a superior proposal and concurrently or immediately thereafter enters into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal;
•
The Merger Agreement is terminated (i) by Parent or FTSI because the Merger has not been consummated by the End Date (as may have been previously extended) (other than in circumstances where the approval and adoption by FTSI stockholders holding a majority of the outstanding Shares of the Merger Agreement and the transactions contemplated by the Merger Agreement has been obtained and, unless waived by FTSI, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates of the Merger Agreement and the transactions contemplated by the Merger Agreement has been obtained) and at such time, there is no injunction or other order or decree issued by a court of competent jurisdiction in the United States that prohibits or makes illegal consummation of the Merger or enjoins FTSI, Parent or Merger Sub from consummating the Merger in effect and any applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated, or (ii) by Parent because FTSI has breached any representation or warranty or failed to perform any covenant or agreement on the part of FTSI set forth in the Merger Agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, and:

•
After the date of the Merger Agreement and prior to the meeting of FTSI stockholders to approve and adopt the Merger Agreement, an acquisition proposal was publicly announced or otherwise communicated to the FTSI board of directors; and

•
Within 12 months following the date of such termination, FTSI or any of its subsidiaries enters into a definitive agreement with respect to or recommended to FTSI stockholders an acquisition proposal that is later consummated or has been consummated (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

•
Additionally, FTSI has agreed to pay Parent a termination fee of $7,800,000 in immediately available funds upon termination of the Merger Agreement if FTSI terminates the Merger Agreement prior to the Go-Shop Period End Date and prior to the receipt of approval and adoption by FTSI stockholders holding a majority of the outstanding Shares (and, unless FTSI has waived such condition, approval and adoption by holders of a majority of the outstanding Shares other than Shares held by Parent and its affiliates) of the Merger Agreement and the transactions contemplated by the Merger Agreement in order to accept a superior proposal and concurrently or immediately thereafter enters into a binding written definitive acquisition agreement providing for the consummation of a transaction for such superior proposal.

Remedies; Maximum Liability
The Merger Agreement provides that in the event that FTSI pays the termination fee to Parent, such payment of the termination fee will be, in the absence of fraud by FTSI, the sole and exclusive remedy of Parent and Merger Sub and their affiliates against FTSI or its affiliates and in no event, other than fraud by FTSI, will Parent or Merger Sub or any of their respective affiliates be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to (i) any loss suffered as a result of the failure of the Merger to be consummated, (ii) the termination of the Merger Agreement, (iii) any liabilities or obligations arising under the Merger Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under the Merger Agreement. Further, upon payment to Parent of the termination fee, in the absence of fraud by FTSI, neither FTSI nor any of its affiliates will have any further liability or obligation to Parent or Merger Sub or any of their affiliates relating to or arising out of the Merger Agreement or the transactions contemplated thereby.
If the Merger Agreement is terminated under circumstances where the termination fee is not paid by FTSI, the Merger Agreement will become void and of no effect without liability to any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to the Merger Agreement, except in the case of fraud by any party or a material, knowing and intentional breach by any party, in which case such party will be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such failure, and provided further that FTSI will have the right to pursue damages on behalf of FTSI stockholders (but without duplication of any damages suffered by FTSI that are indirectly suffered by FTSI stockholders as a result of their ownership of FTSI) in the event of Parent’s or Merger Sub’s material, knowing and international breach of the Merger Agreement.
Specific Performance
The Merger Agreement provides that the parties are be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions thereof in accordance with the terms of the Merger Agreement, in addition to any other remedy to which such party may be entitled under the Merger Agreement. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity. To the extent any party brings an action to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than an action to enforce specifically any provision that expressly survives termination of the Merger Agreement), the End Date will be extended to (i) the 20th business day following the resolution of such action (if the End Date would otherwise occur on or prior to such date) or (ii) such other time period established by the court presiding over such action.
Fees and Expenses
Except as set forth in the section “The Merger Agreement — Termination Fee Payable by FTSI” beginning on page 83 of this proxy statement, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense.
Amendments and Waivers
Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No amendment or modification to certain provisions in the Merger Agreement that is materially adverse to Parent’s financing sources will become effective without the prior written consent of the materially adversely affected financing sources and no amendment or modification to certain provisions in the Merger Agreement that is materially adverse to THRC will become effective without the prior written consent of THRC.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the Merger Agreement will be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The parties agreed that any claim, suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against any financing source of Parent or Merger Sub arising out of, or relating to, the transactions contemplated under the Merger Agreement, Parent’s financing or the performance of services thereunder or related thereto will, except as expressly provided otherwise in the definitive documentation pertaining to such financing, be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
The parties agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court located in New Castle County, Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties irrevocably consented to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waived, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each party agreed that service of process on such party as provided in the Merger Agreement will be deemed effective service of process on such party.
Any suit, action or proceeding against any financing sources in any way relating to the Merger Agreement, the financing or the transactions contemplated thereby will be heard and determined exclusively in the United States District Court for the Southern District of New York. The parties (i) submitted to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding against the financing sources in any way relating to the Merger Agreement, the financing or the transactions contemplated thereby brought by any party to the Merger Agreement and (ii) irrevocably waived, and agreed not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper or that the Merger Agreement or the financing or the transactions contemplated thereby may not be enforced in or by the above-named court.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement, Parent’s financing or the transactions contemplated by the Merger Agreement or Parent’s financing (including any legal proceeding against any of Parent’s financing sources).

MARKET PRICES OF FTSI COMMON STOCK
The Class A Common Stock is listed on the NYSE American under the symbol “FTSI.” The following table sets forth on a per share basis the low and high intra-day prices of the Class A Common Stock as reported in published financial sources. At the close of business on [   ], there were [   ] holders of record of Class A Common Stock and [   ] holders of record of Class B Common Stock. A number of FTSI stockholders have their Shares in street name; therefore, FTSI believes that there are substantially more beneficial owners of Shares.
	High	Low	Dividends
Fiscal Year 2021
Third Quarter	$29.18	$18.07	—
Second Quarter	$30.09	$20.61	—
First Quarter	$26.32	$15.73	—
Fiscal Year 2020
Fourth Quarter(1)	$20.00	$3.02	—
Third Quarter	$7.75	$1.01	—
Second Quarter	$18.63	$3.40	—
First Quarter	$33.00	$3.80	—
Fiscal Year 2019
Fourth Quarter	$46.00	$17.74	—
Third Quarter	$118.80	$44.60	—
Second Quarter	$247.40	$102.80	—
First Quarter	$224.00	$138.20	—

(1)
FTSI emerged from bankruptcy on November 19, 2020.

The closing price of the Class A Common Stock on the NYSE on [   ], the most recent practicable date prior to the date of this proxy statement, was $[   ] per share. As of [   ], FTSI had [   ] shares of Class A Common Stock issued and outstanding and [   ] shares of Class B Common Stock issued and outstanding, and FTSI had approximately [   ] holders of record with respect to Class A Common Stock and [   ] holders of record with respect to Class B Common Stock. You are encouraged to obtain current market prices of the Shares in connection with voting your Shares. There is not an established public trading market for the Class B Common Stock.
Dividend Policy
FTSI has not paid any cash dividends on FTSI common stock in the past three fiscal years. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the Effective Time, FTSI may not declare, authorize, establish a record date for, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF STOCKHOLDERS
The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as “Section 262,” which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of Shares who do not vote in favor of the adoption of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a Merger Agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.
ANY HOLDER OF SHARES WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES, FTSI BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of Shares wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the Merger Agreement at the special meeting is taken, deliver to FTSI a written demand for the appraisal of the stockholder’s Shares, and not vote in favor of the adoption of the Merger Agreement. A holder of Shares wishing to exercise appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the effective date of the Merger. The holder must not vote in favor of the adoption of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement, nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. The demand must reasonably inform FTSI of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the Shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of Shares is entitled to demand an appraisal of the Shares registered in that holder’s name. A demand for appraisal in respect of Shares should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs FTSI of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the Shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the Shares held for one or more beneficial owners while not exercising the rights with respect to the Shares held for other beneficial owners; in such case, however, the written demand should set forth the number of Shares as to which appraisal is sought. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares held in the name of the record owner. If a stockholder holds Shares through a broker who in turn holds the Shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to FTSI at:
FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
Attention: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to FTSI, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of FTSI, as the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger consideration offered pursuant to the Merger Agreement within 60 days after the Effective Date. If FTSI, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
Within ten days after the Effective Date, FTSI, as the Surviving Corporation, must notify each holder of FTSI common stock who has complied with Section 262, and who has not voted in favor of the adoption of the Merger Agreement, of the date on which the Merger became effective.
Filing a Petition for Appraisal
Within one hundred 120 days after the Effective Date, but not thereafter, FTSI, as the Surviving Corporation, or any holder of Shares who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the Shares held by all such holders. FTSI, as the Surviving Corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that FTSI as the Surviving Corporation will file a petition. Accordingly, any holders of Shares who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of Shares within the time prescribed in Section 262. Within one hundred 120 days after the effective date of the Merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from FTSI as the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. The statement must be mailed within ten days after a written request therefor has been received by FTSI as the Surviving Corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from FTSI as the Surviving Corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of Shares and a copy thereof is served upon FTSI as the Surviving Corporation, FTSI as the Surviving Corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their Shares and with whom agreements as to the value of their Shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their Shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their Shares, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the fair value of the Shares as of the Effective Time exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest, if any, by the Surviving Corporation to the stockholders entitled thereto. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Surviving Corporation pursuant to Section 262 of the DGCL and who has submitted such stockholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. You should be aware that the fair value of your Shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement. FTSI does not anticipate offering greater than the Merger Consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the fair value of the Shares is less than the Merger Consideration.
Costs of the appraisal proceeding may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all Shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the Merger, be entitled to vote such Shares for any purpose or to receive payments of dividends or any other distribution with respect to those Shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the Merger; however, if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Merger Consideration, without interest, for Shares pursuant to the Merger Agreement.
In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION ARRANGEMENTS (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, FTSI is required to submit a proposal to FTSI stockholders for a non-binding, advisory vote to approve the payment by FTSI of certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer Merger-related compensation proposal, gives FTSI stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer Merger-related compensation. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of FTSI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 57 of this proxy statement, including the footnotes to the table.
The FTSI board of directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.
The FTSI board of directors unanimously recommends that the stockholders of FTSI approve the following resolution:
“RESOLVED, that the stockholders of FTSI hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by FTSI to its named executive officers that are based on or otherwise relate to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer Merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the Merger Agreement. Accordingly, you may vote to approve and adopt the Merger Agreement and vote not to approve the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is advisory only, it will not be binding on either FTSI or Parent. Accordingly, if the Merger Agreement is approved and adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of FTSI stockholders.
The above resolution approving the named executive officer Merger-related compensation on an advisory basis will require the affirmative vote of at least a majority of the outstanding Shares present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (provided a quorum is present or represented by proxy).
The FTSI board of directors unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)
FTSI stockholders are being asked to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by FTSI as permitted under the terms of the Merger Agreement to any date. In addition, FTSI, as permitted under the terms of the Merger Agreement, could postpone the special meeting before it commences, if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and/or unless FTSI has waived such condition, to obtain the approval of a majority of the outstanding Shares other than Shares held by Parent and its affiliates. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your Shares will be voted in favor of such proposal. FTSI does not intend to call a vote on this proposal if the Merger proposal has been approved at a special meeting.
The special meeting may be adjourned to another time or place, upon the affirmative vote of at least a majority of the outstanding Shares present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another time or place, in accordance with the Bylaws.
The FTSI board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement and/or unless FTSI has waived such condition, to obtain the approval of a majority of the outstanding Shares other than Shares held by Parent and its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 17, 2021 regarding the beneficial ownership of the Class A Common Stock, assuming the conversion of the Class B Common Stock, by:
•
each person or group who beneficially owns more than 5% of the outstanding Shares;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, Shares issuable pursuant to options, warrants or other securities exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
Percentage ownership of Shares in the table is based on 13,822,205 shares of the Class A Common Stock and 312,306 shares of the Class B Common Stock issued and outstanding as of December 17, 2021. For calculating a person’s percentage ownership, Class A Common Stock issuable upon the exercise of warrants to purchase Class A Common Stock issued pursuant to that certain Warrant Agreement for Tranche 1 Warrants to Purchase Class A Common Stock between FTSI and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020 (each, a “Tranche 1 Warrant”) and Class A Common Stock issuable upon the exercise of warrants to purchase Class A Common Stock issued pursuant to that certain Warrant Agreement for Tranche 2 Warrants to Purchase Class A Common Stock between FTSI and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020 (each, a “Tranche 2 Warrant”) and, in each case, of which such person is the beneficial owner are deemed to be outstanding. Shares of Class A Common Stock subject to options or time-based restricted stock units that are currently exercisable or exercisable within 60 days after December 17, 2021 are considered outstanding and beneficially owned by the person holding the options or time-based restricted stock units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. This table is based on information supplied by our directors and executive officers and by Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their Shares. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning the Shares included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such Shares.

Name of Beneficial Owner	Number of Shares	Percentage
5% Stockholders
THRC Management, LLC(1)	2,750,000	19.5%
Glendon Capital Management LP(2)	1,775,523	12.6%
CHK Energy Holdings, Inc.(3)	1,351,514	9.6%
Amundi(4)	1,143,764	8.1%
Ares Management LLC(5)	1,043,045	7.4%
Temasek Holdings (Private) Limited(6)	992,496	7.0%
Nomura Corporate Research and Asset Management Inc.(7)	810,288	5.7%
GLG Partners LP(8)	708,021	5.0%
Executive Officers and Directors(17)
Michael J. Doss(9)	135,233	*
Buddy Petersen(10)	96,505	*
Lance Turner(11)	59,037	*
Jared Vitemb(12)	3,677	*
Karen Thornton(13)	44,927	*
Eugene Davis(14)	5,977	*
Derek Gipson(15)	4,782	*
Robert Kelly Owen(16)	4,782	*
Christopher Sayer	—	*
All directors and executive officers as a group (9 persons)	354,920	2.5%

*
Represents ownership of less than 1.0%.

(1)
This information is based solely on a Schedule 13D filed with the SEC on October 26, 2021 by Dan Wilks, Staci Wilks, THRC Holdings, LP and THRC Management, LLC, which reported each such entity exercising shared voting power and shared dispositive power over 2,750,000 shares of Class A Common Stock. THRC Holdings, LP is the direct beneficial owner of the Class A Common Stock. THRC Management, LLC is the general partner of THRC Holdings, LP and has exclusive voting and investment power over the Class A Common Stock held by THRC Holdings, LP. Dan Wilks is the sole manager of THRC Management, LLC. Staci Wilks is the spouse of Dan Wilks. The principal business address of each of the entities described in this footnote is 17018 IH 20, Cisco, Texas 76437.

(2)
This information is based solely on a Schedule 13D filed with the SEC on December 9, 2020 by Glendon Capital Management, LP and Glendon Opportunities Fund II, L.P., which reported Glendon Capital Management LP exercising sole voting power and sole dispositive power over 1,760,675 shares of Class A Common Stock and 14,848 shares of Class A Common Stock issuable upon exercise of Tranche 1 Warrants and Tranche 2 Warrants and Glendon Opportunities Fund II, LP exercising sole voting power and sole dispositive power over 1,309,816 shares of Class A Common Stock. Glendon Opportunities Fund II, L.P. is the direct beneficial owner of 1,309,816 shares of Class A Common Stock. Glendon Capital Management, LP has the power to direct the voting and disposition of Class A Common Stock held by Glendon Opportunities Fund II, L.P. and certain other advisory clients of Glendon Capital Management, LP. The principal business address of Glendon Capital Management, LP is 2425 Olympic Blvd., Suite 500E Santa Monica, California 90404. The principal business address of Glendon Opportunities Fund II, L.P. is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(3)
This information is based solely on a Schedule 13G filed with the SEC on November 24, 2020 by Chesapeake Energy Corporation and CHK Energy Holdings, Inc., which reported each such entity exercising shared voting power and shared dispositive power over 262,338 shares of Class A Common Stock and 1,089,176 shares of Class A Common Stock issuable upon exercise of Tranche 1 Warrants and

Tranche 2 Warrants. CHK Energy Holdings, Inc. is the direct beneficial owner of the Class A Common Stock. CHK Energy Holdings, Inc. is a direct wholly owned subsidiary of Chesapeake Energy Corporation. Chesapeake Energy Corporation disclaims beneficial ownership of all shares held by CHK Energy Holdings, Inc. The principal business address of each of the entities described in this footnote is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.
(4)
This information is based solely on a Schedule 13G filed with the SEC on February 16, 2021 by Amundi and Amundi Asset Management, which reported each such entity exercising shared voting power over 949,752 shares of Class A Common Stock and shared dispositive power over 1,143,764 shares of Class A Common Stock. The principal business address of Amundi is 91-93 boulevard Pasteur, 75015 Paris, France. The principal business address of Amundi Asset Management is 90 boulevard Pasteur, 75015 Paris, France.

(5)
This information is based solely on a Schedule 13G filed with the SEC on February 12, 2021 by Ares XXVII CLO Ltd., Ares XXVIIIR CLO Ltd., Ares XXIX CLO Ltd., Ares XXXIR CLO Ltd., Ares XXXIIR CLO Ltd., Ares XXXIV CLO Ltd., Ares XXXVR CLO Ltd., Ares XXXVII CLO Ltd., Ares XXXVIII CLO Ltd., Ares XXXIX CLO Ltd., Ares XL CLO Ltd., Ares XLI CLO Ltd., Ares XLII CLO Ltd., Ares XLIII CLO Ltd., Ares XLIV CLO Ltd., Ares XLV CLO Ltd., Ares XLVI CLO Ltd., Ares XLVII CLO Ltd., Ares XLVIII CLO Ltd., Ares XLIX CLO Ltd., Ares L CLO Ltd., Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P., Future Fund Board of Guardians, Transatlantic Reinsurance Company, RSUI Indemnity Company, CION Ares Diversified Credit Fund, Ares Credit Hedge Fund LP, Ares Enhanced Credit Opportunities Master Fund II, Ltd., Lucent Technologies Inc., Master Pension Trust, Ares Institutional High Yield Master Fund LP, Ares Institutional Credit Fund, LP, Future Fund Board of Guardians for and on behalf of Medical Research Future Fund, SEI GLOBAL MASTER FUND PLC, SEI Investments Canada Company — U.S. High Yield Bond Fund, SEI Institutional Investments Trust — High Yield Bond Fund, SEI Institutional Managed Trust — High Yield Bond Fund, Touchstone Funds Group Trust — Touchstone Credit Opportunities II Fund, Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Holdings Inc., Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC, Ares Partners Holdco LLC, which reported each of Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Holdings Inc., Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC and Ares Partners Holdco LLC exercising shared voting power and shared dispositive power over 1,043,045 shares of Class A Common Stock. Ares XXVII CLO Ltd., Ares XXVIIIR CLO Ltd., Ares XXIX CLO Ltd., Ares XXXIR CLO Ltd., Ares XXXIIR CLO Ltd., Ares XXXIV CLO Ltd., Ares XXXVR CLO Ltd., Ares XXXVII CLO Ltd., Ares XXXVIII CLO Ltd., Ares XXXIX CLO Ltd., Ares XL CLO Ltd., Ares XLI CLO Ltd., Ares XLII CLO Ltd., Ares XLIII CLO Ltd., Ares XLIV CLO Ltd., Ares XLV CLO Ltd., Ares XLVI CLO Ltd., Ares XLVII CLO Ltd., Ares XLVIII CLO Ltd., Ares XLIX CLO Ltd., Ares L CLO Ltd., Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P., Future Fund Board of Guardians, Transatlantic Reinsurance Company, RSUI Indemnity Company, CION Ares Diversified Credit Fund, Ares Credit Hedge Fund LP, Ares Enhanced Credit Opportunities Master Fund II, Ltd., Lucent Technologies Inc., Master Pension Trust, Ares Institutional High Yield Master Fund LP, Ares Institutional Credit Fund, LP, Future Fund Board of Guardians for and on behalf of Medical Research Future Fund, SEI GLOBAL MASTER FUND PLC, SEI Investments Canada Company — U.S. High Yield Bond Fund, SEI Institutional Investments Trust — High Yield Bond Fund, SEI Institutional Managed Trust — High Yield Bond Fund, Touchstone Funds Group Trust — Touchstone Credit Opportunities II Fund are the direct beneficial owners of the Class A Common Stock. Ares Management LLC (via its various affiliated management entities) has direct or indirect power to vote and/or dispose of the Class A Common Stock held by each holder. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc. The sole stockholder of Ares Holdings Inc. is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock of Ares Management Corporation and Ares Voting LLC is the sole holder of the Class C common stock of Ares Management Corporation. Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of the Schedule 13G, the holders of Ares Management Corporation Class B common stock and Ares Management Corporation Class C common stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Michael R. McFerran, Antony P. Ressler and Bennett Rosenthal. Antony P. Ressler generally has veto authority over decisions by the board of managers. The principal business address of each of the entities described in this footnote is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 9006.
(6)
This information is based solely on a Schedule 13G/A filed with the SEC on August 31, 2021 by Temasek Holdings (Private) Limited, which reported voting power and dispositive power over 992,496 shares of Class A Common Stock issuable upon exercise of Tranche 1 Warrants and Tranche 2 Warrants. Maju Investments (Mauritius) Pte Ltd. is the direct beneficial owner of the Class A Common Stock. Maju Investments (Mauritius) Pte Ltd. is a direct wholly owned subsidiary of Fullerton Fund Investments Pte Ltd, which is a direct wholly owned subsidiary of Temasek Holdings (Private) Limited. The principal business address of each of Temasek Holdings (Private) Limited and Fullerton Fund Investments Pte Ltd is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Republic of Singapore 238891. The principal business address of Maju Investments (Mauritius) Pte Ltd. is c/o IQ EQ Corporate Services (Mauritius) Ltd, 33, Edith Cavell Street, Port Louis, 11324, Republic of Mauritius.

(7)
This information is based solely on a Schedule 13G filed with the SEC on February 16, 2021 by Nomura Corporate Research and Asset Management Inc., which reported sole voting power over 179,500 shares of Class A Common Stock and sole dispositive power over 810,288 shares of Class A Common Stock. Nomura Corporate Research and Asset Management Inc. serves as investment manager or investment adviser to investment funds and managed accounts that are the direct beneficial owners of the Class A Common Stock. The principal business address of each of the entities described in this footnote is Worldwide Plaza, 309 West 49th Street, New York, New York 10019.

(8)
This information is based solely on a Schedule 13D filed with the SEC on December 8, 2021 by GLG Partners LP and Man Group plc, which reported each such entity exercising shared voting power and shared dispositive power over 708,021 shares of Class A Common Stock. GLG Partners LP is the direct beneficial owner of the Class A Common Stock. Man Group plc disclaims beneficial ownership of all shares held by GLG Partners LP. The principal business address of both entities described in this footnote is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(9)
The number of shares of Class A Common Stock beneficially owned by such holder includes 35,588 shares of Class A Common Stock, 8,215 shares of Class A Common Stock issuable upon the exercise of Tranche 1 Warrants, 20,539 shares of Class A Common Stock issuable upon the exercise of Tranche 2 Warrants, 47,261 shares of Class A Common Stock issuable upon vesting of Company RSUs granted under the 2020 Plan and 23,630 shares of Class A Common Stock issuable upon vesting of Company Options granted under the 2020 Plan.

(10)
The number of shares of Class A Common Stock beneficially owned by such holder includes 25,403 shares of Class A Common Stock, 5,847 shares of Class A Common Stock issuable upon the exercise of Tranche 1 Warrants, 14,618 shares of Class A Common Stock issuable upon the exercise of Tranche 2 Warrants, 33,758 shares of Class A Common Stock issuable upon vesting of Company RSUs granted under the 2020 Plan and 16,879 shares of Class A Common Stock issuable upon vesting of Company Options granted under the 2020 Plan.

(11)
The number of shares of Class A Common Stock beneficially owned by such holder includes 15,462 shares of Class A Common Stock, 3,769 shares of Class A Common Stock issuable upon the exercise of Tranche 1 Warrants, 9,424 shares of Class A Common Stock issuable upon the exercise of Tranche 2 Warrants, 20,255 shares of Class A Common Stock issuable upon vesting of Company RSUs granted under the 2020 Plan and 10,127 shares of Class A Common Stock issuable upon vesting of Company Options granted under the 2020 Plan.

(12)
The number of shares of Class A Common Stock beneficially owned by such holder includes 1,686 shares of Class A Common Stock, 569 shares of Class A Common Stock issuable upon the exercise of Tranche 1 Warrants and 1,422 shares of Class A Common Stock issuable upon the exercise of Tranche 2 Warrants.

(13)
The number of shares of Class A Common Stock beneficially owned by such holder includes 12,067 shares of Class A Common Stock, 2,154 shares of Class A Common Stock issuable upon the exercise of Tranche 1 Warrants, 5,387 shares of Class A Common Stock issuable upon the exercise of Tranche 2 Warrants, 16,879 shares of Class A Common Stock issuable upon vesting of Company RSUs granted under the 2020 Plan and 8,440 shares of Class A Common Stock issuable upon vesting of Company Options granted under the 2020 Plan.

(14)
The number of shares of Class A Common Stock beneficially owned by such holder includes 5,977 shares of Class A Common Stock issuable upon vesting of Company RSUs (which vest on January 4, 2022) granted under the 2020 Plan.

(15)
The number of shares of Class A Common Stock beneficially owned by such holder includes 4,782 shares of Class A Common Stock issuable upon vesting of Company RSUs (which vest on January 4, 2022) granted under the 2020 Plan.

(16)
The number of shares of Class A Common Stock beneficially owned by such holder includes 4,782 shares of Class A Common Stock issuable upon vesting of Company RSUs (which vest on January 4, 2022) granted under the 2020 Plan.

(17)
None of the Shares held by our executive officers or directors have been pledged as security.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Shares. This discussion applies only to beneficial owners that hold their Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares receiving cash in the Merger in light of its particular circumstances or to beneficial owners subject to special rules, such as:
•
Dealers or brokers in securities;

•
Traders subject to a mark-to-market method of tax accounting with respect to Shares;

•
Persons holding Shares as part of a straddle, conversion transaction, integrated transaction or constructive sale transaction;

•
U.S. persons whose functional currency is not the U.S. dollar;

•
Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes or holders of interests therein;

•
Persons who acquired Shares through the exercise of employee stock options or otherwise as compensation;

•
Foreign pension funds and their affiliates;

•
Certain financial institutions (including banks) and insurance companies;

•
Mutual funds;

•
Regulated investment companies;

•
Real estate investment trusts;

•
Certain former citizens or residents of the United States;

•
Holders of Shares who exercise dissenters’ rights;

•
Tax-exempt entities;

•
Persons that hold Shares through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;

•
Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or

•
Persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships or entities classified as partnerships for U.S. federal income tax purposes holding Shares and partners or holders of an interest in such partnerships or entities should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and non-U.S. laws are not addressed nor is potential application of the Medicare contribution tax on net investment income. Each holder of Shares is strongly urged to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the Merger.
U.S. Holders
For purposes of this discussion, you are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of Shares and:

•
A citizen or resident of the United States;

•
A corporation, or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•
An estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of Shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, if your Shares are exchanged for cash pursuant to the Merger, you will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you are entitled to receive with respect to your Shares and your adjusted tax basis in such Shares. Gain or loss will be determined separately for each block of Shares (i.e., Shares having the same adjusted tax basis and holding period). Your gain or loss generally will be treated as long-term capital gain or loss if your holding period in the Shares exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
You are a “non-U.S. holder” if you are, for U.S. federal income tax purposes, a beneficial owner of Shares and neither a U.S. holder nor a partnership (or an entity treated as a partnership). Payments made to you in exchange for Shares pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such Shares is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of yours in the United States);

•
you are an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met; or

•
you owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Shares at any time during the five-year period preceding the Merger, and FTSI is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger and the period that you held Shares.

If you are described in the first bullet point above, you will be subject to regular U.S. federal income tax on any gain realized at the rates and in the manner generally applicable to U.S. holders, as described above (unless an applicable income tax treaty provides otherwise). If you are a foreign corporation (or an entity treated as a corporation for U.S. federal income tax purposes), you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits (or a lower treaty rate). If you are described in the second bullet point above, you will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses, even though you are not considered a resident of the United States, provided you have timely filed U.S. federal income tax returns with respect to such losses.
If you are described in the third bullet point above, your exchange of Shares for cash in the Merger will be subject to U.S. federal income tax at the rates and in the manner generally applicable to U.S. holders, as described above; provided, that, so long as the Class A Common Stock is regularly traded on an established securities market for purposes of the USRPHC rules, this tax will apply only if you hold or held, directly or constructively under certain ownership rules of the Code, more than 5% of the Class A Common Stock (at any time during the shorter of the five-year period preceding the Merger and the period that you held such Class A Common Stock), and you are not eligible for a treaty exemption or reduction. FTSI believes that it is not, and has not been at any time during the five-year period preceding the Merger, a USRPHC.
Information Reporting and Backup Withholding
Payments made in exchange for Shares generally will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding (currently at a rate of 24%). To avoid backup withholding, if you are a U.S. holder and do not otherwise establish an exemption, you should complete and return IRS Form W-9, certifying that you are a U.S. person, the taxpayer identification number provided is correct and you are not subject to backup withholding. If you are a non-U.S. holder that provides the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, you will also generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.
You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences to you arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or non-U.S. tax laws.

FUTURE FTSI STOCKHOLDER PROPOSALS
If the Merger is completed, we do not intend to hold an annual meeting of stockholders in 2022. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2022 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held. If the 2022 annual meeting is held, and the deadlines and requirements described below will apply to the submission of stockholder proposals and director nominations to be considered at such meeting.
FTSI’s bylaws provide that any stockholder who desires to nominate a director nominee or bring a proposal of other business at an annual meeting must give timely written notice of the proposal to FTSI’s Secretary. To be timely, the notice must be delivered not later than the 120th day, nor earlier than the 150th day, prior to the first anniversary of the preceding year’s annual meeting. In the event the annual meeting is advanced by more than 30 days or delayed by more than 70 days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than the 120th day prior to the annual meeting and not later than the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In addition, any stockholder proposal submitted for inclusion in FTSI’s proxy statement for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must be received at our principal executive office a reasonable time before FTSI begins to print and mail the proxy statement for the 2022 annual meeting of stockholders.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
FTSI and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your Shares are held in a brokerage account or FTSI if you are a stockholder of record. You can notify us by sending a written request to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attn: Secretary, or calling (817) 862-2000. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying FTSI at the telephone and address set forth in the prior sentence. In addition, FTSI will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION
FTSI is subject to the reporting requirements of the Exchange Act. Accordingly, FTSI files annual, quarterly and current reports, proxy statements and other information with the SEC. FTSI’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. FTSI also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. FTSI’s internet website address is www.ftsi.com. The information located on, or hyperlinked or otherwise connected to FTSI’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows FTSI to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
FTSI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021, as amended on April 30, 2021;

•
FTSI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 5, 2021; and

•
FTSI’s Current Reports on Form 8-K filed with the SEC on May 7, 2021, August 5, 2021, September 17, 2021, September 28, 2021, October 22, 2021, October 25, 2021, November 10, 2021, December 6, 2021 and December 7, 2021.

We also incorporate by reference into this proxy statement additional documents that FTSI may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at Office of the Secretary, FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, TX 76102, Tel. (817) 862-2000.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                  ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your Shares personally, you may do so.
By Order of the Board of Directors of FTS
International, Inc.

Jared Vitemb
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
Fort Worth, Texas
[                 ]

Annex A
AGREEMENT AND PLAN OF MERGER
dated as of
October 21, 2021
among
FTS INTERNATIONAL, INC.
PROFRAC HOLDINGS, LLC
and
PROFRAC ACQUISITIONS, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 21, 2021, by and among FTS International, Inc., a Delaware corporation (the “Company”), ProFrac Holdings, LLC, a Texas limited liability company (“Parent”), and ProFrac Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H :
WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company Stockholders; (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the DGCL; and (iii) resolved, subject to Section 6.03(f), to submit this Agreement to a vote of the Company Stockholders and recommend adoption of this Agreement by the Company Stockholders;
WHEREAS, the respective boards of managers or directors, as applicable, of Parent and Merger Sub have each unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Parent and Merger Sub, respectively and (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger in accordance with the requirements of the DGCL and Limited Liability Company Act of the State of Delaware;
WHEREAS, in connection with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the Company to enter into this Agreement, THRC Holdings, LP, an Affiliate of Parent (the “Equity Financing Source”), has provided the Company a letter (the “Equity Financing Letter”) committing to provide the funds necessary for Parent and Merger Sub to comply with their obligations hereunder (the “Equity Financing”);
WHEREAS, as a condition and inducement to the willingness of the Company to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Equity Financing Source is entering into a voting and support agreement with the Company pursuant to which the Equity Financing Source is agreeing, among other things, to vote all of the Shares beneficially owned by the Equity Financing Source and its Affiliates (as defined herein) in favor of the transactions contemplated by this Agreement, including the Merger (the “Voting and Support Agreement”); and
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Article 1
Definitions
Section 1.01.   Definitions.   (a) As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“2020 Plan” means the FTS International, Inc. 2020 Equity and Incentive Compensation Plan, as amended from time to time.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal, including any amendments, adjustments, changes, revisions and supplements thereto, from any Third Party, relating to, in a single transaction or a series of related transactions, (i) any acquisition or purchase, direct or indirect, of assets representing 20% or more of the consolidated assets of the Company and its Subsidiaries, or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries or (iii) a merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries.
“Action” means any action, cause of action, suit, audit, litigation, arbitration, mediation, complaint, citation, claim (including any crossclaim or counterclaim), demand, subpoena, enforcement action or proceeding (including any civil, criminal, administrative, regulatory, appellate or other proceeding), whether at equity or at law, in contract, in tort or otherwise.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person; provided that for purposes of this Agreement, prior to the Closing, Parent and its Affiliates shall not be deemed to be Affiliates of the Company and its Subsidiaries, and the Company and its Subsidiaries shall not be deemed to be Affiliates of Parent and its Affiliates.
“Applicable Law” means, with respect to any Person, any federal, state, local, foreign, international or transnational law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, permit, injunction, judgment, award, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such Person.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Fort Worth, Texas are authorized or required by Applicable Law to close.
“Class A Common Stock” means Class A common stock of the Company, par value $0.01 per share.
“Class B Common Stock” means Class B common stock of the Company, par value $0.01 per share.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any written agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Service Providers.
“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company 10-Q.
“Company Balance Sheet Date” means June 30, 2021.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof incorporated in and made part of this Agreement that has been provided by the Company to Parent and Merger Sub.
“Company Employee” means, as of any time, any employee of the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, circumstance, change, occurrence, development or effect that has had or would reasonably be expected to result in a material adverse change in, or material adverse effect on, the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that a “Company Material Adverse Effect” shall not include any event, circumstance, change, occurrence, development or effect to the extent resulting from or arising in connection with (i) conditions generally affecting any industry in which the Company or any of its Subsidiaries operates, (ii) general economic, political or financial or securities market conditions, (iii) natural disasters, acts of war, terrorism, military actions or the escalation thereof, earthquakes, hurricanes, tornadoes or other natural disasters, (iv) changes in GAAP, in the interpretation of GAAP, in the accounting rules and regulations of the SEC, or changes in Applicable Law, (v) the taking of any action (or the omission of any action) by the Company or any Subsidiary of the Company in accordance with the terms of this Agreement to the extent the taking of such action (or omission) is expressly required or contemplated by this Agreement or such action was taken at the written request of, or with the written consent of, Parent or Merger Sub (provided that this clause (v) shall not apply to the representations and warranties that, by their terms, speak specifically of the consequences arising out of the execution or performance of this Agreement or the consummation of the transactions contemplated hereby), (vi) the execution, delivery or performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating to Parent or any of its Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, service providers, employees, Governmental Authorities or any other Persons (provided that this clause (vi) shall not apply to the representations and warranties that, by their terms, speak specifically of the consequences arising out of the execution or performance of this Agreement or the consummation of the transactions contemplated hereby), (vii) any Action arising out of, resulting from or related to the transactions contemplated herein or any demand, Action, claim or proceeding for appraisal of any Shares pursuant to the DGCL in connection herewith, (viii) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or the evolution of any COVID-19 Measures or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) and any COVID-19 Responses or (ix) any decrease or decline in the market price or trading volume of the Shares or any failure by the Company to meet any projections, forecasts or revenue or earnings predictions of the Company or of any securities analysts (provided that, in the case of this clause (ix), the underlying cause of any such decrease, decline, or failure may be taken into account in determining whether a Company Material Adverse Effect has occurred except to the extent otherwise excluded pursuant to another clause in this definition), except, in the case of clauses (i), (ii), (iii), and (iv), to the extent that such event, circumstance, change, occurrence, development or effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries in which the Company operates, in which case, to the extent not otherwise excluded pursuant to another clause of this definition, such disproportionate effects and the events and circumstances underlying such disproportionate effects may be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
“Company Stockholders” means the holders of Class A Common Stock and Class B Common Stock.
“Confidentiality Agreement” means that certain Confidentiality Agreement, by and between the Company and Parent, dated as of February 19, 2021 as amended pursuant to Section 8.08.
“Continuing Employee” means each Company Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation (or Parent or any of its Affiliates) continues after the Effective Time.
“Contract” means any contract, binding letter of intent, lease, sublease, occupancy agreement, license, sublicense, indenture, note, bond, loan, mortgage, agreement, deed of trust, concession, franchise, Permit, license or other binding instrument, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extension or renewals thereto, excluding sale, purchase and work orders.
“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Applicable Law related to COVID-19 (or any other related variance or strain of COVID-19).

“COVID-19 Responses” means any reasonable action, taken or omitted to be taken in good faith that is reasonably determined to be necessary or prudent to be taken in response to COVID-19 (or any other related variance or strain of COVID-19) or any of the measures described in the definition of “COVID-19 Measures”, including the establishment of any reasonably necessary policy, procedure or protocol.
“DGCL” means the General Corporation Law of the State of Delaware.
“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case, whether or not written that is sponsored, maintained, administered, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any direct or indirect liability.
“Environment” means any air (whether ambient outdoor or indoor), surface water, drinking water, groundwater, land surface, wetland, subsurface strata, soil, sediment, plant or animal life and any other natural resources.
“Environmental Laws” means any Applicable Laws (including common law) or any legally binding consent order or decree issued by any Governmental Authority, relating to protection of the Environment, the prevention of pollution, the containment, clean-up, preservation, protection and reclamation of the Environment, health and safety (as it relates to exposure to Hazardous Substances) or to the presence, generation, use, management, transportation, storage, disposal, treatment or release of Hazardous Substances.
“Environmental Permits” means all Permits required under Environmental Laws and required for the business of the Company or any of its Subsidiaries as currently conducted.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” of any entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.
“Excluded Party” means any Third Party from which the Company received during the Go-Shop Period a definitive written Acquisition Proposal that: (a) remains pending as of, and shall not have been withdrawn on or prior to, the Go-Shop Period End Date (or, for any date on or prior to the Go-Shop Period End Date, such Acquisition Proposal shall not have been withdrawn as of such date) and (b) the Board of Directors reasonably determines in good faith on or prior to the Go-Shop Period End Date, after consultation with the Company’s financial and legal advisors, constitutes or is reasonably likely to result in a Superior Proposal (and the Company provides written notice to Parent of such determination promptly of such determination and, in any event, no later than the earlier of (x) two Business Days after such determination or (y) the Go-Shop Period End Date); provided, however, that a person that is an Excluded Party shall cease to be an Excluded Party (i) upon the withdrawal, termination or expiration of such Acquisition Proposal (as it may be amended, adjusted, changed, revised, extended and supplemented), or (ii) the determination by the Board of Directors that such Third Party’s Acquisition Proposal no longer constitutes and is not reasonably likely to result in a Superior Proposal.
“Financing” means any issuances of securities or incurrences of indebtedness for borrowed money by Parent and/or any of its Subsidiaries (including, effective as of the Effective Time, the Company) from time to time, in each case, for the purpose of financing the transactions contemplated by this Agreement; provided that, the term “Financing” does not include the Equity Financing.
“Financing Sources” means the Persons that have committed or may commit to provide or arrange, or otherwise entered into Contracts with Parent and/or any of its Subsidiaries (including, effective as of the

Effective Time, the Company) to provide or arrange, any Financing, including the parties (other than Parent and its Affiliates) to the definitive documentation relating to any Financing, together with their respective Affiliates, officers, directors, employees, agents and representatives; provided that the term “Financing Sources” does not include the Equity Financing Source.
“Fraud” means actual fraud by a Person, which involves a knowing and intentional or willful misrepresentation or omission of a material fact with respect to the making of any representation or warranty set forth in (i) Article 4 or in the corresponding representations or warranties set forth in the Company’s certificate to be delivered pursuant to Section 9.02(c) or (ii) Article 5 or in the corresponding representations or warranties set forth in Parent’s and Merger Sub’s certificate to be delivered pursuant to Section 9.03(c), and, in each case of clauses (i) and (ii), does not include any fraud claim based on negligent misrepresentation, recklessness or any equitable fraud or promissory fraud.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, in each case, that is regulated under any Environmental Law, including but not limited to (i) petroleum and petroleum products, including crude oil and any fractions thereof; (ii) natural gas, synthetic gas and any mixtures thereof; (iii) polychlorinated biphenyls; (iv) asbestos or asbestos-containing materials; (v) radioactive materials; (vi) produced waters; and (vii) per- and polyfluoroalkyl substances.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person: (a) for borrowed money; (b) evidenced by bonds, debentures, notes or similar instruments; (c) pursuant to securitization or factoring programs or arrangements; (d) pursuant to guarantees of any Indebtedness of any other Person (other than between or among any of the Company and its wholly owned Subsidiaries); (e) net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); or (f) letters of credit and bank guarantees entered into by or on behalf of such Person; provided that Indebtedness shall not include any trade payables.
“Intellectual Property” means any and all intellectual property rights or similar proprietary rights arising from or under the Applicable Laws of the United States or any other jurisdiction including rights in all of the following: (i) trademarks, service marks, trade names, slogans, logos, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) inventions, whether patentable or not, all improvements thereto, utility models, supplementary protection certificates, patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, reexaminations, substitutions, extensions or reissues thereof, in any jurisdiction, (iii) Trade Secrets, (iv) copyrightable writings and other copyrightable works, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) computer software (including source code and object code).
“IT Assets” means information technology devices, computers, computer software, firmware, middleware, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines and all other information technology equipment, and all associated documentation, owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries.

“Key Employee” means Michael Doss, Karen Thornton, Lance Turner, Buddy Petersen, and Jared Vitemb.
“Knowing and Intentional Breach” means a material breach of or a material failure to perform any of the covenants or other agreements contained in this Agreement or the Voting and Support Agreement or the Equity Financing Letter, that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, after reasonable inquiry, would, or would be reasonably expected to, result in a breach of this Agreement or the Voting and Support Agreement or the Equity Financing Letter. In the case of any covenant with respect to which a party hereto agrees to cause an Affiliate to take or omit to take an action, the failure of such Affiliate to act as required by such covenant that would be a Knowing and Intentional Breach of such covenant by such Affiliate if it were a party hereto and bound by such covenant will be treated as a Knowing and Intentional Breach by such party hereto.
“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and, with respect to Parent, the actual knowledge of the individuals listed on Section 1.01(b) of the Company Disclosure Schedule.
“Lien” means, with respect to any property or asset, any mortgage, lien, license, sublicense, pledge, option, hypothecation, adverse right, restriction, charge, security interest, right of first refusal, restriction on transfer and assignment, encumbrance or other adverse claim of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Applicable Law, Contract or otherwise) capable of becoming any of the foregoing, in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“NYSE American” means the NYSE American.
“Offering” means any offering of securities by Parent and/or an Affiliate of Parent as to which Parent has requested the Company’s cooperation pursuant to Section 6.05.
“Officer” means an individual who is an “officer” of the Company (as defined under Rule 16a-1(f) under the 1934 Act).
“ordinary course of business” means any action taken by the Company or any of its Subsidiaries in the ordinary course of the Company’s and its Subsidiaries’ business substantially consistent with past practice since the Applicable Date and shall include such actions taken or omitted to be taken by the Company or such Subsidiaries that are reasonable in light of the then current operating conditions and developments with respect to its business, directly or indirectly in response to or in connection with COVID-19, its impact on economic conditions or actions taken by any Governmental Authority in response thereto.
“Parent Material Adverse Effect” means any event, circumstance, change, occurrence, development or effect that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
“Permits” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, certification, registration, accreditation, approval, order, qualification or other similar authorization of any Governmental Authority.
“Permitted Liens” means (a) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, laborers’, suppliers’ and vendors’ liens and other similar Liens, if any, arising or incurred in the ordinary course of business that do not, individually or in the aggregate, materially impair or materially interfere with the present use of the assets or otherwise materially impair present business operations; (b) Liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith by appropriate actions and that are adequately reserved for in the applicable financial statements of the Company in accordance with GAAP; (c) applicable zoning, planning, entitlement, conservation restrictions, land use restrictions, building codes and other governmental rules and regulations imposed by a Governmental Authority having jurisdiction over the real property, none of which would reasonably be expected to have a material and adverse impact on the Company’s conduct of its business; (d) the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which the Company or any of its Subsidiaries is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, materially detract from the use or operation of the property subject thereto as currently used or operated by the Company or any of its Subsidiaries; (e) with respect to real property, Liens, including defects, irregularities or imperfections of title, encroachments, easements or claims of easements, servitudes, permits, covenants, rights of way, flowage rights, restrictions, leases, subleases, licenses, sublicenses, rights of parties in possession, title to any portion of the premises lying within the right of way or boundary of any public road or private road and similar restrictions of record, in each case, that do not materially interfere with the business as presently conducted and would not be reasonably expected to materially detract from the use or operation of the property subject thereto as currently used or operated by the Company or any of its Subsidiaries; (f) licenses to Intellectual Property granted in the ordinary course of business; (g) Liens specifically reflected in the financial statements of the Company; (h) as to a party, Liens resulting from any facts or circumstances relating to the other parties or their respective Affiliates; (i) Liens identified in Section 4.15 of the Company Disclosure Schedule; and (j) Liens that would not materially impair the operation of the business.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the 1934 Act.
“Personal Information” means information that: (a) identifies or can be used to identify an individual (including, without limitation, names, signatures, addresses, telephone numbers, email addresses, geolocation information and other unique identifiers); or (b) can be used to authenticate an individual, either directly or indirectly (including, without limitation, employee identification numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers specific to the physical, physiological, genetic, mental, economic, cultural or social identity of an individual). Personal Information shall include any nonpublic personal information regarding any individual that is subject to applicable national, state, regional and/or local laws and regulations governing the privacy, security, confidentiality and protection of nonpublic personal information.
“Privacy/Data Security Laws” means, to the extent applicable to the Company or its Subsidiaries, all laws, policies, codes, regulations, and the like governing the receipt, collection, use, storage, handling, processing, sharing, security, use, disclosure, or transfer of Personal Information or the security of Company’s IT Assets, including the following to the extent applicable: HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, and any ancillary rules, binding guidelines, orders, directions, directives, codes of conduct or other instruments made or issued by a Governmental Authority under the foregoing instruments, state data security laws, state data breach notification laws, state consumer protection laws, the General Data Protection Regulation (EU) 2016/679, any applicable laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).
“Related Document” means each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by any party hereto in connection with the transactions contemplated by this Agreement, including, for the avoidance of doubt, the Equity Financing Letter and the Voting and Support Agreement.
“Related Person” has the meaning set forth in Article 9 of the Company Charter.
“Release” means any release, emission, leak, discharge, dumping, injection, pumping, deposit, spill, disposal, arranging for disposal (including any abandonment or discarding of barrels, containers or other receptacles containing Hazardous Substances), transport, or arranging for transport.
“Rights Agreement” means that certain Rights Agreement, dated as of November 19, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.
“Share” means a share of Class A Common Stock or Class B Common Stock.
“Subsidiary” means, with respect to any Person, any other Person of which (A) such Person or any of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (B) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are directly or indirectly owned or controlled by such Person.
“Tax” means (i) all taxes, assessments, duties, levies, imposts or other similar charges in the nature of a tax imposed by a Governmental Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise profits, withholding (including backup withholding), social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or any other tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount, whether disputed or not, and any liability for any of the foregoing by reason of assumption, transferee or successor liability or operation of Applicable Law, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries is determined or taken into account with reference to the activities of any other Person, and (iii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) or (ii) as a result of being party to any Tax Sharing Agreement.
“Tax Return” means any report, return, document, claim for refund, information return, declaration or statement or filing with respect to Taxes (and any amendments thereof), including any schedules or documents with respect thereto or accompanying payments of estimated Taxes.
“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing, indemnification or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than customary Tax sharing or indemnification provisions contained in any agreement, the primary subject matter of which does not relate to Taxes).
“Termination Fee” means an amount equal to $11,700,000, except that if the Termination Fee becomes payable by the Company in connection with termination by the Company prior to the Go-Shop Period End Date pursuant to Section 10.01(d)(i) to accept a Superior Proposal, then the Termination Fee shall be an amount equal to $7,800,000.
“Third Party” means any Person other than Parent or any of its Affiliates.
“Trade Secrets” means trade secrets and other confidential know-how and confidential information and rights in any jurisdiction, including confidential recipes, formulae, concepts, methods, techniques, procedures, processes, schematics, prototypes, models, designs, customer lists and supplier lists.
“Tranche 1 Warrant” means each warrant to purchase Class A Common Stock issued pursuant to the Tranche 1 Warrant Agreement.
“Tranche 1 Warrant Agreement” means that certain Warrant Agreement for Tranche 1 Warrants to Purchase Class A Common Stock between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020.

“Tranche 2 Warrant” means each warrant to purchase Class A Common Stock issued pursuant to the Tranche 2 Warrant Agreement.
“Tranche 2 Warrant Agreement” means that certain Warrant Agreement for Tranche 2 Warrants to Purchase Class A Common Stock between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of November 19, 2020.
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.
(b)
Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	6.03(c)(i)
Adverse Recommendation Change	6.03(b)
Agreement	Preamble
Aggregate Merger Consideration	2.03
Antitrust Division	8.01(b)
Applicable Date	4.07(a)
Board of Directors	4.02(b)
Certificates	2.03(a)(i)
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Closing	2.01(b)
Company	Preamble
Company 401(k) Plan	7.03(c)
Company Board Recommendation	4.02(b)
Company Charter	4.01
Company Disclosure Documents	4.09(a)
Company Financial Advisor	4.25
Company Meeting	4.03
Company PRSUs	2.05(c)
Company RSUs	2.05(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Stock Awards	2.05(d)
Continuation Period	7.03(a)
Company Stock Options	2.05(a)
Company Subsidiary Securities	4.06(b)
Consideration Fund	2.03(a)
D&O Insurance	7.02(d)
End Date	10.01(b)(i)
Effective Time	2.01(c)
e-mail	11.01
Electronic Delivery	11.11
Equity Financing	Recitals
Equity Financing Letter	Recitals
Equity Financing Source	Recitals

Term	Section
Existing PO	4.22(b)
Finance Lease	4.22(a)(xii)
Go-Shop Period	6.03(a)(i)
Go-Shop Period End Date	6.03(a)(i)
Indemnified Person	7.02(a)
Intervening Event	6.03(c)(ii)
IRS	4.18(c)
Lease	4.15(b)
Majority of the Minority Approval	9.03(d)
Material Contract	4.22(b)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Non-Party Affiliates	11.09
Opinion	4.25
Parent	Preamble
Parent 401(k) Plan	7.03(d)
Paying Agent	2.03(a)
Preferred Shares	4.05(a)
Principal Customer	4.21
Principal Supplier	4.21
Proxy Statement	4.03
Representatives	6.02
Requisite Company Vote	4.02(a)
Sanctions	4.12(b)
Shares	Recitals
Solvent	5.07
Stockholder Approval	9.01(d)
Superior Proposal	6.03(g)
Surviving Corporation	2.01(a)
Uncertificated Shares	2.03(a)(ii)
Underwriter	6.05(a)
Voting and Support Agreement	Recitals
Section 1.02.   Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules (including the Company Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedule hereto, all such amendments, modifications, supplements, extensions or renewals must also be listed in the appropriate schedule or otherwise be filed as part of the Company SEC Documents. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. References to “made available” shall be deemed to include any documents available on the SEC’s EDGAR website since the Applicable Date. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.
Article 2
The Merger
Section 2.01.   The Merger.
(a)   At the Effective Time, Merger Sub shall merge (the “Merger”) with and into the Company in accordance with the DGCL, whereupon, the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation as a wholly-owned Subsidiary of Parent (the “Surviving Corporation”).
(b)   Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas, 77002 as soon as practicable, but in any event no later than two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place (or by means of remote communication), at such other time or on such other date as Parent and the Company may mutually agree.
(c)   At the Closing, the Company and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).
(d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.
Section 2.02.   Conversion of Shares.   At the Effective Time:
(a)   Except as otherwise provided in Section 2.02(b) or Section 2.04, each Share outstanding immediately prior to the Effective Time (other than Shares held by Parent or Merger Sub) shall be converted into the right to receive $26.52 per Share in cash, without interest, (the “Merger Consideration”). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration in accordance with Section 2.03, but subject to Section 2.04.

(b)   Each Share held by the Company as treasury stock (other than Shares in an Employee Plan of the Company) or by any Subsidiary of the Company immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.
(c)   Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.03.   Surrender and Payment.   (a) Prior to the Effective Time, Parent shall appoint a United States bank and trust company reasonably acceptable to the Company as agent (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”). The Company and Parent shall enter into a Paying Agent agreement with the Paying Agent which agreement shall set forth the duties, responsibilities and obligations of the Paying Agent consistent with the terms of this Agreement and otherwise reasonably acceptable to the Company and Parent prior to the Effective Time. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent (or shall cause the Company to deposit with the Paying Agent), cash sufficient to pay the aggregate Merger Consideration (the “Aggregate Merger Consideration”) to be paid in respect of the Certificates and the Uncertificated Shares (such cash, the “Consideration Fund”). In addition, promptly after the Effective Time on the date of the Closing, Parent shall make available (or shall cause the Company to make available) as necessary cash in an amount sufficient for payment of any dividends or distributions declared, but not paid, by the Company prior to the Effective Time in respect of the Shares in accordance with this Agreement. In the event the Consideration Fund shall be insufficient to pay the Merger Consideration (including on account of any Merger Consideration returned to Parent pursuant to Section 2.03(g)), Parent shall promptly deliver, or cause to be delivered (including by causing the Company, following the Effective Time, to deliver), additional funds to the Paying Agent in an amount that is equal to the deficiency required to make such payments. Promptly after the Effective Time (and in any event within three Business Days after the Effective Time), the Company shall send, or shall cause the Paying Agent to send, to each holder of Shares at the Effective Time (other than Parent or any of its applicable Affiliates), a letter of transmittal and instructions in customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange, with the form and substance of such letter of transmittal and instructions to be reasonably agreed to by Parent and the Company and prepared prior to the Effective Time.
(b)   Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each such Share represented by such Certificate or for each such Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on the cash payable upon surrender of any such Shares.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.
(d)   The cash in the Consideration Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that any such investments shall be in short-term obligations of the United States with maturities of no more than three months or guaranteed by the United States and backed by the full faith and credit of the United States. Earnings on the Consideration Fund in excess of the amounts payable to the former Company Stockholders shall be the sole and exclusive property of the party that made available to the Paying Agent the related cash in the Consideration Fund pursuant to Section 2.03(a) and shall be paid as it directs. No investment of the Consideration Fund shall relieve any Person from promptly making the payments required by this Article 2, and following any losses from any such investment, Parent shall promptly provide (or shall cause the Company to promptly provide following the Effective Time) additional cash funds to the Paying Agent for the benefit of the applicable Company Stockholders in the amount of such losses to the extent the funds in the Consideration Fund are insufficient for such purposes, which additional funds will be deemed to be part of the Consideration Fund.
(e)   After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(f)   Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares that have been converted into the right to receive the Merger Consideration one year after the Effective Time, to the extent permitted by Applicable Law, shall be returned to the party that made available to the Paying Agent the related cash in the Consideration Fund pursuant to Section 2.03(a), upon demand, and any such holder who has not exchanged such Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to such party only as general creditors of such party with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Uncertificated Shares held by them, without interest and subject to any withholding of Taxes required by Applicable Law in accordance with this Section 2.03(f). Notwithstanding the foregoing, neither Parent, the Company nor any of their Affiliates shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares that have been converted into the right to receive the Merger Consideration two years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become to the extent permitted by Applicable Law the property of Parent or the Company, as applicable, free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the party that made available to the Paying Agent the related cash in the Consideration Fund pursuant to Section 2.03(a), upon demand.
Section 2.04.   Dissenting Shares.   Notwithstanding Section 2.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of the DGCL, such Shares shall be treated as if they had been converted pursuant to Section 2.02(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.03. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any withdrawals of any such demands, and to the extent permitted by Applicable Law, Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle, any such demands, or agree to do any of the foregoing.
Section 2.05.   Company Stock Awards.   (a) At or immediately prior to the Effective Time, each option (or portion thereof) to acquire Shares granted or issued pursuant to the 2020 Plan that is vested (including those that vest in connection with the transactions contemplated by this Agreement) and outstanding immediately prior to the Effective Time (collectively, the “Company Stock Options”), shall be canceled and converted into the right to receive an amount in cash to be paid promptly following the Effective Time and in no event more than five days following the Effective Time, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.
(b)   At or immediately prior to the Effective Time, each time-based restricted stock unit granted or issued pursuant to the 2020 Plan that is vested (including those that vest in connection with the transactions contemplated by this Agreement) and outstanding immediately prior to the Effective Time (collectively, the “Company RSUs”) shall be canceled and converted into the right to receive, at or no more than five days after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.
(c)   At or immediately prior to the Effective Time, each performance-based restricted stock unit granted or issued pursuant to the 2020 Plan that is outstanding and unvested immediately prior to the Effective Time (collectively, the “Company PRSUs”), shall be deemed to vest (if at all) based on actual performance achieved as of the Effective Time with respect to the applicable performance-based vesting conditions relating to such Company PRSU and such vested number of Company PRSUs (if any) shall be canceled and converted into the right to receive, at or promptly after the Effective Time, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company PRSU that are deemed vested in accordance with the foregoing based on actual performance achieved as of the Effective Time with respect to applicable performance-based vesting conditions.
(d)   Prior to the Effective Time, the Company shall take all actions necessary to effectuate the treatment of the Company Stock Options, the Company RSUs and the Company PRSUs (collectively, the “Company Stock Awards”) Company Stock Awards as contemplated in this Section 2.05.
Section 2.06.   Adjustments.   If, during the period between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted. Nothing in this Section 2.06 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.07.   Withholding Rights.   Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it reasonably concludes it is required to deduct and withhold with respect to the making of such payment under the Code, under any Tax law or pursuant to any other Applicable Law. If the Paying Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, so deducts or withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Paying Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 2.08.   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.
Article 3
The Surviving Corporation
Section 3.01.   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated so that it reads in its entirety the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that all references therein to Merger Sub shall be automatically amended to become references to the Surviving Corporation), until further amended in accordance with Applicable Law.
Section 3.02.   Bylaws.   The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with Applicable Law.
Section 3.03.   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.
Article 4
Representations and Warranties of the Company
Subject to Section 11.05, and except as disclosed in any Company SEC Document filed with or furnished to the SEC and publicly available since the Applicable Date through the Business Day prior to the date of this Agreement (but excluding any general cautionary or forward-looking statements contained in the “risk factors” section or “forward-looking statements” and any other statements that are similarly cautionary, predictive or forward-looking in nature) or as set forth in the Company Disclosure Schedule (subject to Section 11.05), the Company represents and warrants to Parent and Merger Sub that:
Section 4.01.   Corporate Existence and Power.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The certificate of incorporation (the “Company Charter”) and bylaws of the Company and the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement filed as exhibits to the Company SEC Documents are true, correct and complete copies as of the date hereof.
Section 4.02.   Corporate Authorization.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, except for, in the case of consummation of the Merger, the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock in favor of the adoption of this Agreement (the “Requisite Company Vote”). The Requisite Company Vote is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Merger. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   At a meeting duly called and held, the board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the DGCL and (iii) resolved, subject to Section 6.03(f), to submit this Agreement to a vote of the Company Stockholders and recommend adoption of this Agreement by the Company Stockholders (such recommendation, the “Company Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

Section 4.03.   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and (to the extent applicable) appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, including the filing with the SEC of a proxy statement relating to the matters to be submitted to the Company Stockholders (the “Proxy Statement”) at a meeting of such holders for the purpose of adopting this Agreement and approving the Merger (including any adjournment or postponement thereof, the “Company Meeting”) and (iv) any actions or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.
Section 4.04.   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming Stockholder Approval is obtained, (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, cancellation, acceleration or other change of any rights or obligations of the Company or any of its Subsidiaries, or loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any Material Contract binding on the Company or any of its Subsidiaries, or by which they or any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Permitted Liens, except, in the case of each of clauses (ii) through (iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.
Section 4.05.   Capitalization.
(a)   The authorized capital stock of the Company consists solely of (i) 49,000,000 shares of Class A Common Stock, (ii) 1,000,000 shares of Class B Common Stock and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Shares”). As of October 15, 2021, there were outstanding 14,062,851 Shares, of which 13,750,545 Shares were Class A Common Stock and 312,306 Shares were Class B Common Stock, and no Preferred Shares. As of October 15, 2021, there were outstanding 1,543,718 Tranche 1 Warrants, and 3,859,340 Tranche 2 Warrants. The maximum number of Shares available for issuance under the 2020 Plan is 2,160,492. As of October 15, 2021, 236,302 Shares were subject to issuance upon exercise of outstanding Company Stock Options, 491,886 Shares were subject to issuance upon vesting of Company RSUs and 122,917 Shares were subject to issuance upon vesting of Company PRSUs (assuming achievement of applicable performance objectives).
(b)   All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Employee Plan or Company Security will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. Section 4.05(b) of the Company Disclosure Schedule contains a complete and correct list of each outstanding Company Stock Award, including the holder, type of award, and number of Shares subject thereto, and, in the case of Company Stock Options, the exercise price. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all requirements set forth in the applicable Employee Plan and applicable award agreements. The exercise price of each Company Stock Option is no less than the fair market value of a Share on the date of grant of such Company Stock Option.

(c)   There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which Company Stockholders may vote. Except as set forth in Section 4.05(a) and for changes since December 31, 2020 resulting from the exercise of Company Stock Options outstanding on such date in accordance with the terms thereof on such date, the issuance of Shares pursuant to the settlement of Company RSUs or Company PRSUs or the exercise of Tranche 1 Warrants and Tranche 2 Warrants outstanding on such date in accordance with the terms thereof on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in, the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv), including, for the avoidance of doubt, the Shares, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting, registration or transfer of any Company Securities.
(d)   None of the (i) Shares or (ii) Company Securities are owned by any Subsidiary of the Company.
Section 4.06.   Subsidiaries.   (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers required to own, lease and operate its properties and assets and to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of incorporation.
(b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive rights and is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries and other than de minimis amounts of capital stock or other voting securities or ownership interests, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 4.07.   SEC Filings and the Sarbanes-Oxley Act.
(a)   Since November 19, 2020 (the “Applicable Date”), the Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (such reports, schedules, forms, statements, prospectuses, registration statements and other documents so filed or furnished since the Applicable Date, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). No Subsidiary of the Company is, and since the Applicable Date, no Subsidiary of the Company has been, required to file any reports, schedules, forms, statements or other documents with the SEC. As of the date of this Agreement, (i) there are no outstanding or unresolved written comments from the SEC with respect to the Company SEC Documents and (ii) to the Company’s Knowledge, none of the Company SEC Documents filed on or prior to the date hereof is the subject of ongoing SEC review.
(b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the NYSE American, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated under the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)   Since the Applicable Date, the Company and its Subsidiaries have established and maintained disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the Company SEC Documents that it files or submits pursuant to the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.
(f)   Since the Applicable Date, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2020, and such assessment concluded that those controls were effective. Since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information; or (2) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.
(g)   There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. The Company is in compliance in all material respects with the Sarbanes-Oxley Act.
(h)   The Company is, and since the Applicable Date, has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE American.

(i)   Since the Applicable Date, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE American, and the statements contained in any such certifications are complete and correct as of their respective dates.
Section 4.08.   Financial Statements.   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (i) as of their respective dates of filing with the SEC complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements which are not material in the aggregate). Since the Applicable Date, the books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP in all material respects.
Section 4.09.   Disclosure Documents.
(a)   Each document required to be filed by the Company with the SEC including the Proxy Statement to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto (collectively, the “Company Disclosure Documents”), when filed, will comply as to form in all material respects with the applicable requirements of the 1934 Act.
(b)   The information included or incorporated by reference in the Company Disclosure Documents, will not, when filed, and in the case of the Proxy Statement (as amended or supplemented) at the time of mailing thereof to the Company Stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents based upon information supplied by Parent, Merger Sub or any of their representatives or advisors specifically for use or incorporation by reference therein.
Section 4.10.   Absence of Certain Changes.   Since the Company Balance Sheet Date through the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business, (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) none of the Company or any of its Subsidiaries has taken or agreed to take any action that, if taken after the date of this Agreement, would constitute a violation of Section 6.01.
Section 4.11.   No Undisclosed Material Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable, due or to become due or otherwise, which would be required to be reflected on or reserved against a consolidated balance sheet of the Company prepared in accordance with GAAP, other than: (i) liabilities or obligations disclosed or reserved for in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2021 included in the Company 10-Q or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since June 30, 2021, none of which are material to the Company; (iii) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby, (iv) for performance of obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Contract (other than liabilities or obligations due to breaches thereunder), and (v) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.12.   Compliance with Laws, Permits and Court Orders.   (a) The Company and each of its Subsidiaries is, and since the Applicable Date has been, in compliance with, and to the Knowledge of the

Company, is not under investigation with respect to, nor been threatened in writing, to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has all Permits necessary to own, lease and operate its properties and assets and to carry on its business as now conducted, (ii) the Company and each of its Subsidiaries is in compliance with the terms and requirements of such Permits, (iii) such Permits are in full force and effect and are not subject to any pending or threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit and (iv) since the Applicable Date, there has occurred no violation by the Company or any of its Subsidiaries of, default (with or without notice or lapse of time, or both) that would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of any such Permit.
(b)   The Company, each of its Subsidiaries, and each of their respective directors, officers and, to the Knowledge of the Company, employees (in connection with their activities on behalf of the Company or any of its Subsidiaries), are, and since the Applicable Date have been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption laws, (ii) all economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State (collectively, “Sanctions”) and (iii) all applicable export controls laws.
(c)   None of the Company or any of its Subsidiaries, or any director or officer, or, to the Company’s Knowledge, any Affiliate or representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
Section 4.13.   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (1) all insurance policies of the Company and its Subsidiaries relating to the business, assets and operations of the Company and its Subsidiaries in effect as of the date of this Agreement are in full force and effect and (2) no notice of cancellation or modification has been received by the Company, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured under such insurance policies. Section 4.13 of the Company Disclosure Schedule sets forth all material insurance policies held by the Company and its Subsidiaries.
Section 4.14.   Litigation.   There is no Action pending against, threatened in writing against or, to the Knowledge of the Company, otherwise threatened against the Company, any of its Subsidiaries, any of their respective properties or assets, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable with respect thereto, before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole or would, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby. There has not been since the Applicable Date nor are there currently any internal investigations being conducted by the Company or the Board of Directors (or any committee thereof) concerning any material allegations of fraud or malfeasance relating to financial, accounting or Tax issues that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
Section 4.15.   Properties.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have valid title to, or valid leasehold interests in, or otherwise have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all real property and assets used in the Company’s business and reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business and in compliance with this Agreement, in each case, free and clear of all Liens other than Permitted Liens. Section 4.15(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all material real property owned in fee by the Company or any of its Subsidiaries (including the address), and there are no outstanding options or rights of first refusal to purchase such owned real property.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Lease or permit termination, modification or acceleration by any third party thereunder, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Lease, in each case, other than such items, if any, that have been cured. Section 4.15(b) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of the address of each material parcel of real property subject to a Lease to which the Company or any of its Subsidiaries is a party and the identity of the lessor and lessee.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the plants, buildings, structures and equipment owned, leased, licensed or otherwise used or held for use by the Company or any of its Subsidiaries have no material defects and have been maintained consistent with standards generally followed in the industry (ordinary wear and tear excepted), (ii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries has received any notice of any pending or threatened condemnation Action with respect to any of the real property it owns, leases, licenses or otherwise occupies and (iii) no Person leases, subleases, licenses or otherwise has the right to use or occupy any of the real property referred to in Section 4.15(a) or Section 4.15(b) other than the Company or any Subsidiary of the Company.
Section 4.16.   Intellectual Property.   Section 4.16 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all material registrations and applications for registration of any trademarks, patents, copyrights and domain names owned or purported to be owned by the Company or any of its Subsidiaries. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries solely and exclusively own, or has a valid and enforceable license or other right to use (in each case, free and clear of any Liens other than Permitted Liens), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii) all registered Intellectual Property owned or purported to be owned by the Company and its Subsidiaries is subsisting and valid and, to the Knowledge of the Company, is enforceable; (iii) to the Knowledge of the Company, neither the Company nor its Subsidiaries has infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of any Person; (iv) to the Knowledge of the Company, in the last three years, no Person has challenged, infringed, misappropriated, diluted, tarnished or otherwise violated any Intellectual Property right owned by and/or licensed to the Company or its Subsidiaries; (v) as of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any Action with respect to any Intellectual Property owned, used or held for use by the Company or any of its Subsidiaries or alleging that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property rights of any Person; (vi) the Company and its Subsidiaries have taken commercially reasonable actions to maintain, enforce and protect all Intellectual Property owned by them and none of the Intellectual Property owned by the Company or any of its Subsidiaries has been adjudged invalid or unenforceable in whole or in part; (vii) the Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of all Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries; (viii) the IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or any information or data stored therein or transmitted thereby);

(ix) since its inception, there has been no failure, material substandard performance or breach of any IT Assets of the Company, its Subsidiaries or its contractors that has (x) caused any material disruption to the business and has not been resolved or (y) resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Company or its Subsidiaries; (x) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology; (xi) the Company and its Subsidiaries have since the Applicable Date complied with all Privacy/Data Security Laws in the course of the operations of the Company and its Subsidiaries; (xii) to the Knowledge of the Company, neither the Company nor its Subsidiaries has provided or been legally required to provide any notice to data owners or any Governmental Authority in connection with any unauthorized access, use, or disclosure of Personal Information or the Company’s IT Assets; (xiii) to the Knowledge of the Company, the IT Assets (along with any other software developed by the Company or its Subsidiaries) do not contain an open source, copyleft or community source code license in a manner that (a) requires or conditions the use of such software on the disclosure, licensing or distribution of any Intellectual Property owned by the Company or its Subsidiaries, or (b) otherwise imposes any limitation, restriction or condition on the right or ability of the Company or its Subsidiaries to use, distribute or provide access to any Intellectual Property owned by the Company or its Subsidiaries; and (xiv) as of the date hereof, no claims have been asserted or threatened in writing against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any Privacy/Data Security Laws, policies or procedures.
Section 4.17.   Taxes.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   All Tax Returns required to be filed by Applicable Law by, or on behalf of, the Company or any of its Subsidiaries have been timely filed (taking into account valid extensions of time to file), and all such Tax Returns are true, complete and correct in all respects. The Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) to the appropriate Governmental Authority all Taxes due and payable by it, whether or not shown as due on any Tax Returns.
(ii)   Each of the Company and its Subsidiaries has properly and timely withheld or collected and timely paid, or is properly holding for timely payment, all Taxes required to be withheld, collected and paid over by it under Applicable Law, and the Company and each of its Subsidiaries has complied in all respects with all information reporting (and related withholding) and record retention requirements.
(iii)   There is no Action now pending or, to the Company’s Knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Return.
(iv)   No Tax deficiency has been asserted against the Company or any of its Subsidiaries that has not been resolved or paid in full.
(v)   There are no Liens on any of the assets of the Company or any of its Subsidiaries attributable to Taxes other than Liens for Taxes not yet delinquent.
(vi)   Neither the Company nor any of its Subsidiaries has waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or extension is currently in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(vii)   Neither the Company nor any Subsidiary of the Company (i) is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company, or (ii) has any liability for Taxes of any Person (other than the Company or any Subsidiary of the Company) arising from the application of Treasury Regulations Section 1.1502-6 (or any analogous provision of U.S. state or local or non-U.S. Tax law) or as a transferee or successor.
(viii)   Neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or to exclude any item of deduction from, taxable income from any taxable period (or portion thereof) ending after the Closing as a result of any (i) adjustment under either Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax law) by reason of a change in method of accounting prior to the Closing for a taxable period (or portion thereof) ending on or prior to the Closing, (ii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax law), entered into on or prior to the Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax law) entered into or created on or prior to the Closing, (iv) installment sale or open transaction disposition made on or prior to the Closing, or (v) prepaid amount received on or prior to the Closing.
(ix)   Section 4.17(a)(ix) of the Company Disclosure Schedule contains a complete and correct list of all jurisdictions (whether U.S. or non-U.S.) in which the Company or any of its Subsidiaries currently files any material Tax Returns.
(b)   Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(c)   Neither the Company nor any of its Subsidiaries has been a “distributing” corporation or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).
(d)   Neither the Company nor any of its Subsidiaries has deferred any obligation to pay Taxes pursuant to the CARES Act, an executive order or any similar provision of any COVID-19 aid.
(e)   Neither the Company nor any Subsidiary of the Company is a party to, or is bound by or has any obligation under any Tax Sharing Agreement (other than agreements solely by and among the Company and its Subsidiaries).
Section 4.18.   Employee Benefit Plans.   (a) Section 4.18(a) of the Company Disclosure Schedule contains a true and complete list of each Employee Plan that is material in any respect. All Employee Plans cover Service Providers solely located within the United States.
(b)   Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains or contributes to (or has any obligation to contribute to), or has in the past six years — sponsored, maintained or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, any plan subject to Title IV of ERISA, including any “multiemployer plan” (within the meaning of Section 3(37) of ERISA).
(c)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from, or such a letter is pending or there is time remaining in which to file an application for such determination from, the Internal Revenue Service (the “IRS”), and, to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being issued or reissued.
(d)   Each Employee Plan has been maintained, funded and administered in material compliance with its terms and with all Applicable Law, including ERISA, the Patient Protection and Affordable Care Act and the Code; and, except as would not reasonably be expected to result in, individually or in the aggregate, a material liability for the Company, no Action (other than routine claims for benefits) is pending against or involves or, to the Company’s Knowledge, is threatened against or threatened to involve, any Employee Plan before any arbitrator or any Governmental Authority, including the IRS and the Department of Labor.
(e)   Since the Applicable Date, all returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Employee Plans have been timely filed or delivered, except as would not reasonably be expected to result in, individually or in the aggregate, a material liability for the Company. Since the Applicable Date, except as would not reasonably be expected to result in material liability for the Company, none of the Company nor any of its directors, officers, employees or agents, nor any fiduciary, trustee or administrator of any Employee Plan or trust created under any Employee Plan, has engaged in or been a party to any “prohibited transaction” as defined in Section 4975 of the Code and Section 406 of ERISA.
(f)   Since the Applicable Date, all material contributions, material premiums and material payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Company Balance Sheet or disclosed in the notes thereto.
(g)   Neither the Company nor any of its Subsidiaries has any material current or projected liability for, and no Employee Plan provides or promises, any post-retirement health, medical, hospitalization, disability, life or other retiree welfare benefits (whether insured or self-insured) to any current or former Service Provider, other than coverage which may be mandated under Applicable Law, including COBRA.
(h)   Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any material payment or benefit, including any bonus, retention or severance payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or materially increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Affiliates, to merge, materially amend or terminate any Employee Plan or (iv) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code or would be expected to be subject to an excise Tax under Section 4999 of the Code.
(i)   Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or 4999 of the Code.
Section 4.19.   Labor Matters.   (a) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement and there is no, and there has not been in the past three years any, organizational campaign, petition or other unionization activity pending, or to the Knowledge of the Company, threatened, seeking recognition of a collective bargaining unit relating to any Company Employee.
(b)   Except as would not be reasonably likely to result in material liability to the Company, there are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. There is no, and there has not been since the Applicable Date, any labor strike, slowdown, stoppage, picketing, material interruption of work or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.
(c)   The Company and its Subsidiaries are, and have been since the Applicable Date, in compliance with all Applicable Laws relating to labor and employment, including (i) those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (ii) WARN, except in the case of either clause (i) or clause (ii) above, for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.20.   Environmental Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) since the Applicable Date (or earlier if unresolved) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Action is pending or, to the Knowledge of the Company, is threatened by any Person relating to the Company or any of its Subsidiaries under any Environmental Law; (ii) the Company and its Subsidiaries are and since the Applicable Date have been in compliance with all Environmental Laws, and such compliance includes obtaining, maintaining, timely renewing, and complying with the terms of, all Environmental Permits; (iii) there has been no Release of any Hazardous Substance at, from, in, on, under, to or about any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company, and of its Subsidiaries or their respective predecessors; (iv) to the Knowledge of the Company, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under any Environmental Law; and (v) the Company has made available to Parent complete and accurate copies of all environmental assessment and audit reports and studies, in each case, that have been prepared by third parties since the Applicable Date and prior to the date hereof are in the Company’s possession, custody or control.
Section 4.21.   Suppliers and Customers.   Section 4.21 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) the 10 largest suppliers of the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company and its Subsidiaries for the fiscal year ended December 31, 2020 (each, a “Principal Supplier”) and (ii) the 10 largest customers of the Company and its Subsidiaries based on revenues received from such Persons by the Company and its Subsidiaries for the fiscal year ended December 31, 2020 (each, a “Principal Customer”).
Section 4.22.   Material Contracts.   (a) As of the date hereof, except as set forth in Section 4.22 of the Company Disclosure Schedule or filed in a Company SEC Document since the Applicable Date, neither the Company nor any of its Subsidiaries is party to or bound by any Contract, which is in effect as of the date hereof:
(i)   that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Act;
(ii)   that are employment, independent contractor, consulting, severance or similar agreements under which the Company or any Company Subsidiary is or could become obligated to provide annual compensation or payments in excess of $150,000;
(iii)   that (or, together with additional related Contracts with the same Person or its Affiliates) involves the payment or receipt of amounts by the Company or any of its Subsidiaries of more than $500,000 in the calendar year ended December 31, 2021 or any subsequent calendar year and that cannot be cancelled by the Company or its applicable Subsidiary without penalty or further payment on no more than ninety (90) days’ notice;
(iv)   relating to any partnership, strategic alliance or joint venture that is, in any such case, material to the Company and its Subsidiaries, taken as a whole;
(v)   that provides for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets or capital stock (other than acquisitions or dispositions of inventory and raw materials and supplies in the ordinary course of business) (A) for aggregate consideration under such Contract in excess of $200,000 or (B) pursuant to which the Company or its Subsidiaries has continuing material “earn-out” or other contingent payment obligations or any material indemnification obligations;
(vi)   providing for indemnification by the Company or any its Subsidiaries of any officer, director or employee of the Company or any of its Subsidiaries;
(vii)   that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any assets or any equity interests of any Person;
(viii)   that restricts or purports to restrict the ability of the Company or any of its Subsidiaries to compete with or to provide services in any line of business or with any Person or in any geographic area or market segment;
(ix)   that is a Collective Bargaining Agreement;
(x)   containing any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever;

(xi)   with (A) any beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of any class of securities of the Company or any Company Subsidiary or (B) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any of the foregoing, including any stockholders agreement, investors’ rights agreement, registration rights agreement, tax receivable agreement or similar or related Contracts;
(xii)   That (A) evidences Indebtedness of the Company or any Subsidiary of the Company in excess of $500,000, (B) evidences a capitalized lease obligation that is required to be classified as a balance sheet liability of the Company in accordance with GAAP (excluding any lease obligations required to be capitalized in accordance with the Financial Accounting Standards Codification Topic 842) (each such capitalized lease obligation, a “Finance Lease”) or an obligation to pay the deferred and unpaid purchase price of property or equipment in excess of $500,000 or (C) restricts the payment of dividends or other distribution of assets by any of the Company or its Subsidiaries;
(xiii)   requiring future capital expenditures by the Company or any of its subsidiaries in excess of $750,000 in the aggregate;
(xiv)   that is the subject of any Action individually in excess of $250,000 and under which there are outstanding obligations (including settlement agreements) of the Company or any of its Subsidiaries;
(xv)   that is material and to which any Principal Supplier or Principal Customer is a party, in each case, that has a term of more than 90 days and that may not be terminated by the Company or any of its Subsidiaries (without penalty) within 90 days after the delivery of a termination notice.
(b)   The Company has made available to Parent prior to the date hereof a complete and correct copy (in all material respects) of each Contract listed or required to be listed in Section 4.22(a) of the Company Disclosure Schedule (each, a “Material Contract”). Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts and each purchase or work order pursuant to which the Company is currently performing hydraulic fracturing services for a customer (an “Existing PO”) is valid, binding and in full force and effect and (ii) since the Applicable Date, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to a Material Contract or Existing PO, has breached or violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Material Contract or Existing PO, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract or Existing PO.
Section 4.23.   Affiliate Transactions.   Neither the Company nor any Subsidiary of the Company is a party to any Contract or other transaction, agreement or binding arrangement or understanding between the Company or its Subsidiaries, on the one hand, and any Affiliates thereof (other than wholly owned Subsidiaries of such Person) on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1934 Act except as have been so disclosed.
Section 4.24.   Finders’ Fees.   Other than to the Company Financial Advisor in accordance with the terms of the engagement letters provided to Parent prior to the date hereof, neither the Company nor any of its Subsidiaries is obligated to pay any fee or commission to any financial advisor, broker, finder or other intermediary in connection with the transactions contemplated by this Agreement. The Company has made available to Parent prior to the date hereof a complete and accurate copy of all agreements pursuant to which the Company Financial Advisors are entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.
Section 4.25.   Opinion of Financial Advisor.   The Board of Directors has received the opinion (the “Opinion”) of Ducera Securities LLC (the “Company Financial Advisor”), to the effect that, as of the date of the Opinion and based on and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Shares (other than Shares held by Parent or its Affiliates and Shares held by the Company as treasury stock or by any Subsidiary of the Company) is fair, from a financial point of view, to such holders. The Company shall deliver a true and complete written copy of the Opinion to Parent solely for informational purposes after the execution of this Agreement. Parent and Merger Sub acknowledge and agree that the Opinion may not be relied upon by

Parent or Merger Sub or any director, officer or employee thereof and that the Opinion may not be distributed by Parent or Merger Sub to any third party without the prior consent of the Company Financial Advisor.
Section 4.26.   Antitakeover Statutes.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in the last two sentences of Section 5.04 (disregarding any Knowledge qualifier therein) and Section 5.08 and compliance by Parent with the covenants contained in Section 7.04(b), no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover statute or regulation or any antitakeover provision in the Company Charter or the Company’s bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Merger or the other transactions contemplated by this Agreement. Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in the last two sentences of Section 5.04 (disregarding any Knowledge qualifier therein) and in Section 5.08 and compliance by Parent with the covenants contained in Section 7.04(b), prior to the date of this Agreement, the Board of Directors has taken all action necessary to render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, and no antitakeover provision in the Rights Agreement is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. Other than the Rights Agreement and as set forth in the Amended and Restated Certificate of Incorporation of the Company, there is no rights agreement, stockholder rights plan, tax preservation plan, net operating loss preservation plan or “poison pill” antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in the last sentence of Section 5.04 and in Section 5.08 and compliance by Parent with the covenants contained in Section 7.04(b), the Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the Voting and Support Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL and the Rights Agreement.
Section 4.27.   No Other Representations or Warranties.   Except for the representations and warranties expressly contained in this Agreement (or in any certificate delivered by the Company pursuant hereto), each of Parent and Merger Sub acknowledges that neither the Company nor any Person acting on its behalf makes any other express or any implied representations or warranties in this Agreement with respect to (i) the Company or its Subsidiaries, any of their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to the Company or its Subsidiaries or (ii) the accuracy or completeness of any documentation, forecasts or other information provided by the Company or any Person acting on any of their behalf to Parent or Merger Sub, any Affiliate of Parent or any Person acting on any of their behalf and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.
Article 5
Representations and Warranties of Parent and Merger Sub
Each of Parent and Merger Sub represents and warrants to the Company that:
Section 5.01.   Corporate Existence and Power.   Each of Parent and Merger Sub is a limited liability company or corporation, as applicable, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has all corporate or limited liability company powers, as applicable, required to own, lease and operate its properties and assets and carry on its business as now conducted. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof, and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation or pursuant to this Agreement, the Merger and the other transactions contemplated hereby or in connection with arranging any financing required to consummate the transactions contemplated hereby.
Section 5.02.   Corporate Authorization.   Each of the Company and Merger Sub has all requisite limited liability company or corporate power and authority, as applicable, to perform its obligations hereunder and consummate the Merger, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 5.03.   Governmental Authorization.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or Permit from or filing by or with respect to Parent or Merger Sub with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State (to the extent applicable) and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04.   Non-contravention.   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws or the comparable organizational documents of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, suspension, cancellation, acceleration or any other change of any rights or obligations of Parent or any of its Subsidiaries, or loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any material Contract binding on Parent or any of its Subsidiaries or by which they or any their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Affiliates beneficially hold a number of shares that is below the Specified Percentage (as defined in the Rights Agreement). To Parent’s Knowledge, Parent is not a Related Person.
Section 5.05.   Disclosure Documents.   The information with respect to Parent and any of its Subsidiaries that Parent supplies to the Company specifically for use in any Company Disclosure Document, at the time of the filing of such Company Disclosure Document or any amendment or supplement thereto and at the time of any distribution or dissemination thereof, and, in the case of the proxy statement, at the time of the Company Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.06.   Finders’ Fees.   Other than Piper Sandler & Co., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
Section 5.07.   Solvency.   Assuming the accuracy of the representations and warranties set forth in Article 4 of this Agreement and after giving effect to the transactions contemplated by this Agreement — including the Financing — the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that such Person (a) has property with fair value greater than the total amount of its debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) has assets with present fair salable value not less than the amount that will be required to pay its debts as they become absolute and matured, (c) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.
Section 5.08.   Ownership of Common Stock.   As of the date hereof, an affiliate of Parent beneficially owns 2,750,000 shares of Class A Common Stock and is the sole record and beneficial owner of all of such Shares and has, and will have at all times prior to the Closing or the termination of this Agreement, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of such Shares, except as set forth herein or pursuant to any applicable restrictions on transfer under the 1933 Act. Neither Parent nor any of its Affiliates owns beneficially or of record any other securities of the Company.
Section 5.09.   No Other Representations or Warranties.   Except for the representations and warranties expressly contained in this Agreement, the Company acknowledges that neither Parent, Merger Sub nor any Person acting their behalf makes any other express or any implied representations or warranties in this Agreement with respect to (i) Parent or any of the Parent Subsidiaries, any of their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to Parent or the Parent Subsidiaries or (ii) the accuracy or completeness of any documentation, forecasts or other information provided by Parent or any Person acting on its behalf to the Company, any Affiliate of the Company or any Person acting on its behalf and each of Parent and Merger Sub hereby disclaim any such representation or warranty, whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company or any of its Representatives or Affiliates of any documentation or other information by Parent or Merger Sub or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.
Article 6
Covenants of the Company
The Company agrees that:
Section 6.01.   Conduct of the Company.   During the period from the date hereof until the Effective Time, ((v) except as expressly contemplated by this Agreement, (w) with the prior written consent of Parent in each instance (which consent, with respect to clauses (e), (f), (l), (m), (o), (p) or (r) shall not be unreasonably withheld, conditioned or delayed), (x) as may be required by Applicable Law or the extent necessary to comply with any obligation under any Contracts made available to Parent on or prior to the date of this Agreement, (y) as set forth in Section 6.01 of the Company Disclosure Schedule or (z) for any action taken, or omitted to be taken, in order to comply with any COVID-19 Measures or any other COVID-19 Responses, provided that prior to taking any actions in reliance on this clause (z), which would otherwise be prohibited by any provision of this Section 6.01, the Company shall use commercially reasonable efforts to provide advance notice to and consult with Parent in good faith with respect thereto), (1) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business and, to the extent consistent therewith, use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all necessary Permits, (iii) keep available the services of its directors, officers and Key Employees on commercially reasonable terms and (iv) preserve satisfactory business relationships with Governmental Authorities, Principal Customers, Principal Suppliers,

and others having material business relationships with it, and (2) the Company shall not, nor shall it permit any of its Subsidiaries to:
(a)   amend or otherwise change its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);
(b)   enter into any new line of business outside the existing business of the Company and its Subsidiaries as of the date of this Agreement;
(c)   (i) adjust, split, combine, subdivide or reclassify any shares of its capital stock, (ii) declare, authorize, establish a record date for, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (including any Shares), except for dividends by any of its wholly-owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of its capital stock (including any Shares), Company Securities or any Company Subsidiary Securities or otherwise take any action that results in a reduction in the number of outstanding Shares;
(d)   (i) issue, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, delivery, sale, disposal, encumbrance, grant, conferral or award of, any shares of any Company Securities (including under the 2020 Plan) or Company Subsidiary Securities, other than the issuance of (A) any Shares upon the exercise of Company Stock Options, that are outstanding on the date of this Agreement in accordance with the terms of those Company Stock Options or purchase rights on the date of this Agreement, (B) any Shares upon the vesting or settlement of any Company RSUs or Company PRSUs or the exercise of any Tranche 1 Warrants or Tranche 2 Warrants, in each case, that are outstanding on the date of this Agreement in accordance with their terms on the date of this Agreement and (C) any Company Subsidiary Securities to the Company or any other wholly-owned Subsidiary of the Company or (ii) amend or otherwise change any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);
(e)   except in connection with the prompt response to any accident or emergency, incur any capital expenditures or any obligations or liabilities in respect thereof, other than in the ordinary course of business;
(f)   make any acquisition of (including by merger, consolidation or acquisition of stock or assets or otherwise) any Person or any division or portion thereof, acquire any assets other than (i) any capital expenditures not prohibited by Section 6.01(e), (ii) other acquisitions that do not exceed $250,000 individually or $500,000 in the aggregate or (iii) inventory, supplies, parts, raw materials and consumables; or otherwise merge, consolidate or amalgamate with any other Person;
(g)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(h)   sell, lease, license or otherwise transfer, or dispose of, mortgage, sell and lease back or otherwise or create or incur any Lien on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses or other interests therein whether tangible or intangible (including securitizations) (other than Intellectual Property) that is material to the Company and its Subsidiaries, taken as a whole, other than (i) sales of inventory in the ordinary course of business or otherwise or sales of or disposals of obsolete or worthless assets at the end of their scheduled retirement, (ii) pursuant to Contracts in effect on the date hereof, (iii) Permitted Liens and (iv) transfers among the Company and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of the Company;
(i)   sell, assign, license, sublicense, transfer, convey, abandon, incur any Lien other than Permitted Liens on or otherwise dispose of or fail to maintain, enforce or protect any material Intellectual Property owned, used or held for use by the Company or any of its Subsidiaries (except for non-exclusive licenses or sublicenses of Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business);
(j)   make any loans, advances or capital contributions to, or investments in, any other Person, other than in a wholly owned Company Subsidiary, investments in short term marketable securities and cash equivalents, and advances to employees in respect of travel or other related business expenses in the ordinary course of business;

(k)   create, incur, assume, suffer to exist, provide any guarantee of or otherwise become liable with respect to any, or repay, redeem, repurchase or otherwise retire any Indebtedness or Finance Lease obligation (other than as required by its terms), other than (i) draws under the Company’s existing revolving credit facility in the ordinary course of business not in excess of $1,000,000 and repayments of amounts under such facility, (ii) any intercompany Indebtedness and (iii) with respect to letters of credit or bank guarantees in the ordinary course of business;
(l)   (i) other than in the ordinary course of business, materially amend or modify or terminate any Material Contract, or any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement, except the expiration or renewal of any Material Contract in accordance with its terms, (ii) renew or enter into any Material Contract described in clauses (a)(ii), (iv), (vi), (vii), (viii), (ix), (x) or (xi) of Section 4.22(a), or (iii) other than in the ordinary course of business otherwise waive, release, relinquish or assign any material rights, claims or benefits of the Company or any of its Subsidiaries under any Material Contract; provided that any action that would be permitted by clauses (k) or (m) of this Section 6.01 will be permitted under this clause (l) to the extent relating to a Material Contract related thereto;
(m)   except as required by the terms of any Employee Plan as in effect on the date hereof or Applicable Law, (i) with respect to any current or former Service Provider, (A) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits except for increases in base compensation or wages, per diems, travel pay and similar amounts, in each case, of not more than 10% over levels prior to any adjustment for the COVID-19 pandemic for Service Providers who are not Key Employees, (B) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any equity or equity-based awards held by, any current or former Service Provider or (C) enter into or materially amend any employment, consulting, severance, retention, change in control, termination pay, retirement, deferred compensation, transaction bonus or similar agreement or arrangement, (ii) establish, adopt, enter into or materially amend any Employee Plan or Collective Bargaining Agreement, except for any amendment that does not materially increase costs above the amount of costs immediately prior to such amendment, (iii) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider, (iv) establish, adopt or enter into any material plan, agreement or arrangement, or otherwise commit, to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code, (v) hire any employees who would be Key Employees other than to fill vacancies as of the date hereof or that arise due to terminations of employment or (vi) terminate the employment of any Key Employee other than for cause;
(n)   change the Company’s fiscal year or, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, methods of accounting;
(o)   (i) settle, release, waive, discharge or compromise, or offer or propose to settle, release, waive, discharge or compromise, (A) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) involving or against the Company or any of its Subsidiaries that results in a payment obligation (net of insurance proceeds) of the Company or any of its Subsidiaries in excess of $100,000 individually or $250,000 in the aggregate, or that imposes any material restrictions or limitations upon the operations or business of the Company or any of its Subsidiaries or equitable or injunctive remedies or the admission of any criminal wrongdoing or (B) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) that relates to the transactions contemplated hereby or (ii) initiate or commence any Action outside the ordinary course of business that would be materially adverse to the Company and its Subsidiaries;
(p)   make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any Tax Return, file a claim for a material Tax refund, enter into any closing agreement with respect to Taxes, settle or compromise any Action relating to material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or surrender any right to claim a material Tax refund or offset or other material reduction in Tax liability;
(q)   (i) take any action that would reasonably be expected to result in the cancellation of existing material insurance policies or insurance coverage of the Company or any of its Subsidiaries or (ii) fail to use commercially reasonable efforts to maintain in full force and effect existing material insurance policies (or substantially similar replacements thereto); provided that in the event of a termination, cancellation or lapse of any material insurance policy, the Company shall use commercially reasonable efforts to promptly obtain replacement policies providing substantially comparable insurance coverage with respect to the material assets, operations and activities of the Company and its Subsidiaries as currently in effect as of the date hereof;
(r)   grant any refunds, credits, rebates or other allowances to any customer, supplier or vendor other than in the ordinary course of business; or
(s)   agree, resolve or commit to do any of the foregoing.
Section 6.02.   Access to Information.   From the date hereof until the Effective Time, and subject to Applicable Law, upon reasonable notice during normal business hours, the Company shall (and shall cause its Subsidiaries to) use commercially reasonable efforts to (i) subject to reasonable logistical restrictions as a result of COVID-19 or any COVID-19 Measures, give Parent, its officers, directors, employees, investment bankers, attorneys, lenders, underwriters, accountants, consultants or other agents, advisors or other representatives (“Representatives”) reasonable access to the Company’s Representatives and its offices, properties, assets, books, records, work papers and other documents (including existing financial and operating data) related to the Company and its Subsidiaries and (ii) furnish to Parent and its Representatives such existing information as such Persons may reasonably request within a reasonable time of such request, including, at Parent’s expense, copies of such existing information; provided, that neither the Company nor any of its Subsidiaries shall be required to provide access or disclose information where such access or disclosure (x) would, in each case, upon the advice of legal counsel, jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or violate any Applicable Law or Contract, or (y) relates to any Acquisition Proposal (unless such information is required to be disclosed in accordance with Section 6.03). Notwithstanding the foregoing, Parent shall not (A) have access to personnel records of the Company or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information which is sensitive or the disclosure of which could subject the Company or any of its Subsidiaries to risk of liability, or (B) conduct or cause to be conducted any sampling, testing or other invasive investigation of the air, soil, soil gas, surface water, groundwater, building materials or other environmental media at any real property or facility owned, leased or operated by the Company or any of its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Notwithstanding the foregoing, in the case of any information that in the reasonable, good faith judgement of the Company is competitively sensitive, such information shall be provided to Parent pursuant to a “clean room” arrangement agreed between the parties that is intended to permit the sharing of such information in compliance with Applicable Laws. The information provided pursuant to this Section 6.02 shall be kept confidential by the recipient thereof in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall terminate as of the Effective Time.
Section 6.03.   Go-Shop; No Solicitation; Other Offers.
(a)   Go-Shop.
(i)   During the period (the “Go-Shop Period”) commencing on the date of this Agreement and ending at 11:59 p.m. (New York City time) on the day that is 45 days after the date of this Agreement (the “Go-Shop Period End Date”), the Company and its Representatives and Subsidiaries shall be permitted to, directly or indirectly, (x) solicit, initiate, propose, encourage and facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and (y) engage in discussions and negotiations with, and furnish non-public information relating to the Company and its Subsidiaries and afford access to the personnel, business, properties, assets, information, work papers and books and records of the Company and its Subsidiaries to any Third Party in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal; provided that prior to furnishing such information or affording such access, (I) the Company has entered into an Acceptable

Confidentiality Agreement with such Third Party and (II) the Company has previously provided or made available (or substantially concurrently provides or makes available) such information to Parent. Notwithstanding anything in this Section 6.03(a) to the contrary, the Company shall not, and shall not permit its Subsidiaries to, reimburse or agree to reimburse the expenses of any Third Party (other than the Company’s Representatives) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal.
(ii)   On the Go-Shop Period End Date: (A) the Company shall, and shall cause each of its Representatives and Subsidiaries to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party (other than Excluded Parties) relating to any Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal; and (B) the Company shall as promptly as possible request that each Third Party (other than any Excluded Party) that has previously executed a confidentiality or similar agreement in connection with its consideration of an Acquisition Proposal to return to the Company or destroy any non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of the confidentiality agreement in place with such Third Party.
(iii)   As promptly as reasonably practicable following the determination by the Board of Directors that a Third Party is an Excluded Party and in any event no later than the earlier of (A) three Business Days after such determination and (B) the Go-Shop Period End Date: the Company shall deliver to Parent a written notice setting forth: (i) the identity of each Excluded Party; and (ii) a reasonably detailed summary of the material terms and conditions of the pending Acquisition Proposal made by such Excluded Party (it being understood that price per share, transaction structure, to the extent part of the Acquisition Proposal, closing conditions, and financing provisions shall be considered material terms of any such pending Acquisition Proposal).
(b)   General Prohibitions.   From and after the Go-Shop Period End Date until the earlier to occur of the time Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval are obtained or the date of termination of this Agreement in accordance with Article 10, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize any of its or their Representatives to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into, engage in or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly facilitate or knowingly encourage any effort by any Third Party that, to the Company’s Knowledge, is seeking to make, or has made, an Acquisition Proposal (other than to state the terms of this Agreement prohibit such discussion), (iii) (A) qualify, withdraw or modify in a manner adverse to Parent or Merger Sub, or propose publicly to qualify, withdraw or modify in a manner adverse to Parent or Merger Sub the Company Board Recommendation, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, any Acquisition Proposal, or resolve to take any such action, (C) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the Board of Directors of the type contemplated by Rule 14d-9(f) under the 1934 Act; (D) other than with respect to a tender or exchange offer described in clause (C), following the date any Acquisition Proposal or any material modification thereto is first publicly announced, fail to issue a press release reaffirming the Company Board Recommendation within ten Business Days after a request by Parent to do so or (E) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), or (iv) enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other Contract relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section by any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries, in the case of Representatives, (x) acting at the direction or (y) to the Knowledge of the Company, provided that the Company did not direct such Representatives to cease violating such restrictions reasonably promptly after acquiring such Knowledge, shall be a breach of this Section 6.03(b) by the Company.

(c)   Exceptions.   Notwithstanding Section 6.03(b) and without limiting Section 6.03(a), at any time prior to obtaining Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval:
(i)   the Company, directly or indirectly through its Representatives, may (A) engage in discussions with (x) any Excluded Party and its Representatives or (y) any Third Party (which may include a Third Party that the Company engaged with during the Go-Shop Period) and its Representatives that, in each case of this clause (y), has made after the Go-Shop Period End Date a written Acquisition Proposal that did not result from a material breach of Section 6.03 if and only to the extent that the Board of Directors determines in good faith, after consultation with outside legal counsel and its independent financial advisor, that such Acquisition Proposal is or is reasonably likely to lead to a Superior Proposal and (B) furnish to any such Excluded Party or Third Party and their Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent) with such Excluded Party or Third Party and/or such Representatives with terms not materially less favorable to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that (i) such confidentiality agreement may contain a less restrictive or no standstill restriction, in which case the Confidentiality Agreement shall be deemed to be amended to contain only such less restrictive provision, or to omit such provision, as applicable, and (ii) all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, promptly (and in any event within 24 hours) following the time it is provided or made available to such Excluded Party or Third Party and/or such other Representatives;
(ii)   subject to compliance with Section 6.03(f), the Board of Directors may make an Adverse Recommendation Change (A) in connection with a Superior Proposal or (B) in response to events, changes or developments in circumstances that are material to the Company and its Subsidiaries, taken as a whole, that were not known to or reasonably foreseeable by the Board of Directors as of or prior to the date hereof and becomes known to the Board of Directors after the date hereof and prior to the time of obtaining Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval (an “Intervening Event”); provided that in no event shall any of the following constitute or contribute to an Intervening Event: (x) the Company and its Subsidiaries meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period (however the underlying reasons for such changes may constitute an Intervening Event to the extent such underlying reasons are not excluded from the definition of “Intervening Event” in this Section 6.03(c)(ii)), or (y) changes in the market price or trading volume of the Shares or any change in credit rating, in and of itself (however the underlying reasons for such changes may constitute an Intervening Event to the extent such underlying reasons are not excluded from the definition of “Intervening Event” in this Section 6.03(c)(ii)), or (z) the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal; and
(iii)   subject to compliance with the procedures set forth in Section 6.03(f) and Section 10.01(d)(i), the Company may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal;
in each case, referred to in the foregoing clauses (i), (ii) and (iii) only if the Board of Directors determines in good faith, after consultation with outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law.
(d)   In addition, nothing contained herein shall prevent the Board of Directors from (i) complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or (ii) making any disclosure to the Company Stockholders if the Board of Directors determines in good faith, after consultation with the outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under Delaware law; provided, that any such disclosure referred to in clause (i) or (ii) that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless (x) the Board of Directors expressly reaffirms the Company Board Recommendation in or in connection with such disclosure or (y) such disclosure is a “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the 1934 Act; provided, further, that this Section 6.03(d) shall not be deemed to permit the Board of Directors to make an Adverse Recommendation Change except, in each case, to the extent permitted by Section 6.03(f).
(e)   From and after the Go-Shop Period End Date and until the earlier to occur of the time of obtaining Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval or the date of termination of this Agreement in accordance with Article 10, the Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries for the purpose of facilitating the submission of an Acquisition Proposal or request for access to the business, properties, assets, books, records, work papers or other documents relating to the Company or any of its Subsidiaries by any Third Party that, to the Company’s Knowledge, has made such request for the purpose of facilitating the submission of an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal. The Company shall keep Parent reasonably informed, on a reasonably prompt basis upon Parent’s request, of the status of any such Acquisition Proposal. Any material amendment to any Acquisition Proposal, as reasonably determined by the Company in good faith, will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 6.03(e).
(f)   The Board of Directors shall not make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 10.01(d)(i), unless (i) the Company notifies Parent in writing, at least three Business Days before taking that action, of its intention to do so, specifying in reasonable detail the reasons for such Adverse Recommendation Change and/or such termination (which notice shall not constitute an Adverse Recommendation Change or termination), attaching (A) in the case of an Adverse Recommendation Change to be made in connection with a Superior Proposal or a termination of this Agreement pursuant to Section 10.01(d)(i), the most current version of the proposed agreement under which a Superior Proposal is proposed to be consummated and the identity of the third party making the Acquisition Proposal, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, (ii) the Company has negotiated, and has caused its Representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of this Agreement that Parent proposes and has not withdrawn in response to such Superior Proposal and that would be binding on Parent if accepted by the Company and (iii) following the end of such notice period, the Board of Directors shall have determined, in consultation with outside legal counsel and its independent financial advisor, and giving due consideration to such revisions proposed by Parent, that (A) in the case of an Adverse Recommendation Change to be made in connection with a Superior Proposal or a termination of this Agreement pursuant to Section 10.01(d)(i), such Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming such revisions proposed by Parent and not withdrawn were to be given effect) (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company; provided that for the purposes of such new notification the reference to “three Business Days” in Section 6.03(f)(i) shall be deemed to be “two Business Days”) and (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, such Intervening Event would nevertheless necessitate the need for such Adverse Recommendation Change (it being understood and agreed that any material change to the facts and circumstances relating to such Intervening Event shall require a new written notification from the Company; provided that for the purposes of any such new notification the reference to “three Business Days” in Section 6.03(f)(i) shall be deemed to be “two Business Days”), and in either case, the Board of Directors determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under Delaware law.
(g)   For purposes of this Agreement, “Superior Proposal” means any bona fide and, with respect to any Acquisition Proposal received after the Go-Shop Period, unsolicited written Acquisition Proposal (substituting the term “50%” for the term “20%” in each instance where such term appears therein) that the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and legal, financial, regulatory and other aspects of such proposal, including conditions to consummation (including whether such transaction is reasonably likely to be consummated without undue delay relative to the transactions contemplated by this Agreement and whether financing, if a cash transaction (whether in whole or in part), is then fully committed by a reputable financing source or reasonably determined to be available by the Board of Directors), are more favorable to the Company Stockholders than as provided hereunder (taking into account any revisions proposed by Parent and not withdrawn to amend the terms of this Agreement pursuant to Section 6.03(f)).
Section 6.04.   (Reserved).
Section 6.05.   Financing Cooperation.
(a)   To assist Parent in its financing efforts, the Company agrees to use its commercially reasonable efforts to cooperate with any Offering as may be reasonably requested by Parent or with the arrangement of the Financing as may be reasonably requested by Parent and is necessary and customary for financings of the type contemplated in connection with the arrangement of the Financing, including, in each case (subject in each case to Section 6.05(b) below), by (i)(A) preparing and providing to Parent, its Financing Sources and the underwriters in connection with the Offering (an “Underwriter”), as promptly as reasonably practicable after Parent’s written request therefor, customary and reasonably available financial and other information with respect to the Company and each of its Subsidiaries and the transactions contemplated hereby and by the Financing, including (x) audited consolidated annual financial statements of the Company and (y) unaudited interim consolidated financial statements of the Company (which shall have been reviewed by the independent accountants for the Company as provided in Statement on Auditing Standards No. 100) and (B) providing as promptly as reasonably practicable after Parent’s written request therefor any information with respect to the Company and its Subsidiaries reasonably necessary to assist Parent with the preparation of customary pro forma financial statements that meet the requirements of Regulation S-X and all other applicable accounting rules and regulations of the SEC promulgated thereunder and required to be included in a Registration Statement on Form S-3 under the 1933 Act or reasonably and customarily required by the Financing Sources or Underwriters to be included in any offering documents; provided, that notwithstanding anything to the contrary in this Section 6.05, nothing will require the Company to provide (or be deemed to require the Company to provide) any (1) pro forma financial statements; (2) description of all or any portion of the Financing, including any “description of notes”, and other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Financing; (4) “segment” financial information or (5) any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the 1933 Act or any other information customarily excluded from offering documents for the type of financing contemplated by the Financing, (ii) using commercially reasonable efforts to cause the Company’s independent accountants to reasonably cooperate with the Financing Sources or Underwriters in a manner consistent with their customary practice and to participate in customary auditor due diligence calls and provide customary accountants’ “comfort letters” (including customary “negative assurances”) (it being understood that the comfort letters delivered in connection with the Company’s public offerings shall be deemed to be customary for purposes of this Section 6.05) and customary consents to the inclusion of audit reports in connection with the Financing if historical financial statements or other financial information of the Company are included in any offering documents for the Financing, (iii) providing reasonable cooperation with customary syndication or other marketing efforts, or a customary offering, by Parent for all or any portion of the Financing or the Offering, including reasonable access to documents and other information in connection with customary due diligence investigations and causing its management team, with appropriate seniority and expertise, to assist in a reasonable number of meetings and presentations (which, in the Company’s discretion, may be in the form of virtual meetings, video calls or conference calls) with Financing Sources or Underwriters and ratings agencies, in each case, on reasonable advance notice during normal business hours, (iv) upon reasonable advance notice and during normal business hours, providing customary and reasonably necessary assistance to Parent (including by causing its management team, with appropriate seniority and expertise), to participate in a reasonable number of meetings and presentations (which, in the Company’s discretion, may be in the form of virtual meetings, video calls or conference calls and shall be during normal business hours) in the preparation of offering documents for the Financing or the Offering, (v) furnishing Parent at least four Business Days prior to the date of the Closing with all customary documentation and other information under applicable “know your customer” and anti-money laundering rules and regulations and under the USA Patriot Act of 2001 reasonably required and reasonably requested in writing by the parties acting as lead arrangers for, or lenders under, the Financing or the Underwriters to the Company at least ten days prior to the date of the Closing, (vi) providing reasonable facilitation (through providing and executing customary agreements, documents or certificates) of the pledge and perfection of liens and security interests in connection with the Financing, as may be reasonably requested by Parent (provided that no obligation under any such document or agreement will take effect on or prior to the Closing) and (vii) otherwise providing cooperation that is customary and reasonable in connection with the marketing efforts of Parent, the Financing Sources and any Underwriters.
(b)   Notwithstanding the foregoing, nothing in this Section 6.05 shall require the Company or any of its Subsidiaries to: (i) take any action in respect of the Financing or an Offering to the extent that such action would cause any condition to Closing set forth in Article 9 or any condition set forth in Article 9 to fail to be satisfied by the End Date or the Effective Time, as applicable, or otherwise result in a breach of this Agreement by the Company; (ii) take any action in respect of the Financing or an Offering that would conflict with or violate the Company’s or any if its Subsidiaries’ organizational documents or any Applicable Law, or result in the contravention of, or violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party; (iii) take any action to the extent such action would (A) unreasonably interfere with the business or operations of the Company or its Subsidiaries or (B) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated; (iv) execute and deliver any letter, Contract, registration statement, document or certificate in connection with the Financing or take any corporate action that is not contingent on, or that would be effective prior to, the occurrence of the Closing, it being agreed that the foregoing shall not apply to the inclusion of customary acquiree financial and related information in a registration statement or prospectus prior to Closing and cooperation in connection therewith; (v) pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any Lien to be placed on any of their respective assets in connection with the Financing prior to the date of the Closing; (vi) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege or contravene any Applicable Law or Contract (but shall use commercially reasonable efforts to grant such access or provide such disclosure in a manner which would not jeopardize such privilege or contravene any such Applicable Law or Contract); (vii) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability; (viii) cause the directors and managers of the Company to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained unless such resolutions are contingent upon the occurrence of, or only effective as of, the Closing; (ix) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is party; or (x) take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with any commitment letters or the definitive documents related to the Financing or any information utilized in connection therewith (in each case under this clause (x), except following the Closing). In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Company on the date hereof or is not otherwise prepared in the ordinary course of business of the Company at the time requested by Parent or for the failure to obtain any comfort with respect to, or review of, any financial or other information by its accountants. Whether or not the Closing occurs, Parent shall indemnify and hold harmless the Company, each Subsidiary thereof, and each of their respective Representatives and Affiliates from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing or any Offering, any cooperation provided pursuant to this Section 6.05, and any information utilized in connection therewith. Additionally, if this Agreement is terminated by the Company pursuant to Section 10.01(d), Parent shall, promptly upon written request by the Company or any Subsidiary thereof, reimburse such party for all reasonable and documented out-of-pocket costs, fees and expenses (including reasonable attorneys’ fees and expenses) incurred by such Persons in connection with any such Person complying with the obligations under this Section 6.05. Notwithstanding anything to the contrary, upon any breach by the Company or its Subsidiaries of their obligations under this Section 6.05, neither the Company nor its Subsidiaries shall be deemed to have breached their respective obligations under this Agreement (including for purposes of the termination right set forth in Section 10.01(c)) or the condition described in Section 9.02(b) unless (i) such breach is a Knowing and Intentional Breach and for this purpose each obligation in this Section 6.05 that is not qualified by a commercially reasonable efforts qualification will be deemed to be so qualified, (ii) Parent provides written notice of such alleged breach and the Company fails to promptly use commercially reasonable efforts to cure any such alleged breach that is a breach and (iii) the failure to obtain the Financing or to complete the Offering is a result of such breach; provided that nothing in this sentence will preclude Parent from seeking specific performance in respect thereof in accordance with Section 11.14. Parent and Merger Sub expressly acknowledge and agree that none of the following is a condition to either Parent’s or Merger Sub’s obligation to consummate the Merger: Parent or Merger Sub obtaining Financing, or Parent or Merger Sub or any Affiliate of Parent completing an Offering.
Section 6.06.   Employee Plans; Census Information.   (a) No later than 15 Business Days following the date hereof, with respect to each material Employee Plan, the Company shall use commercially reasonable efforts to provide to Parent a copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable: (i) all trust agreements, insurance contracts or other funding arrangements and amendments thereto;(ii) the current prospectus or summary plan description and all summaries of material modifications; (iii) the most recent favorable determination or opinion letter from the IRS; (iv) the most recent annual returns/reports (Form 5500) and accompanying schedules and attachments thereto; and (v) the most recently prepared actuarial reports and financial statements.
(b)   No later than 7 Business Days following the date hereof, the Company shall use commercially reasonable efforts to provide Parent a true and complete list that sets forth, with respect to each Service Provider, such individual’s name, title, department and years of service. No later than 10 Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to expand such list to set forth, with respect to each current Service Provider, such individual’s employer, hire date, location, base salary or wage or commission rate, most recent annual bonus received and current annual bonus or incentive opportunity, status as employee or independent contractor, whether part-time or full-time and whether such individual is in active employment or on leave, and if on leave, the nature of such leave and the date of expected return.
Article 7
Covenants of Parent
Parent agrees that:
Section 7.01.   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Immediately following the execution on this Agreement, Parent, as the sole stockholder of Merger Sub, will adopt this Agreement.
Section 7.02.   Director and Officer Liability.   Parent shall, and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a)   For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware law or any other Applicable Law or provided under the Company Charter and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall cause the Company to, advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation as and to the extent provided under the Company Charter and bylaws in effect on the date hereof.
(b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreements with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.
(d)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to, and in no event shall the Company be permitted to, without Parent’s prior written consent, expend for the policies pursuant to this section an aggregate premium amount in excess of 400% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth on Section 7.02(d) of the Company Disclosure Schedule; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(e)   If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.02.
(f)   The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the Company Charter or bylaws of the Company or any of its Subsidiaries, under Delaware law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her representatives.
Section 7.03.   Employee Matters.
(a)   For the period commencing at the Effective Time and ending on the one-year anniversary of the Closing (the “Continuation Period”), Parent shall provide, or shall cause its Affiliates (including the Surviving Corporation) to provide, each Continuing Employee with base salary, wage or commission rate, bonus opportunity (including, without limitation, short-term cash incentive compensation opportunities) and other employment benefits (including, without limitation, severance benefits, retirement benefits (other than defined benefit pension benefits or retiree medical benefits) and paid time-off), in each case, that are no less favorable than those provided to (i) such Continuing Employee immediately prior to the Closing for the first 90 days of the Continuation Period and (ii) a similarly situated employee of Parent or its applicable employing Affiliate for the remainder of the Continuation Period; provided, however, that notwithstanding anything in this Section 7.03(a) to the contrary, for the entire Continuation Period the severance benefits provided to Continuing Employees shall be consistent with those set forth in Section 7.03(a) of the Company Disclosure Schedule.
(b)   Following the Effective Time, Parent shall use commercially reasonable efforts to provide (or cause to be provided) to each Continuing Employee full credit for prior service with the Company and its Subsidiaries for all purposes of vesting, level of benefits and eligibility to participate in employee benefit plans maintained by Parent or its Subsidiaries for which the Continuing Employee is eligible to participate following the Effective Time (but such service credit shall not be provided for benefit accrual purposes, except for vacation and severance) to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any analogous Employee Plan; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits for the same period of service. Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to (i) waive all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage of the Continuing Employees (and any dependents thereof) under any welfare benefit plans in which such Continuing Employees (and any dependents thereof) may be eligible to participate after the Closing to the same extent such preexisting conditions, exclusions and waiting periods are waived under any analogous Employee Plan prior to the Effective Time and (ii) use commercially reasonable efforts to, provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee during the calendar year in which the Effective Time occurs under the relevant welfare benefit plans in which such Continuing Employee is eligible to participate from and after the Effective Time to the same extent as such Continuing Employee was entitled, prior the Effective Time, to credit of such co-payments or deductibles under any analogous Employee Plan.
(c)   If directed in writing by Parent at least 15 Business Days prior to the Effective Time, the Company shall take all actions that are necessary to cause each Employee Plan specified in writing by Parent to terminate effective as of no later than immediately prior to the Effective Time. In addition, if directed in writing by Parent, at least 15 Business Days prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable Parent or the Surviving Corporation, as the case may be, to effect such actions relating to the Company’s 401(k) Plans (each, a “Company 401(k) Plan”) as Parent may deem necessary or appropriate, which may include having the Company terminate such plan prior to the Effective Time. All resolutions, notices or other documents issued, adopted or executed in connection with the implementation of this Section 7.03(c) shall be subject to Parent’s prior review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).
(d)   In connection with any termination of any Company 401(k) Plan pursuant to Section 7.03(c), Parent shall use commercially reasonable efforts to permit, as soon as reasonably practicable following the Effective Time, each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash and participant loans in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Continuing Employee from any Company 401(k) Plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Affiliates (the “Parent 401(k) Plan”). Parent shall use commercially reasonable efforts to cause the Parent 401(k) Plan to accept rollovers by Continuing Employees from any Company 401(k) Plan, including participant loans, after the Effective Time.
(e)   Without limiting the generality of Section 11.06, nothing in this Section 7.03, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any current or former Service Provider, Company Employee or Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any Employee Plan or other benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any Employee Plan or any other benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to employ or engage any Service Provider for any period following the Effective Time.

(f)   To the extent that the Effective Time occurs on or prior to March 1st of the applicable calendar year, no later than the Effective Time, the Company shall or shall cause its applicable Affiliate to pay annual or short-term incentive bonuses for the prior calendar year to the Company Employees employed immediately prior to the Effective Time (to the extent such bonuses have not previously been paid) with such bonuses to be determined based on actual performance (to the extent measurable at the Effective Time) and otherwise deemed achieved at the target level for any performance metrics that are not able to be determined as of the Effective Time, in all cases as determined by the Compensation Committee of the Board of Directors of the Company, with any such payments to be otherwise subject to the terms and conditions of the applicable annual or short-term incentive plan.
(g)   No later than the Effective Time, the Company shall or shall cause its applicable Affiliate to pay pro-rata annual or short-term incentive bonuses for the calendar year in which the Effective Time occurs to the Company Employees employed immediately prior to the Effective Time based on the number of days from January 1 of such calendar year through the Effective Time and deemed achieved at the target level for any applicable performance metrics.
Section 7.04.   Transfer Restrictions.
(a)   Without limiting any other obligation of Parent or its Affiliates herein, until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.01, Parent agrees that neither it nor any of its Affiliates will directly or indirectly, sell, assign, convey, transfer or otherwise dispose of the beneficial or record ownership of any Shares held by Parent or any of its Affiliates other than transfers between Parent and its Affiliates or between Affiliates of Parent.
(b)   From the date hereof until the earlier of the Closing and 10 Business Days after the termination of this Agreement pursuant to Section 10.01, Parent agrees that, except pursuant to the Merger, none of (i) Parent (or any of its officers or directors), (ii) any of Parent’s Affiliates, (iii) any officers or directors of any of Parent’s Affiliates and (iv) any Persons acting at the direction of Parent or any of its Affiliates, will in any manner, directly or indirectly, (x) effect or seek, offer or propose (whether publicly or otherwise) to effect, agree to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any acquisition of Shares or any other securities of the Company (or any Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) in any such Shares or other securities), in each case, other than transfers between Parent and its Affiliates or between Affiliates of Parent.
(c)   Parent agrees to take all actions necessary to cause its Affiliates to comply with this Section 7.04.
Article 8
Covenants of Parent and the Company
Section 8.01.   All Necessary Steps.
The parties hereto agree that:
(a)   Parent shall, and shall cause each of its Subsidiaries to, take any and all steps necessary to avoid or eliminate as soon as possible each and every impediment under the HSR Act or any other Applicable Law so as to enable the parties to expeditiously consummate the transactions contemplated hereby, including the Merger. In furtherance and not in limitation of the foregoing, Parent shall, and shall cause each of its Subsidiaries to, (i) contest or resist (including through any applicable appeals process) any Action which may be instituted by any Governmental Authority challenging any of the transactions contemplated hereby, (ii) seek to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order relating to any Applicable Law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any of the transactions contemplated hereby, (iii) propose, negotiate, commit to, or agree to effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of any assets or businesses of the Company or its Subsidiaries that is required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under Applicable Law from any Governmental Authority, and (iv) otherwise take or commit to take actions that after the Closing would limit the freedom of the Company and its Subsidiaries after the Closing, with respect to, or their ability to retain, one or more businesses, product lines, or assets to the extent required in order to facilitate the expiration or termination of the HSR Act waiting period or to obtain any other clearance, waiver, approval, or authorization required under Applicable Law from any Governmental Authority. Notwithstanding anything to the contrary herein, (A) neither the Company, any of its Subsidiaries, nor any of their respective Representatives shall take any of the actions described in the preceding sentence without the prior written consent of Parent (and the Company and its Subsidiaries shall take any of such actions that are requested by Parent in writing so long as taking any such actions (including any actions in furtherance thereof) are subject to and conditioned on the Closing and do not require any fees, costs or expenses to be borne by or otherwise incurred by any holder of Shares (other than Parent and its Affiliates), the Company or any of its Subsidiaries prior to the Closing, other than fees, costs or expenses concurrently reimbursed by Parent) and (B) Parent and its Affiliates shall not be obligated to take, or agree to take, any of such actions with respect to any Person, or the assets properties or business of any Person, other than the Company and its Subsidiaries. For the avoidance of doubt, this Section 8.01 shall not require Parent or its Subsidiaries to propose, negotiate, commit to, or agree to hold separate, or to effect the sale, divestiture, or disposition of, or to otherwise take or commit to take actions limiting the freedom of Parent and its Subsidiaries with respect to, in each case, the assets or businesses of Parent and its Subsidiaries existing prior to the Effective Time. Each of Parent and the Company will not, and will cause their respective Affiliates (or in the case of the Company, controlled Affiliates) not to, take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or any of the other transactions contemplated by this Agreement.
(b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the FTC and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) as promptly as practicable and in any event within 10 Business Days after the date hereof. Each of Parent and the Company shall respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information and documentary material that may be requested pursuant to the HSR Act or any State Attorney General or other Governmental Authority in connection with antitrust matters. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries (but, absent such request, the Company shall not take any such action), provided that any such action shall be conditioned upon the consummation of the Merger and the other transactions contemplated hereby. Each party hereto shall (1) keep the other apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required approvals; (2) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority, and, subject to Applicable Law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any of the foregoing; (3) promptly consult with the other party to this Agreement to provide any necessary information with respect to (and, in the case of correspondence, provide the other party (or its counsel) copies of) all filings made by such party with any Governmental Authority and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Authority, (4) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other transactions contemplated hereby unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (5) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with this Agreement.

Section 8.02.   Certain Filings.   The Company and Parent shall reasonably cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company and Parent shall use their respective commercially reasonable efforts to take such actions or make any such filings and furnish information required in connection therewith or with the Company Disclosure Documents, and seek to timely obtain such actions, consents, approvals or waivers from parties under such material Contracts, but subject to Section 8.01, neither party shall be required to expend money or modify, amend or otherwise alter the term or provision of any such Contracts to obtain any such actions, consents, approvals or waivers.
Section 8.03.   Public Announcements.   The initial press release issued by Parent and the Company with respect to the execution of this Agreement shall be reasonably agreed upon by Parent and the Company. Thereafter, and except in connection with actions taken in compliance with Section 6.02, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release that is determined by a party, after consultation with outside legal counsel, to be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case, such disclosing party will endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such public statement or press release), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, without prior consultation, each party (a) may communicate information that is not confidential information of any other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with Applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the other parties.
Section 8.04.   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, assurances or other instruments and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.05.   Section 16 Matters.   Prior to the Effective Time, each party shall take all such steps as may be required to cause any dispositions of Shares in connection with the transactions contemplated by this Agreement (including derivative securities of such Shares) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.06.   Notices of Certain Events.   Each of the Company and Parent shall promptly notify the other of: (a) any communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any material written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (other than such communications contemplated in Section 8.01, which shall be governed by such Section); or (c) any Actions commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 8.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 8.07.   Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute, regulation or Company Charter provision shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to grant such approvals, if any, and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute, regulation or Company Charter provision on the transactions contemplated hereby.
Section 8.08.   Confidentiality Agreement.   The parties hereby agree that the term of the Confidentiality Agreement shall be extended to the date that is the earlier of (i) the date of the Closing and (ii) the date that is 12 months after the termination of this Agreement; provided that, in the case of Section 8 thereof the date of termination will be the earlier of (x) the later of the date set forth therein and the date of termination of this Agreement and (y) the date of the Closing.
Section 8.09.   Litigation and Proceedings.   The Company shall control the defense or settlement of any litigation or other legal proceedings against the Company or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that the Company shall give Parent reasonable opportunity to participate, at Parent’s expense, in such litigation or other legal proceedings; provided further, that the Company agrees that it shall not settle any such litigation or other legal proceedings without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Section 8.10.   Contact with Customers, Suppliers and Other Business Relations.   During the period from the date of this Agreement until the Closing, Parent agrees not to, and shall not permit any of its Affiliates or any of its or their respective Representatives to, contact any employee or other service provider, customer, supplier, distributor or other material business relation of the Company, regarding the Company or the transactions contemplated by this Agreement, without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed); provided that (i) this Section 8.10 shall not prevent Parent or its Affiliates from making such contact with any of the foregoing parties that is made in the ordinary course of business to the extent such contact is unrelated to the transactions contemplated by this Agreement and (ii) the Company agrees to use commercially reasonable efforts to facilitate meetings (whether telephonic, electronic or otherwise) between Parent or any of its Affiliates or their respective Representatives and the Company’s employees, service providers, customers, suppliers, distributors or other Persons with a material business relationship with the Company to the extent reasonably requested by Parent; provided that the Company shall attend all such meetings.
Section 8.11.   Non-Solicit.   From the date hereof until the earlier of (i) the Closing, or (ii) six months following the termination of this Agreement pursuant to Section 10.01, Parent and Merger Sub will not and will ensure that their respective Affiliates (and any person acting on behalf of or in concert with Parent and Merger Sub) will not, directly or indirectly, solicit for employment or hire any officer, director, or employee of the Company or any of its Subsidiaries with whom Parent or Merger Sub first had contact in connection with the transactions contemplated by this Agreement; provided, however, that Parent and Merger Sub will not be prohibited from (i) conducting any general solicitations for employment, directly or through an agent (including placement and recruiting agencies) that is not directed at such persons, or (ii) hiring any such person who first approaches Parent or Merger Sub after such person’s employment with the Company terminates.
Section 8.12.   Proxy Statement; Company Meeting.
(a)   Promptly following the date of this Agreement (and no later than 30 days after the date hereof), the Company will prepare (with Parent’s reasonable assistance) and the Company will file with the SEC the Proxy Statement. The Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement and furnish all information concerning itself and its Affiliates that is required in connection with the preparation of the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders as promptly as practicable following the clearance of the Proxy Statement by the SEC. No filing of, or amendment or supplement to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other party hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company Stockholders. The Company will notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and the Company will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby.
(b)   The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold, the Company Meeting. Subject to Section 6.03, the Company shall effect the Company Board Recommendation. The Proxy Statement shall (subject to Section 6.03) include the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Meeting (i) to solicit additional proxies for the purpose of obtaining Stockholder Approval and/or unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval, (ii) if there are not holders of a sufficient number of shares of Company common stock present or represented by proxy at the Company Meeting to constitute a quorum at the Company Meeting and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with outside legal counsel, is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Meeting.
Article 9
Conditions to the Merger
Section 9.01.   Conditions to the Obligations of Each Party.   The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
(a)   no injunction or other order or decree issued by a court of competent jurisdiction in the United States that (i) prohibits or makes illegal consummation of the Merger or (ii) enjoins the Company, Parent or Merger Sub from consummating the Merger shall be in effect;
(b)   no Applicable Law shall have been enacted or promulgated after the date of this Agreement by a Governmental Authority (other than any such Applicable Laws relating to antitrust or competition laws) the effect of which is to make illegal or otherwise prohibit the consummation of the Merger;
(c)   any applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated; and
(d)   the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Requisite Company Vote in accordance with Applicable Law and the Company Charter (“Stockholder Approval”), shall have been obtained.
Section 9.02.   Conditions to the Obligations Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
(a)   (i) the representations and warranties of the Company set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.03 (Governmental Authorization), Section 4.04 (Non-Contravention), the first sentence of Section 4.05(c) (Capitalization), Section 4.24 (Finders’ Fees), Section 4.25 (Opinion of Financial Advisor) and Section 4.26 (Antitakeover Statutes) shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by “Company Material Adverse Effect” or “materiality”, in which case such representations shall be true and correct in all respects) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent that any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (ii) the representations and warranties of the Company set forth in Section 4.05(a) of this Agreement shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); (iii) the representation and warranty of the Company set forth in Section 4.10(ii) (No MAE) shall be true and correct in all respects unless such Company Material Adverse Effect is no longer continuing; and (iv) the representations and warranties of the Company set forth in this Agreement (other than those referred to in clauses (i) through (iii) above) shall be true and correct (disregarding for this purpose all “Company Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   each of the covenants and obligations in this Agreement that the Company is required to comply with or perform at or prior to Closing shall have been complied with or performed in all material respects;
(c)   the Company shall have delivered to Parent a certificate signed by an authorized officer of the Company dated as of the date on which the Effective Time occurs certifying that the conditions specified in paragraphs Section 9.02(a) and Section 9.02(b) have been satisfied;
(d)   the Company shall have caused the Rights Agreement, to the extent still in force and effect, to be terminated effective immediately prior to the Effective Time, with no continuing liability or obligation of the Company or any of its Subsidiaries or controlled Affiliates to any other Person, except for any indemnification obligations of the Company, or any other obligations to the Rights Agent (as defined in the Rights Agreement) thereunder, under the terms of the Rights Agreement as of the date hereof; and
(e)   since the date hereof, there shall not have occurred any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
Section 9.03.   Conditions to the Obligations the Company.   The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions:
(a)   the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding for this purpose all “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) at and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   each of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or perform at or prior to Closing shall have been complied with or performed in all material respects; and
(c)   Parent and Merger Sub shall have delivered to the Company a certificate signed by an authorized officer of the Company dated as of the date on which the Effective Time occurs certifying that the conditions specified in paragraphs Section 9.03(a) and Section 9.03(b) have been satisfied.
(d)   the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved by the holders of the majority of the then outstanding Shares other than Shares held by Parent and its Affiliates (the “Majority of the Minority Approval”).
Article 10
Termination
Section 10.01.   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Shareholders):
(a)   by mutual written agreement of the Company and Parent;

(b)   by either the Company or Parent, if:
(i)   the Effective Time shall not have occurred on or before 11:59 p.m. (New York City time) on October 21, 2022 (such time and date, the “End Date”); provided, if on the End Date (as may have been previously extended) all of the conditions contained in Article 9 have been satisfied or waived (to the extent waivable) other than the conditions set forth in Section 9.01(a) (solely in connection with an antitrust law) or Section 9.01(c) (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), then the End Date shall automatically be extended for successive 90 day periods (but in any event shall not be extended beyond January 21, 2023), in which case the End Date shall be deemed for all purposes to be such later date, unless, the Company and Parent mutually agree prior to a given End Date (as may be extended pursuant to this Section 10.01(b)(i)) in writing that the End Date will not be so extended; provided further, the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement has proximately caused or resulted in the failure of the Effective Time to occur by such time; or
(ii)   any Governmental Authority of competent jurisdiction shall have issued an injunction, order or decree, that (A) prohibits or makes illegal consummation of the Merger or (B) permanently enjoins the Company, Parent or Merger Sub from consummating the Merger and with respect to any injunction, order or decree referenced in clause (A) or (B), such injunction, order or decree shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party that has materially breached its obligations under Section 8.01 or to any party whose material breach of any representation, covenant or obligation of such party set forth in this Agreement is attributable to such final and nonappealable injunction, order or decree.
(iii)   if the Company Meeting has concluded and Stockholder Approval, and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval have not been obtained, provided, that, that the right to terminate this Agreement pursuant to this Section 10.01(b)(iii) will not be available to any party hereto whose breach of any provision of this Agreement has proximately caused or resulted in the failure to obtain the Stockholder Approval or, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval at the Company Meeting;
(c)   by Parent, if, prior to the Effective Time:
(i)   the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected an Adverse Recommendation Change prior to receiving Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval; provided that, Parent’s right to terminate this Agreement pursuant to this Section 10.01(c)(i) shall expire at 5:00 p.m. (New York City time) on the 60th calendar day following the date on which such failure or Adverse Recommendation Change occurred;
(ii)   the Company or any of its Subsidiaries shall have committed a Knowing and Intentional Breach of Section 6.03;
(iii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within 30 days after receipt by the Company of written notice of such breach or failure; provided that, at the time of the delivery of such notice, Parent or Merger Sub shall not be in material breach of its or their obligations under this Agreement; or
(d)   by the Company, prior to the Effective Time:
(i)   prior to receiving Stockholder Approval and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval in order to accept a Superior Proposal and concurrently therewith or immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for such Superior Proposal; provided that (x) the Company and the Board of Directors shall have complied in all material respects with Section 6.03 with respect to such Superior Proposal and (y) the Company shall have paid the Termination Fee immediately before or simultaneously with and as a condition to such termination;
(ii)   if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred and such breach or failure (i) is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Sub within 30 days after receipt by Parent of written notice of such breach or failure and (ii) would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided that, at the time of the delivery of such notice, the Company shall not be in material breach of its obligations under this Agreement; or
(iii)   if the Company Meeting has concluded and Majority of the Minority Approval has not been obtained or waived by the Company,provided, that, that the right to terminate this Agreement pursuant to this Section 10.01(d)(iii) will not be available to the Company if its breach of any provision of this Agreement has proximately caused or resulted in the failure to obtain the Majority of the Minority Approval at the Company Meeting;
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other party.
Section 10.02.   Effect of Termination.   If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided that, subject to Section 11.04(b)(iii), if such termination shall result from (i) the Fraud of any party or (ii) a Knowing and Intentional Breach by any party, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other parties as a result of such failure; and provided further that (x) the Company shall have the right to pursue damages on behalf of the Company Stockholders (but without duplication of any damages suffered by the Company that are indirectly suffered by the Company Stockholders as a result of their ownership of the Company) in the event of Parent’s or Merger Sub’s Knowing and Intentional Breach of this Agreement, which right is hereby acknowledged by Parent and Merger Sub and (y) nothing herein will relieve the Equity Financing Source of any liability arising from any Knowing and Intentional Breach of the Equity Financing Letter or the Voting and Support Agreement or the Confidentiality Agreement. The provisions of Section 7.04(b), Section 8.08, Section 8.11, this Section 10.02 and Article 11 (but, in the case of Section 11.14, only to the extent relating to obligations required to be performed after termination) and the Confidentiality Agreement (to the extent provided in Section 8.08) shall survive any termination hereof pursuant to Section 10.01.
Article 11
Miscellaneous
Section 11.01.   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such facsimile transmission or e-mail is requested and received) and shall be given, if to Parent, Merger Sub or, after the Effective Time, the Company or the Surviving Corporation, to:
ProFrac Holdings, LLC
333 Shops Boulevard, Suite 301
Willow Park, TX 76087
Attention: Robert J. Willette
E-mail: robert.willette@wilksbrothers.com

with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, TX 77002
Attention: Michael S. Telle
E-mail: mtelle@velaw.com
if to the Company prior to the Effective Time, to:
FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
Attention: Jared Vitemb
Email: Jared.Vitemb@ftsi.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: William L. Taylor
Cheryl Chan
Email: william.taylor@davispolk.com
cheryl.chan@davispolk.com
or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 11.02.   Survival of Representations, Warranties, Covenants and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those covenants and agreements set forth in this Article 11 (but, in the case of Section 11.14, only to the extent relating to obligations required to be performed after termination).
Section 11.03.   Amendments and Waivers.   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Notwithstanding the foregoing provisions of this Section 11.03, (a) no amendment or modification to any of this Section 11.03(a), the proviso in Section 11.06(a), Section 11.06(c), the provisions of the second sentence in Section 11.07, the provisions of the last sentence of Section 11.08 and/or Section 11.10 that is materially adverse to the Financing Sources shall become effective without the prior written consent of the materially adversely affected Financing Sources and (b) no amendment or modification to any of this Section 11.03(b) and/or Section 11.09 that is materially adverse to the Equity Financing Source shall become effective without the prior written consent of the Equity Financing Source.
No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04.   Expenses.
(a)   General.   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)   Termination Fee.   (i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change), Section 10.01(c)(ii) (Breach of Section 6.03) or by the Company pursuant to Section 10.01(d)(i) (Superior Proposal), then the Company shall pay to Parent in immediately available funds the Termination Fee, in the case of a termination by Parent, within three Business Days after such termination and, in the case of a termination by the Company, substantially concurrent with such termination, and as a condition thereto.
(ii)   If (A) this Agreement is terminated (x) by Parent or the Company pursuant to Section 10.01(b)(i) (End Date) (other than in circumstances where the Stockholder Approval, and, unless the Company has waived the condition set forth in Section 9.03(d), the Majority of the Minority Approval, have been obtained) and at such time the conditions set forth in Section 9.01(a) and Section 9.01(c) shall have been satisfied or (y) by Parent pursuant to Section 10.01(c)(iii) (Other Breach), (B) after the date of this Agreement and prior to the Company Meeting, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors, and (C) within 12 months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to the Company Stockholders an Acquisition Proposal that is, in either such event, later consummated or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, prior to or concurrently with such consummation, the Termination Fee.
(iii)   Each of Parent and Merger Sub agrees that in the event that the Termination Fee is paid to Parent pursuant to this Section 11.04, then subject to Section 11.04(c), (A) the payment of such Termination Fee shall, in the absence of Fraud, be the sole and exclusive remedy of Parent and Merger Sub and their respective Non-Party Affiliates against the Company or any of its Non-Party Affiliates for, and (B) in no event, other than Fraud, will Parent or Merger Sub or any of their respective Non-Party Affiliates be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to, (1) any loss suffered as a result of the failure of the Merger to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement, or (4) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and upon payment to Parent of the Termination Fee in accordance with Section 11.04, in the absence of Fraud, neither the Company nor any of its Non-Party Affiliates shall have any further liability or obligation to the Parent or Merger Sub or any of their respective Non-Party Affiliates relating to or arising out of this Agreement or the transactions contemplated hereby and such Non-Party Affiliates of the Company shall be third party beneficiaries of this Section 11.04(b)(iii). For the avoidance of doubt, nothing in this Section 11.04(b)(iii) limits the Company’s rights and remedies under Section 11.14 prior to termination of this Agreement by the Company.
(c)   Other Costs and Expenses.   The Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Sub in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date. In no event shall the Company be required to pay more than one Termination Fee.
Section 11.05.   Disclosure Schedule References.   No exception, qualification, limitation, document or disclosure set forth in a particular section of the Company Disclosure Schedule shall be deemed to be an exception, qualification, limitation, document or disclosure with respect to any other section of the Company Disclosure Schedule or any other Section of this Agreement unless the relevance of such exception, qualification, limitation or disclosure as an exception, qualification, limitation, document or disclosure to such other section is reasonably apparent on its face. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

Section 11.06.   Binding Effect; Benefit; Assignment.   (a) The provisions of this Agreement shall be binding on and, except as provided in Section 7.02, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) if the Effective Time occurs, the right of the Company Shareholders to receive the Merger Consideration in accordance with Article 2 and (ii) as provided in Section 7.02, Section 11.04(b)(iii) and Section 11.09, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided that the provisions of the second sentence in Section 11.03, this proviso of this Section 11.06(a), Section 11.06(c), the provisions of the second sentence in Section 11.07, Section 11.08 and Section 11.10, in each case, pertaining to the Financing Sources, are intended to be for the benefit of, and shall be enforceable by, the Financing Sources.
(b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement to a wholly owned Subsidiary of Parent (which will remain a wholly owned Subsidiary of Parent prior to Closing) without the consent of the Company; provided that (i) such transfer or assignment would not reasonably be expected to delay in any material respect or impair the consummation of the transactions contemplated hereby, (ii) Parent or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement and (iii) the assignee will be deemed to have made the same representations and warranties as are set forth in Article 5 and any reference in this Agreement to any such representation or warranty in Article 5 will be deemed to include the representations and warranties of the assignee.
(c)   No Financing Source will have any liability to the Company, any former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of the Company (in each case, in their capacities as such), or any former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any of the foregoing (in each case, in their capacities as such) relating to or arising out of this Agreement, any Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, and Company will not have any rights or claims against any Financing Source or be entitled to seek the remedy of specific performance of this Agreement against any Financing Source (such Financing Sources being express third party beneficiaries of this sentence).
Section 11.07.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and irrevocably agree that any claim, suit, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources (in their capacities as such) arising out of, or relating to, the transactions contemplated hereby, the Financing or the performance of services thereunder or related thereto shall, except as expressly provided otherwise in the definitive documentation pertaining to such Financing, be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
Section 11.08.   Jurisdiction.   The parties hereto agree that any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court located in New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court or that any such suit, Action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. Notwithstanding anything herein to the contrary, any suit, action or proceeding against any Financing Sources in any way relating to this Agreement, the Financing or the transactions contemplated hereby or thereby shall be heard and determined exclusively in the United States District Court for the Southern District of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding against the Financing Sources in any way relating to this Agreement, the Financing or the transactions contemplated hereby or thereby brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper or that this Agreement or the Financing or the transactions contemplated hereby or thereby may not be enforced in or by the above-named court.
Section 11.09.   No Recourse Against Non-Parties.   Except in respect of Fraud against the Person that committed Fraud and subject to the second following sentence, (a) all Actions that may be based upon, arise out of or relate to this Agreement or any Related Document, or the negotiation, execution or performance of this Agreement or any Related Document (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement or any Related Document), may be made only against (and subject to the terms and conditions thereof) the respective entities that are expressly identified as, in the case of this Agreement, the parties hereto, and in the case of any Related Document, the parties to such Related Document, and (b) no Person who is not a named party to this Agreement or any Related Document, including any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, agent, attorney or other Representative of any named party to this Agreement or any Related Document, or any of their respective successors or permitted assignees (any such not named parties, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement (including the Equity Financing Source) or any Related Document, respectively (including any representation or warranty made in or in connection with this Agreement or any Related Document, respectively, or as an inducement to enter into this Agreement or any Related Document, respectively) or for any claim based on, in respect of, or by reason of this Agreement or any Related Document, respectively, or its negotiation or execution, and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates with respect to this Agreement or the Related Documents, respectively. Non-Party Affiliates are expressly intended as third-party beneficiaries of this Section 11.09. For the avoidance of doubt, nothing in this Section 11.09 shall be construed to impair the Company’s rights to enforce (including the right to sue for damages under) the Equity Financing Letter or the Voting and Support Agreement against the Equity Financing Source in accordance with the terms thereof or the Company’s rights to enforce (including the right to sue for damage under) (x) this Agreement against Parent or Merger Sub in accordance with the terms hereof or (y) the Confidentiality Agreement against Parent in accordance with the terms thereof.
Section 11.10.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY LEGAL PROCEEDING AGAINST ANY FINANCING SOURCE).
Section 11.11.   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 11.12.   Entire Agreement.   This Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.13.   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 11.14.   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 11.08, in addition to any other remedy to which such party may be entitled under this Agreement. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity. To the extent any party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives termination of this Agreement), the End Date shall automatically be extended to (i) the 20th Business Day following the resolution of such Action (if the End Date would otherwise occur on or prior to such date) or (ii) such other time period established by the court presiding over such Action.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
FTS INTERNATIONAL, INC.
By:
/s/ Eugene Davis

Name:
Eugene Davis

Title:
Chairman of the Board of Directors

PROFRAC HOLDINGS, LLC
By:
/s/ Dan Wilks

Name:
Dan Wilks

Title:
Manager

PROFRAC HOLDINGS, LLC
By:
/s/ Farris Wilks

Name:
Farris Wilks

Title:
Manager

PROFRAC ACQUISITIONS, INC.
By:
/s/ Matthew Wilks

Name:
Matthew Wilks

Title:
Director

Annex B

October 21, 2021
The Board of Directors of
FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, TX 76102
Members of the Board of Directors:
We understand that FTS International, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among the Company, ProFrac Holdings, LLC, a Texas limited liability company (“Parent”), and ProFrac Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the Merger (such transaction, the “Merger”). As a result of the Merger, each share of the Company’s Class A common stock, par value $0.01 per share (the “Class A Shares”), and Class B common stock, par value $0.01 per share (together with the Class A Shares, the “Shares”), issued and outstanding immediately prior to the Effective Time, other than Shares held by Parent or Merger Sub, Shares held by the Company as treasury stock, Shares held by any Subsidiary of the Company and Shares subject to Section 2.04 of the Agreement, shall be converted into the right to receive an amount in cash equal to $26.52, without interest (such amount, the “Merger Consideration”).
The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Agreement.
The Board of Directors of the Company has requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its Affiliates, Shares held by the Company as treasury stock and Shares held by any Subsidiary of the Company), as of the date hereof.
For purposes of the opinion set forth herein, we have, among other things:
(i)
reviewed a draft of the Agreement dated as of October 19, 2021;

(ii)
reviewed certain publicly available financial statements and other business and financial information relating to the Company, which we believed to be relevant;

(iii)
reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared by the Company and furnished to us by management of the Company;

(iv)
reviewed certain non-public projected financial data relating to the Company prepared by the Company and furnished to us by management of the Company;

(v)
reviewed and discussed the past and current business, operations, current financial condition and financial projections of the Company with management of the Company (including their views on the amounts, timing, risks, achievability and uncertainties of attaining such projections);

(vi)
reviewed the reported prices and the historical trading activity of the Class A Shares and compared such prices with those of securities of certain publicly traded companies which we believed to be relevant;

(vii)
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies which we believed to be relevant;

(viii)
reviewed the financial terms, to the extent publicly available, of selected business combination transactions; and

(ix)
performed such other studies, analyses and examinations and considered such other factors which we believed to be appropriate.

In arriving at our opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the financial and other information supplied or otherwise made available to, discussed with, or reviewed by us (including information that is available from generally recognized public sources), and we assume no liability therefor. We have further assumed, with your consent, that all of the information furnished by management of the Company for purposes of our analysis is accurate as of the date hereof (except to the extent superseded by other information provided prior to the date hereof) and does not contain any material omissions or misstatement of material facts. With respect to the projected financial data relating to the Company referred to above, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. We express no view as to any projected financial data relating to the Company, or the assumptions on which they are based.
For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, and that all conditions to the consummation of the Merger will be satisfied without material waiver, modification or delay. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger.
We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Merger Consideration, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its Affiliates, Shares held by the Company as treasury stock and Shares held by any Subsidiary of the Company), as of the date hereof. We have not been asked to express, and we do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities (including the Tranche 1 Warrants and Tranche 2 Warrants), creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise, nor as to the fairness of any other term of the Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors of the Company or to any other persons in respect of the Merger, including as to how any holder of Shares should vote or act in respect of the Merger or any matter relating thereto. We express no opinion as to the price at which Shares will trade at any time. We have not been asked to pass upon, and express no opinion with respect to, any tax or other consequences that may result from the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger. We will receive a fee for our services, a portion of which has been paid, and a portion of which will become payable upon the rendering of this opinion. We will also be entitled to receive a transaction fee if the Merger is consummated. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. In connection with this engagement, we and our affiliates (“Ducera”) provided financial advisory services to the Company and its affiliates. During the two year period prior to the date hereof, no material relationship existed between Ducera and Parent pursuant to which compensation was received by Ducera. We may provide financial or other services to the Company, Parent or their respective affiliates in the future and in connection with any such services we may receive compensation.
In the ordinary course of business, Ducera provides investment banking and other advisory services to a wide range of entities and individuals, domestically and internationally, from which conflicting interests or duties may arise. In the ordinary course of such activities, Ducera may actively trade or otherwise effect transactions, for its own account and for the accounts of its clients, in debt or equity securities, or related derivative securities, or financial instruments (including bank loans or other obligations) of the Company, Parent or their respective affiliates, and accordingly Ducera may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein, is addressed to, and for the information and assistance of, the Board of Directors of the Company in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by the fairness opinion committee of Ducera Securities LLC in accordance with the procedures for opinions as to fairness of Ducera Securities LLC.
This opinion may not be reproduced, summarized or referred to in any public document or given to any other person without our prior written consent; provided, however, if required by applicable law, rule or regulation, this opinion may be included in any disclosure document filed by the Company with the U.S. Securities and Exchange Commission with respect to the Merger; provided, further, that this opinion is reproduced in full, and that any description of, or reference to, Ducera or summary of this opinion in the disclosure document is in a form acceptable to Ducera.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than Shares held by Parent or its Affiliates, Shares held by the Company as treasury stock and Shares held by any Subsidiary of the Company).
Very truly yours,
DUCERA SECURITIES LLC
/s/ Michael A. Kramer

Name:   Michael A. Kramer
Title:   Chief Executive Officer

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within

10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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D63158-TBD

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FTS INTERNATIONAL, INC.

The Board of Directors recommends a vote "FOR" the following proposals:

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D63159-TBD

FTS INTERNATIONAL, INC.
Virtual Special Meeting of Stockholders
[ ] at [ ] Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael J. Doss and Lance Turner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of FTS INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Virtual Special Meeting of Stockholders to be held at [ ] Central Time on [ ], at www.virtualshareholdermeeting.com/FTSI2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side